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Table of Contents1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PRINCIPAL FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of 2020 Annual Meeting
of Shareholders and Proxy Statement

Dear Fellow Shareholders:

You are invited to attend the annual meeting of shareholders on Tuesday, May 19, 2020, at 9:00 a.m., Central Daylight Time. Due to the emerging public health impact of the coronavirus outbreak (i.e., COVID-19) and to support the health and well-being of our shareholders and other stakeholders, we have decided that this year's annual meeting will be a completely virtual meeting of shareholders, which will be conducted solely online via live webcast. You will be able to participate in the annual meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: http://www.meetingcenter.io/210150695. The password for the meeting is PFG2020. There is no physical location for the annual meeting. As we've done in the past, Principal is taking advantage of the Securities and Exchange Commission's rule that allows companies to provide proxy materials for the annual meeting via the Internet to registered shareholders.

The notice of annual meeting and proxy statement provide an outline of the business to be conducted at the meeting. We will also report on the progress of the Company and answer shareholder questions.

We encourage you to read this proxy statement and vote your shares. You may complete, date and sign a proxy or voting instruction card and return it in the envelope provided (if these materials were received by mail) or vote by using the telephone or the Internet. Thank you for acting promptly.

Sincerely,

Daniel J. Houston
Chairman, President and Chief Executive Officer

April 6, 2020

Notice of Annual Meeting of Shareholders

Meeting Date:	Tuesday, May 19, 2020
Time:	9:00 a.m., Central Daylight Time
Location:	This will be a virtual only meeting which you can join at: http://www.meetingcenter.io/210150695 The password for the meeting is PFG2020.

Agenda:

1.
Elect three Directors;

2.
Approve an amended and restated Directors stock plan;

3.
Approve an amended and restated employee stock purchase plan;

4.
Hold an advisory vote to approve the compensation of our named executive officers;

5.
Ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2020; and

6.
Transact such other business as may properly come before the meeting.

The Company has not received notice of other matters that may be properly presented at the annual meeting.

You can vote if you were a shareholder of record on March 25, 2020. It is important that your shares be represented and voted at the meeting. Please vote by any one of the following methods:

Internet	Telephone	Mail

Through the Internet: visit the website noted in the notice of Internet availability of proxy materials shareholders received by mail, on the proxy or voting instruction card, or in the instructions in the email message that notified you of the availability of the proxy materials.	By telephone: call the toll-free telephone number shown on the proxy or voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials.	Complete, sign and promptly return a proxy or voting instruction card in the postage paid envelope provided.

By Order of the Board of Directors

Christopher J. Littlefield
Executive Vice President, General Counsel and Secretary

April 6, 2020

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 19, 2020:

The 2019 Annual Report, 2020 Proxy Statement and other proxy materials are available at
www.principal.com/annualmeeting.

Your vote is important! Please take a moment to vote by Internet, telephone or proxy or voting instruction card as explained in the How Do I Vote sections of this document.

2 2020 Proxy Statement

2020 Proxy Statement 3

Director Qualifications, Director Tenure, Process for Identifying and Evaluating Director Candidates and Diversity of the Board

The Board Nominating and Governance Committee (the "Committee") regularly assesses the expertise, skills, backgrounds, competencies and other characteristics of Directors and candidates for Board vacancies considering the current Board makeup and the Company's existing strategic initiatives, risk factors, and other relevant circumstances. The Committee also assesses Directors' and candidates' personal and professional ethics, integrity, values and ability to contribute to the Board, including current employment responsibilities. In addition to personal attributes, the Board values experience as a current or former senior executive in financial services, in international business, and with financial management or accounting responsibilities. Competencies valued by the Board include strategic and results orientation, comprehensive decision making, risk management and an understanding of current technology issues. The Committee periodically uses an outside consultant to assist with this responsibility, and these assessments provide direction in searches for Board candidates and in the evaluation of current Directors. The Committee reviews the performance of each Director whose term is expiring as part of the determination of whether to recommend his or her nomination for reelection to the Board. Input to this process is also received from the other Directors and management and an outside consultant may be engaged to assist with these reviews. Director performance and capabilities are evaluated against desired characteristics and relevant considerations, including those noted above. Following the Committee's discussion, the outside consultant, if one is used, or the Committee Chair provides feedback to the Directors who were evaluated. The Board annually conducts a self-evaluation regarding its effectiveness, and the Audit, Finance, Human Resources and Nominating and Governance Committees also annually evaluate their respective performance.

All Board members have:

•
Personal character that supports the Company's core value of integrity;

•
Training or experience that is useful to Principal in light of its strategy, initiatives and risk factors; and

•
A demonstrated willingness and ability to prepare for, attend and participate effectively in Board and Committee meetings.

Several current independent Directors have led businesses or major business divisions as Chief Executive Officer ("CEO"), President, or Executive Vice President (Mr. Auerbach, Ms. Bernard, Mr. Dan, Dr. Gelatt, Mr. Hochschild, Mr. Mills, Ms. Nordin, Mr. Pickerell and Ms. Tallett). The following chart shows areas central to the Company's strategy, initiatives and operations for which independent Directors have specific training and executive level experience that assists them in their responsibilities.

4 2020 Proxy Statement

Diversity of the Board is a valued objective, as reflected in the Board's Diversity Policy. Therefore, the Nominating and Governance Committee reviews the Board's needs and diversity, including in terms of age, race, gender, national origin, backgrounds, experiences and areas of expertise, when recruiting new Directors. The current Board reflects these values, for example, in the gender (45% female) and racial (18% African American) composition of independent Directors.

The Board's diversity objective reflects the values of the Company as well. Principal has long been recognized as an exceptional place to work.

•
In 2019, Forbes named Principal one of America's Best Employers;

•
Pensions and Investments placed Principal on its list of Best Places to Work in Money Management for companies with 1,000 or more employees;

•
IDG's Computerworld named Principal one of the 100 Best Places to Work in Information Technology for the 18th year, ranking No. 21;

Principal is consistently recognized for its commitment to fostering a diverse and inclusive environment where employees have the opportunity to thrive, advance, and share their unique perspectives.

•
In 2019, Principal ranked fifth in the nation on Forbes' list of Best Places for Women to Work, after holding the No. 1 spot the previous year;

•
Principal was again named one of Working Mother magazine's 100 Best Companies;

•
Principal was recognized for the 19th time as one of the National Association of Female Executives' Top Companies for Executive Women;

•
Forbes named Principal one of America's Best Employers for Diversity in 2019 and, again, in January 2020;

•
Principal earned a perfect score on the Human Rights Campaign Foundation's Corporate Equality Index, for the fourth and fifth consecutive year, respectively, in 2019 and 2020; and

2020 Proxy Statement 5

•
Principal was recognized as one of the Ethisphere Institute's World's Most Ethical Companies for the sixth consecutive year (and 10th year overall), emphasizing the commitment to leading ethical business standards and practices. Only five companies in the financial services industry earned this distinction in 2020.

•
Principal maintains 13 global Employee Resource Groups in which more than 4,000 employees participate that connect employees based on similar interests or aspects of diversity, including gender equality, LGTBQ+ issues, racial equality, enabling all abilities, and valuing military experience.

And that recognition is not limited to our American operations. Focusing just on our Chilean presence:

•
Principal Chile and Cuprum AFP ("Cuprum") were both recognized by Diario Financerio for their commitment to ethical business and integrity. The awards, given to only 49 companies, are based on an external party's evaluation of business practices and surveys of employees;

•
Cuprum was recognized for the fifth consecutive year with the Merco Talent award, which identifies the top 100 companies in Chile based on 'attracting and retaining talent'. Cuprum's 2019 ranking was 32, up four spots from 2018 ranking of 36; and

•
Principal Chile is one of the 20 most innovative companies in that country, according to a 2019 perception study issued by Best Place to Innovate in conjunction with the Adolfo Ibanez University Business School.

The Board's effectiveness benefits from Directors who have the skills, backgrounds and qualifications needed by the Board and who also increase the Board's diversity. Director tenure and Board refreshment are important topics that receive considerable Board focus. The Board believes that its thorough Director performance reviews and healthy Board refreshment processes better serve Principal and its stakeholders than would mandatory term limits. Strict term limits would require that Principal lose the continuing contribution of Directors who have invaluable insight into Principal and its industry, strategies and operations because of their experience. Nevertheless, Directors' terms must not extend past the annual meeting following their 72nd birthday. The tenure of the independent Directors, following retirements that will occur immediately following the 2020 Shareholders Meeting, is listed below. The average tenure of Principal's independent Directors will be 9.5 years.

The tenure of the Directors, as reflected in the chart above, balances deep knowledge of the Company, its industry and relevant issues, with fresh perspectives and additional expertise, while providing the oversight and independence needed to meet the interests of our shareholders.

Two tenured Directors will retire immediately following our 2020 Annual Shareholders Meeting and an additional three directors will retire over the next five years continuing our process of regularly refreshing the talents and perspectives reflected on our Board.

Communicating with stakeholders including clients, customers, employees, and investors, has always been an important part of how Principal conducts its business. Principal has had in place for some time a formal engagement process with shareholders around matters of corporate governance. These discussions provide us with helpful insight into shareholders' views on current governance topics, which are then discussed with the Nominating and Governance Committee and the full Board. This continuing process regularly supplements relevant communications regarding corporate governance made through the Company's website and by its Investor Relations staff.

The Nominating and Governance Committee will consider shareholder recommendations for Director candidates sent to it c/o the Company Secretary. Director candidates nominated by shareholders are evaluated in the same manner as Director candidates identified by the Committee and search firms it retains. In addition, a shareholder or group of up to 20 shareholders, owning 3% or more of the Company's outstanding common stock ("Common Stock") continuously for at least three years, can nominate director candidates, constituting up to 20% of the Board, in the Company's annual meeting proxy materials.

6 2020 Proxy Statement

Proposal One—Election of Directors

The Board has three classes, each having a three-year term. All of the nominees are currently Directors of Principal. We expect that all the nominees will be able and willing to serve if elected. However, if, prior to the annual meeting of shareholders, any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted at the 2020 Annual Meeting for another person nominated as a substitute by the Board, or the Board may reduce the number of Directors.

The Board of Directors recommends that shareholders vote "For" all the nominees for election at the Annual Meeting.

Nominees for Class I Directors With Terms Expiring in 2023

Jonathan S. Auerbach Age: 57 Director Since: 2019

Committees: Finance, and
Nominating and Governance

 Mr. Auerbach has been Executive Vice President, Chief Strategy, Growth and Data Officer of PayPal, Inc. since 2015. In his role, he leads PayPal's global strategy, data science, business development, and M&A initiatives. Prior to joining PayPal, he was Chief Executive Officer of SingTel's Group Digital Life from 2013-2014 and spent over 26 years with McKinsey & Company serving in a variety of executive roles in Asia and North America, including leading the Asian Telecommunications, Media and Technology Practice, the Singapore Office and Southeast Asia Region, and the North American High-Tech Practice.

 Skills and Qualifications: Mr. Auerbach has executive level experience in international, mergers & acquisitions, strategic planning and technology.

 Education: Bachelor's degree from Dartmouth College, and a B.A. and M.A. from Oxford University.

Jocelyn Carter-Miller Age: 62 Director Since: 1999 (Principal Life), 2001 (the Company)

Committees: Finance (Chair) and
Nominating and Governance

 Public Directorships: Arlo Technologies, Inc. (Audit Committee, Chair of Compensation Committee); Interpublic Group of Companies, Inc. (Audit and Executive Committees, Chair of Corporate Governance Committee)

Former Public Directorships/Past 5 Years: Netgear, Inc. (Audit and Compensation Committees)

 Ms. Carter-Miller has been President of TechEd Ventures since 2005, which specializes in the development and marketing of high performance educational and personal empowerment programming. She was Executive Vice President and Chief Marketing Officer of Office Depot, Inc. from February 2002 until March 2004, with responsibility for the company's marketing for its 846 superstores, contract, catalog and e-commerce businesses in the United States and Canada and operations in 15 other countries. Before joining Office Depot, she was Corporate Vice President and Chief Marketing Officer of Motorola, Inc. with overall responsibility for marketing across its $30 billion revenue base and diverse businesses. She also had general management responsibility while at Motorola for network operations in Latin America, Europe, the Middle East and Africa. Prior to joining Motorola, she was Vice President, Marketing and Product Development at Mattel,  Inc. She serves on non-profit boards and is the Membership Chair for NACD Florida and a former President of the League of Women Voters of Broward County. Ms. Carter-Miller was a 2013 NACD Directorship 100 Honoree, a Savoy Power 300: 2016 Most Influential Black Corporate Directors, and a 2017 Directors & Boards Director to Watch.

 Skills and Qualifications: In addition to her marketing leadership background, Ms. Carter-Miller has executive level experience in brand management, advertising, sales, multinational companies, international operations, talent management, mergers and acquisitions, product development, project management, strategic planning, technology and leadership development and training. She also has passed the certified public accountant exam.

 Education: Bachelor's degree in Accounting from the University of Illinois and an M.B.A. in Finance and Marketing from the University of Chicago.

2020 Proxy Statement 7

Scott M. Mills Age: 52 Director Since: 2016

Committees: Audit, and
Human Resources

 Mr. Mills has been Lead Director since January 2020.

 Mr. Mills has been President of BET Networks since January 1, 2018. Prior to that, he was Executive Vice President and Chief Administrative Officer of Viacom, Inc. from 2015 through 2017 and Executive Vice President of Human Resources and Administration from 2012 to 2015. Prior to that, he was President and Chief Operating Officer of Viacom's BET Networks unit, where he previously served as Chief Financial Officer and President of Digital Media. He worked in investment banking and served as Deputy Treasurer for the City of Philadelphia before joining BET.

 Skills and Qualifications: Mr. Mills has executive level experience in accounting and finance, asset and investment management, executive compensation, talent management financial services, marketing, product development, strategic planning and technology.

 Education: Bachelor's degree in economics from the Wharton School of the University of Pennsylvania.

Continuing Class II Directors With Terms Expiring in 2021

Diane C. Nordin Age: 61 Director Since: 2017

Committees: Audit and
Human Resources

 Public Directorships: Fannie Mae (Audit and Executive Committees, Chair of the Compensation Committee)

 Ms. Nordin was a partner of Wellington Management Company, LLP, a private asset management company, from December 1995 to December 2011, having originally joined Wellington in 1991. Throughout her tenure, Ms. Nordin's responsibilities spanned product management, client relationship management and ultimately the oversight of Wellington's Fixed Income group where she was responsible for approximately 20 investment approaches and 130 investors globally. During her time at Wellington, Ms. Nordin served as Vice Chair of the Compensation Committee and Audit Chair of the Wellington Management Trust Company. Prior to joining Wellington, she worked at Fidelity Investments and Putnam Advisory. Ms. Nordin is Vice Chair, Risk Policy Committee Executive Chair and a Director of Fannie Mae (since 2013) where she also serves on the Audit Committee and chairs the Compensation Committee. Also, she is a director of Antares Capital, where she is Chair of the Compensation Committee (since 2016). She is a governor of the CFA Institute (since 2016) where she is Chair. Ms. Nordin was formerly a Trustee of Wheaton College (2010-2019) where she chaired the Investment Committee and served on the Audit Committee. She formerly served as a Board member, Executive and Compensation Committee member and Investment Committee Chair of the Appalachian Mountain Club. Ms. Nordin also serves on the NY Common Fund Investment Advisory Committee on a pro bono capacity.

 Skills and Qualifications: In addition to her extensive experience in the asset management business, Ms. Nordin has executive level experience in accounting and finance, talent management executive compensation, financial services, international operations, product development, risk management and strategic planning.

 Education: Bachelor's degree from Wheaton College. Ms. Nordin is a Chartered Financial Analyst.

8 2020 Proxy Statement

Roger C. Hochschild Age: 55 Director Since: 2015

Committees: Finance and
Nominating and Governance (Chair)

 Public Directorships: Discover Financial Services

 Mr. Hochschild has been Chief Executive Officer and President of Discover Financial Services since October 1, 2018. Prior to that, he was President and Chief Operating Officer of Discover Financial Services since 2004. He served as the Chief Administrative Officer, Executive Vice President and Chief Strategy Officer of Morgan Stanley from 2001 to 2004, Chief Marketing Officer of Discover Financial Services from 1998 to 2001 and a Senior Executive Vice President of MBNA America Bank from 1994 to 1998. He has been a Director for Chicago Public Media since October of 2016.

 Skills and Qualifications: Mr. Hochschild has executive level experience in asset and investment management, retail consumer services, talent management executive compensation, financial services, marketing, mergers & acquisitions, product development, risk management and strategic planning.

 Education: Bachelor's degree in economics from Georgetown University, and an M.B.A. from the Amos Tuck School at Dartmouth College.

Daniel J. Houston Age: 58 Director Since: 2014

Committees: Executive (Chair)

 Mr. Houston has been Chairman, President and Chief Executive Officer of the Company and Principal Life Insurance Company ("Principal Life") since 2016. Prior to that, he was President and Chief Executive Officer from August 2015—May 2016. He served as President and Chief Operating Officer from November 25, 2014—August 17, 2015. He joined Principal Life in 1984 and had several management positions, being named Senior Vice President in 2006 and President of Retirement and Income Solutions in 2008. He is Chairman of the board of directors of the American Council of Life Insurers and also serves on the boards of the Iowa Business Council, Greater Des Moines Partnership, Employee Benefits Research Institute, Iowa State University Business School Dean's Advisory Council, Partnership for a Healthier America and Community Foundation of Greater Des Moines.

 Skills and Qualifications: Mr. Houston has operational expertise, global awareness, and deep talent leadership skills. During his career with the Company, he has worked in sales, managed numerous businesses and helped lead the transformation of the Company to a global investment management leader. He has extensive operational experience, as well as expertise in risk management, executive compensation, talent management marketing and sales, and mergers and acquisitions.

 Education: Bachelor's of Science degree from Iowa State University.

2020 Proxy Statement 9

Elizabeth E. Tallett Age: 71 Director Since: 1992 (Principal Life), 2001 (the Company)

Committees: Human Resources,
Nominating and Governance, and
Executive

 Public Directorships: Meredith Corporation (Nominating and Governance Committee, and Chair of Compensation Committee), Qiagen, N. V. (Audit and Nominating Committees, and Chair of Compensation Committee), Anthem, Inc. (Board Chair and member of Compensation and Nominating and Governance Committees)

 Ms. Tallett was Lead Director from 2007 until the end of 2019.

 Ms. Tallett was Principal of Hunter Partners, LLC, a management company for early to mid-stage pharmaceutical, biotech and medical device companies, from July 2002 to February 2015. She continues to operate as a consultant to early stage pharmaceutical and healthcare companies. She has more than 30 years' experience in the biopharmaceutical and consumer industries. Ms. Tallett is Chair of the Board of Trustees for Solebury School, PA (not for profit) and a member of the University of Nottingham Sports Board

 Skills and Qualifications: Ms. Tallett's senior management experience includes being President and Chief Executive Officer of Transcell Technologies, Inc., President of Centocor Pharmaceuticals, member of the Parke-Davis Executive Committee, and director of Worldwide Strategic Planning for Warner-Lambert. In addition to her leadership and financial management in pharmaceutical and biotechnology firms, she has executive level experience in multinational companies, international operations, economics, strategic planning, marketing, product development, talent management technology, executive compensation and mergers and acquisitions. Ms. Tallett was named an ODX Outstanding Director by the Financial Times in 2015.

 Education: Bachelor's degree with honors in mathematics and economics from the University of Nottingham in England.

Continuing Class III Directors With Terms Expiring in 2022

Michael T. Dan Age: 69 Director Since: 2006

Committees: Human Resources and
Nominating and Governance

 Mr. Dan was Chairman, President and Chief Executive Officer of The Brink's Company, a global provider of secure transportation and cash management services, from 1999-2011. The Brink's Company had 70,000 employees worldwide, operations in over 100 countries and $3.8 billion in revenue in 2011. Prior to joining Brink's, Mr. Dan served as President of Armored Vehicle Builder, Inc.

 Skills and Qualifications: In addition to leading and being responsible for financial management of Brink's, Mr. Dan has executive level experience in international operations, risk management, talent management, strategic planning, brand management, executive compensation, customer service, marketing and mergers and acquisitions.

Education: Studied business and accounting at Morton College in Cicero, Illinois, and completed the advanced management program at Harvard Business School.

10 2020 Proxy Statement

Sandra L. Helton Age: 70 Director Since: 2001

Committees: Audit (Chair),
Finance, and
Executive

 Public Directorships: OptiNose, Inc. (Chair of Audit Committee), Covetrus Inc. (Chair of Audit Committee, member of Nominating and Governance Committee)

 Former Public Directorships/Past 5 Years: Covance,  Inc.; Lexmark International, Inc.

 Ms. Helton was Executive Vice President and Chief Financial Officer—Telephone and Data Systems,  Inc. ("TDS"), a diversified telecommunications organization that includes United States Cellular Corporation, from 1998 through 2006. In her role, Ms. Helton had responsibility for the Finance, Information Technology, and other corporate functions. Prior to joining TDS, Ms. Helton spent 26 years with Corning Incorporated, where she held engineering, strategy and finance positions, including Senior Vice President and Treasurer from 1991-1997. She also served as Vice President and Corporate Controller of Compaq Computer Corporation from 1997-1998.

 Skills and Qualifications: Ms. Helton has global executive level experience in corporate strategy, finance, talent management, accounting and control, treasury, investments, information technology and other corporate administrative functions, as well as extensive corporate governance experience.

 Education: Bachelor's degree in mathematics, summa cum laude, from the University of Kentucky, and an S.M. from Massachusetts Institute of Technology's Sloan School with double majors in Finance and Planning & Control.

Blair C. Pickerell Age: 63 Director Since: 2015

Committees: Finance and
Nominating and Governance

 Public Directorships: Link Real Estate Investment Trust (Nomination Committee and Chair of the Remuneration Committee); Dah Sing Banking Group Limited (Risk Management and Compliance Committee); First Pacific Company Limited (Finance and Corporate Governance Committees)

 Former Public Directorships/Past 5 Years: Dah Sing Financial Holdings Limited

 Mr. Pickerell served as Head of Asia of Nikko Asset Management from 2010-2014 and Chairman Asia from 2014-2015. From 2007-2010, he was CEO, Asia, at Morgan Stanley Investment Management. He has also served as Chief Executive, Asia Pacific, of HSBC Asset Management and as Chairman of Jardine Fleming Funds.

 Mr. Pickerell's current international service includes memberships on the Supervisory Committee for the Tracker Fund of Hong Kong; on the International Advisory Council of the Faculty of Business and Economics of The University of Hong Kong; and Chairman of the Harvard Business School Association of Hong Kong.

 Skills and Qualifications: In addition to his extensive leadership record in the investment and asset management and financial services industries, Mr. Pickerell has executive level experience in retail consumer, talent management, international, marketing, mergers & acquisitions, product development and strategic planning. He is fluent in Mandarin Chinese.

 Education: Bachelor's and master's degrees from Stanford University and an M.B.A. from Harvard Business School.

2020 Proxy Statement 11

Corporate Governance

The Company's Board and management regularly review best practices for corporate governance and modify our policies and practices as warranted. Our current best practices include:

•
Proxy access for shareholders owning three percent or more of the Company's Common Stock for a minimum of three years;

•
Majority of independent Directors (11 out of 12);

•
All key committees (i.e., Audit, Finance, Human Resources and Nominating and Governance Committees) are composed entirely of independent Directors;

•
Strong independent Lead Director;

•
Director resignation policy if the support of a majority vote of shareholders is not achieved;

•
Policy regarding Directors' service on other public company boards;

•
Board and committee self assessments conducted annually;

•
Director assessment conducted in connection with Director nomination process;

•
Robust stock ownership guidelines for Directors;

•
Board Diversity Policy and a diverse and inclusive Board membership in terms of age, background, experience, gender, ethnicity and tenure;

•
Robust shareholder engagement program to obtain valuable feedback on our compensation and governance programs;

•
Annual review of CEO succession plan by the independent Directors with and without the CEO present;

•
Annual Board review of senior management long-term and emergency succession plans;

•
Multiple executive sessions involving solely independent Directors at each regularly-scheduled Board meeting; and

•
Robust policies and procedures concerning the identification of and monitoring for conflicts of interest across the organization.

Board Leadership Structure

The Board exercises flexibility in establishing a leadership structure that works best for Principal at any given time. Historically, the positions of Chairman of the Board and CEO have been held by two people or combined and held by one person, depending on circumstances. Currently, Daniel J. Houston is the Chairman and CEO. Since 1990, the Board has had a Lead Director because it is important that the independent Directors have a formally acknowledged leader in addition to the Chairman of the Board who leads the Board generally. The Board regularly reviews the effectiveness of this shared leadership. Whether to separate or combine the Chairman and CEO positions is based on factors such as the tenure and experience of the CEO and the broader economic and operating environment of the Company. Principal has separated the roles of Chairman of the Board and CEO during periods of management transition, with the prior Chairman retaining that position as the newly appointed CEO assumes new responsibilities. The Board prefers this flexible approach to a requirement that the positions of Chairman and CEO be combined or separate. Mr. Mills, the Lead Director, was selected by the independent Directors. The Nominating and Governance Committee reviews the appointment of Lead Director annually.

The Lead Director and the Chairman jointly decide on the Board's agenda for each regular quarterly meeting, and the Lead Director seeks input on the agenda from the other independent Directors. The Lead Director and Chairman share the duties of presiding at each Board meeting. The Chairman presides when the Board is meeting as a full Board. The Lead Director presides when the Chairman is not present; plans and leads executive sessions of independent Directors ("Executive Sessions"); leads the Board's annual self-evaluation; calls special Board meetings if the Chairman is unable to act; and leads the Board's CEO succession planning discussions. Executive Sessions generally occur at the start and end of each regularly scheduled Board meeting and were held in conjunction with each regularly scheduled Board meeting during 2019.

12 2020 Proxy Statement

Role of the Board in Risk Oversight

Risk management is an essential component of our culture and business model. Management within our business units and functional areas is primarily responsible for identifying, assessing, monitoring and managing risk exposures. The Company's Enterprise Risk Management program includes a Chief Risk Officer, whose team operates independently from the business units, and an Enterprise Risk Management Committee, composed of members from the executive management team, that provides enterprise wide oversight for material risks. The Company also has a robust internal audit function.

The Board oversees management's execution and performance of its risk management responsibilities. The Board reviews strategic threats, opportunities, and risks Principal and its businesses or functions are managing. This includes oversight of risks such as credit, market, liquidity, product, operational, cybersecurity, reputational and general business risk that are handled directly by the Board or by Board Committees as discussed below:

The Audit Committee:    risk and mitigation related to accounting, financial controls, legal, regulatory, ethics, compliance, operations and general business activities. The Audit Committee also oversees the framework and policies with respect to enterprise risk management.

The Finance Committee:    risk and mitigation related to liquidity, credit, market, product and pricing activities. The Finance Committee also oversees capital management, capital structure and financing, investment policy, tax planning, and key risks associated with significant financial transactions. The Finance Committee also provides guidance to the Human Resources Committee on the appropriateness of Company financial goals used in annual and long-term employee incentive compensation arrangements.

The Human Resources Committee:    risk and mitigation related to the design and operation of employee compensation arrangements to confirm they are consistent with business plans, do not encourage inappropriate risk taking and are appropriately designed to limit or mitigate risk. The Human Resources Committee annually reviews an analysis of the Company's incentive compensation plans to ensure they are designed to create and maintain shareholder value, provide rewards based on the long-term performance of the Company and do not encourage excessive risk. The Human Resources Committee also oversees succession planning and development for senior management.

Nominating and Governance Committee:    risks and mitigation related to the Company's environmental, sustainability and corporate social responsibilities as well as the Company's political contribution activities. The Nominating and Governance Committee also monitors whether the Board and its committees have the collective skills and experience necessary to monitor the risks facing the Principal.

The Chief Risk Officer and other members of senior management provide reports and have discussions with the Board and its committees on our risk profile and risk management activities, including reviews of ongoing adherence to policy, impacts of external events, and how strategy, initiatives, and operations integrate with our risk objectives. The Board also receives input on these issues from external entities such as our independent auditor, regulators and consultants. These activities provide the Board with a greater understanding of the material risks we face, the level of risk in matters presented for Board approval, and how risks are related.

The Board views cybersecurity risk as an enterprise wide concern that involves people, processes, and technology, and accordingly treats it as a Board level matter. It embodies a persistent and dynamic threat to our entire industry and is not limited to information technology. The Board will remain focused on this critical priority by continuing to receive regular reports from the Chief Information Officer, the Chief Information Security Officer, and other professionals to ensure management has established and is proactively maintaining an enterprise wide cyber risk program including necessary policies and controls to manage the risk.

Succession Planning and Talent Development

The Board believes that succession planning for future leadership of the Company is one of its most important roles. The Board is actively engaged and involved in talent management and reviews succession at least annually. This includes a detailed discussion of our global leadership and succession plans with a focus on CEO succession planning as well as succession planning for all key executive positions. In addition, the Human Resources Committee regularly discusses the talent pipeline for critical roles at a variety of organizational levels, including CEO. A comprehensive review of executive talent, including assessments by an independent consulting firm, determines participants' readiness to take on additional leadership roles and identifies the developmental and coaching opportunities needed to prepare them for greater responsibilities. High potential leaders are given

2020 Proxy Statement 13

exposure and visibility to Board members through formal presentations and informal events and the Human Resources Committee also receives regular updates on key talent indicators for the overall workforce, including diversity, recruiting and development programs. In addition, the Company has an emergency succession plan for the CEO that is reviewed by the Board annually.

Majority Voting

In uncontested Director elections, Directors are elected by the majority of votes cast. If an incumbent Director is not elected and no successor is elected, the Director must submit a resignation to the Board, which will decide whether to accept the resignation. The Board's decision and reasons for its decision will be publicly disclosed within 90 days of certification of the election results.

Director Independence

The Board determines at least annually whether each Director is independent, using its independence standards in these determinations. These independence standards include the Nasdaq standards for independence and are on the Company's website, www.principal.com. The Board considers all commercial, banking, consulting, legal, accounting, charitable, family and other relationships (either individually or as a partner, shareholder or officer of an organization) a Director may have with the Company and its subsidiaries. The Board most recently made these determinations for each Director in February 2020, based on:

•
A review of relationships and transactions between Directors, their immediate family members and other organizations with which a Director is affiliated and the Company, its subsidiaries or executive officers;

•
Questionnaires completed by each Director regarding any relationships or transactions that could affect the Director's independence;

•
The Company's review of its purchasing, investment, charitable giving and other records; and

•
Recommendations of the Nominating and Governance Committee.

The Board affirmatively determined that the following Directors have no material relationship with the Company and are independent: Mr. Auerbach, Ms. Bernard, Ms. Carter-Miller, Mr. Dan, Dr. Gelatt, Ms. Helton, Mr. Hochschild, Mr. Mills, Ms. Nordin, Mr. Pickerell and Ms. Tallett. The Board also determined that all current members of the Audit, Finance, Human Resources and Nominating and Governance Committees are independent. No Director other than Mr. Houston has been employed by the Company at any time.

Some Directors have categorically immaterial relationships and transactions with Principal:

•
Ms. Bernard, Dr. Gelatt, Ms. Helton, Mr. Pickerell and Ms. Tallett are customers of the Company's subsidiaries. Prior to the Demutualization (see page 71), Directors were required to own an insurance policy or annuity contract issued by Principal Life. All insurance policies, annuity contracts and agreements for trust services held by Directors are on the same terms and conditions as those offered to the public.

•
The Gelatt family companies (Dr. Gelatt is the CEO) and an affiliated trust own insurance and pension products issued by Principal Life.

•
Ms. Bernard, Ms. Nordin, Mr. Pickerell and Ms. Tallett are directors, and Messrs. Auerbach, Hochschild and Mills are executive officers of for-profit entities, and Dr. Gelatt is a Director of a not for profit entity, with which the Company's subsidiaries conduct ordinary commercial transactions.

Certain Relationships and Related Party Transactions

As of December 31, 2019, the Vanguard Group, Inc. managed funds holding in the aggregate 11.24% of the Company's Common Stock. During 2019 Principal Shareholder Services, Inc. paid Vanguard $55,247 for sub-transfer agent services. During 2019, Vanguard paid $966,694 in rent for lease of space to a borrower of the Principal Life general account. Principal Life and affiliates hold, or manage accounts holding, securities issued by Vanguard funds. Vanguard provides mutual fund distribution services pursuant to a contract with Principal Funds Distributors, Inc. ("PFD"), for which PFD paid vanguard $133,314 in 2019.

As of December 31, 2019, BlackRock, Inc. (together with its affiliates "BlackRock") and certain subsidiaries collectively owned or managed funds holding in the aggregate 8.4% of the Company's common stock. During 2019, Principal Global Investors, LLC paid BlackRock Fund Advisors $1,934,629 in management fees associated with the

14 2020 Proxy Statement

Principal Funds, Inc. In 2019, Principal affiliates paid BlackRock $3,008,133 for fees in connection with the use of, and services and consulting furnished in connection with, the Aladdin system. Principal Life and affiliates hold, or manage accounts holding, securities issued by BlackRock, Inc. BlackRock affiliates manage investment funds in which affiliates of the Company invest for their own or managed accounts.

Nippon Life Insurance Company ("Nippon Life"), which held approximately 6.3% of the Company's Common Stock at the end of 2019, is the parent company of Nippon Life Insurance Company of America ("NLICA"). Nippon Life, NLICA and Principal Life have had business relationships for more than 20 years. In 2019, Nippon Life and NLICA paid the following amounts to Principal Life or its affiliates: $242,636 for pension services for defined contribution plans maintained by NLICA and an affiliate (mostly paid by plan participants); $1,250 for deferred compensation plan services; and $8,589,699 for investment services. The Company owns approximately three percent of the common stock of NLICA and Principal Life purchased public bonds with a market value at the end of 2019 of $63,737,500 during Nippon Life's $2 billion public issuance in October of 2012. NLI US Investments, Inc. ("NLI"), owns approximately 19.80% of Post Advisory Group, LLC ("Post"), an affiliate of the Company. During 2019, Post paid NLI an aggregate of $4,563,760 in dividends. Due to the longstanding relationship between Nippon and Principal Life, Nippon employees occasionally train on-site at Principal Life or at one of its affiliates. During 2019, Principal Life paid Nippon Life $134,996 in salary reimbursements in connection with these situations. A Principal affiliate in Japan paid Nippon Life $3,304 for administration of its defined contribution plan. Principal affiliates hold, and manage accounts holding, securities issued by Nippon Life, and Nippon Life invests in funds managed by Principal affiliates.

Dwight Soethout, Vice President—Finance, is the spouse of Deanna D. Strable-Soethout, Executive Vice President and Chief Financial Officer. Mr. Soethout has been an employee of the Company since 1993. In 2019, he received approximately $599,641 in base salary, annual bonus and long-term incentive compensation from Principal Life. His compensation is commensurate with that of his peers. His employment and compensation were approved by the Human Resources Committee.

The Company maintains robust policies and procedures for the identification and monitoring of arrangements with related parties. The Nominating and Governance Committee or its Chair must approve or ratify all transactions with related parties that are not preapproved by or exempted from the Company's Related Party Transaction Policy (the "Policy"). At each quarterly meeting, the Committee reviews transactions with related parties and ratifies any transaction that is subject to the Policy if it determines it is appropriate and may attach conditions to that approval. Transactions involving employment of a relative of an executive officer or Director must be approved by the Human Resources Committee. The Company's Related Party Transaction Policy may be found at www.principal.com.

Board Meetings

The Board held 11 meetings in 2019, five of which were two day, in person meetings. No Director then in office attended less than 75% of the aggregate of the meetings of the Board and the committees of which the Director was a member. While Director attendance is not mandatory, the Company's annual shareholder meeting is scheduled on a date that coindices with a regularly-scheduled quarterly Board Meeting. In 2019, all Directors save one attended the annual shareholders meeting in person.

Global Corporate Code of Conduct

Each Director and officer of the Company has certified they comply with Principal's Global Code of Conduct, the foundation for ethical behavior across the organization. The Code is available at investors.principal.com/investor-relations/our-business/corporate-governance/default.aspx.

Board Committees

Only independent Directors may serve on the Audit, Human Resources and Nominating and Governance Committees. The Committees review their charters and performance annually. Committee charters of the Audit, Finance, Human Resources and Nominating and Governance Committees are available on the Company's website, www.principal.com.

2020 Proxy Statement 15

Membership and responsibilities of each of the Board Committees:

Committee	Responsibilities	Members (*Committee Chair)	Meetings Held in 2019

Audit

•

Appointing, terminating, compensating and overseeing the Company's independent auditor and selecting the lead audit partner;

•

Reviewing and reporting to the Board on the independent auditor's activities;

•

Approving all audit engagement fees and preapproving compensation of the independent auditor for non-audit engagements, consistent with the Company's Auditor Independence Policy;

•

Reviewing internal audit plans and results;

•

Reviewing and reporting to the Board on accounting policies and legal and regulatory compliance;

•

Reviewing the Company's policies on risk assessment and management.

•

All members of the Audit Committee are financially literate and are independent, as defined in the Nasdaq listing standards, and Ms. Helton is a financial expert, as defined by the Sarbanes-Oxley Act.

		Betsy Bernard[1] C. Daniel Gelatt[2] Sandra L. Helton* Scott Mills Diane C. Nordin	8

Human Resources

•

Evaluating the performance of the CEO and determining his compensation relative to his goals and objectives;

•

Approving compensation for all other officers of the Company and Principal Life at the level of Senior Vice President and above ("Executives");

•

Approving employment, severance or change of control agreements and perquisites for Executives;

•

Overseeing Executive development and succession planning;

•

Overseeing our global inclusion strategy;

•

Approving employee compensation policies for all other employees;

•

Approving equity awards;

•

Administering the Company's incentive and other compensation plans that include Executives;

•

Acting on management's recommendations for broad based employee pension and welfare benefit plans;

•

Reviewing compensation programs to confirm that they encourage management to take appropriate risks; discourage inappropriate risks and act consistently with the Company's business plan, policies and risk tolerance.

		Betsy Bernard*[1] Michael T. Dan C. Daniel Gelatt[2] Scott M. Mills Diane C. Nordin Elizabeth E. Tallett*[3]	7

Nominating and Governance	• Recommends Board candidates, Board committee assignments and service as Lead Director; • Reviews and reports to the Board on Director independence, performance of individual Directors, process for the annual self evaluations of the Board and its performance and committee self evaluations, content of the Global Code of Conduct, Director compensation, and the Corporate Governance Guidelines; • Reviews environmental and corporate social responsibility matters as well as the Company's political contribution activities.	Jonathan S. Auerbach Jocelyn Carter-Miller Michael T. Dan Roger C. Hochschild* Blair C. Pickerell Elizabeth E. Tallett	4

1
Until May 18, 2020

2
Until May 19, 2020

3
Effective May 18, 2020

16 2020 Proxy Statement

Committee	Responsibilities	Members (*Committee Chair)	Meetings Held in 2019

Finance

•

Assists the Board with financial, investment and capital management policies;

•

Reviews capital structure and plans, significant financial transactions, financial policies, credit ratings, matters of corporate finance, including issuance of debt and equity, shareholder dividends, proposed mergers, acquisitions and divestitures; Reviews and provides guidance on financial goals;

•

Oversees investment policies, strategies and programs; Reviews policies and procedures governing the use of financial instruments including derivatives; and assists the Board in overseeing and reviewing information regarding enterprise financial risk management, including the policies, procedures and practices to manage liquidity, credit market, product and pricing risks and tax planning.

		Jonathan S. Auerbach Jocelyn Carter-Miller* Sandra L. Helton Roger C. Hochschild Blair Pickerell	8

Executive	Acts on matters delegated by the Board which must be approved by its independent members. Has the authority of the Board between Board meetings unless the Board has directed otherwise or as mandated by law and in the By Laws.	Betsy J. Bernard[1] Sandra L. Helton Daniel J. Houston* Elizabeth E. Tallett	None

Environmental, Social & Sustainability

Doing what matters most for our global community

Principal aims to provide not only positive financial outcomes for our clients and customers, but also positive outcomes for the communities in which we operate across the globe. Our commitment means we will invest, conserve, volunteer and lead responsibly and sustainably to help realize the promise of a better future. For example, we are humbled to have been named a Most Ethical Company by the Ethisphere Institute for the tenth year in 2020.

A full review of Principal's environmental, social and governance ("ESG") practices can be found in our Corporate Social Responsibility Report available on www.principal.com. A summary is below:

Giving back:    Helping people is an important part of the Principal culture. Our employees, along with the Principal Financial Group Foundation, work together to give back, with a focus on supporting people's progress toward long-term financial security. Over the next five years, our goal is to reach 50,000 persons, ages 15-30, around the world and help them earn and save more. In addition, 70% of grants are financial security-focused, supporting professional skill-building or access to savings, credit-building and financial coaching.

Highlights of recent developments and results include:

•
Annually, Principal Foundation contributes more than $15 million through grants, employee and match giving, sponsorships, pro bono and in-kind donations. More than 1,500 organizations in 450 communities around the world benefit from our local action.

•
We've raised $23 million over 13 years in support of 130,000 Iowa children each year through our sponsorship of the Principal Charity Classic, an annual PGA TOUR Champions event.

•
Principal employees numbering in excess of 2,760 logged 56,611 volunteer hours in 2019.

•
The Principal Foundation in 2019 launched a financial security collaborative powered by employees; this effort will focus on improving financial security for underserved working individuals.

•
Principal Asset Management (Indonesia) was featured in "66 People and Organizations Moving Social Entrepreneurship and Impact Investment in Indonesia" published by Angel Investor Network Indonesia, in recognition of the Principal Philanthropy Social Impact Bond Fund. The fund invites investors to donate their returns to selected social organizations that pursue social and environmental causes aligned with the United Nations' Sustainable Development Goals;

2020 Proxy Statement 17

Sustaining the environment:    Principal works to reduce our corporate environmental impact while engaging our employees, stakeholders, and supply chain through awareness initiatives. Our results include:

•
We are on track to exceed our goal to have reduced, by the end of 2020, our direct and indirect greenhouse gas emissions from Principal-owned sources by 30% compared to a 2010 baseline.

•
We recycled 87% of the materials removed during a recent multi-year corporate campus renovation.

•
We supported our employees' grassroots efforts keeping more than 8,960 pounds of electronics, plastic bags and paper out of landfills in 2018 and more than 4,914 pounds of those materials in 2019.

•
We composted or donated 142,674 pounds of food from our corporate campus cafes in 2019, compared to 75,443 pounds in 2018.

•
Three of our corporate campus buildings are LEED Certified, and two others are in the certification process.

•
Principal maintained a score of A- for the seventh year in a row on the CDP (formerly known as the Carbon Disclosure Project) questionnaire for the 2019 disclosure cycle.

Investing responsibly:    Our flagship asset management affiliate, Principal Global Investors ("PGI"), integrates ESG investing principles into its approach to portfolio management across asset classes, and PGI's signatory status to the United Nations sponsored Principles for Responsible Investment gives us a voice in defining and shaping the ongoing global ESG discussion. Our ESG integration approach is determined by the specific boutique investment process and asset class. We want to highlight here the ESG approaches taken by four of our asset management affiliates, PGI, Principal Global Equities ("PGE"), Principal Global Fixed Income, and Principal Real Estate Investors. As a result of its efforts, PGI received an A grade relative to the Principles for Responsible Investment following an assessment of its 2019 ESG investment practices.

Our equity securities investment management group, PGE, centers its ESG commitment on the fiduciary responsibility owed to clients to act in their long-term interests. PGE has over a decade of custom socially responsible and faith-based mandates for $3.1 billion of assets under management. PGE works beyond the nominal score to incorporate qualitative assessment of risk factors and change catalysts and the use of analytical tools to increase the understanding of risks and issues, in order to report ESG trends for our clients.

Managed appropriately, we believe ESG integration contributes to enhanced long-term returns and reduced risks. Consistent with our overall investment philosophy, our ESG approach focuses on fundamental change. It is embedded directly within our research process in assessing the fundamental attributes of companies. Our focus is not limited to companies that rate highly according to third-party research providers, but rather companies that are demonstrating a commitment to improvement. In short, we encourage companies to always strive to be better versions of themselves. Our focus and commitment can therefore be summarized by our guiding purpose: By encouraging corporations to be leaders on sustainability through better long-term stewardship of human, natural and financial resources, we play an active role in the betterment of society.

Our fixed income investment affiliate, Principal Global Fixed Income, integrates ESG into all levels of the investment process. Investment analysts supplement their fundamental research with insights from ESG research providers including MSCI and ISS. The group manages nearly $3.9 billion of assets in socially responsible mandates. Principal Global Fixed Income creates client-defined ESG portfolios by eliminating assets specified by a client and by:

•
Assigning a specific ESG signal for each issuer in their field and discussing any concerns about ESG issues during meetings with the issuer's corporate management teams; responses are incorporated into the assessment of the issuer's outlook and potential for inclusion in a client portfolio.

•
Assigning an explicit numeric ESG score which is factored into the "fundamentals" component of a "fundamentals, technical, and valuations" framework, and accounts for 10% of that score.

Our real estate asset management affiliate, Principal Real Estate Investors, uses a unique ESG framework called the Pillars of Responsible Property Investing ("PRPI") initiative to help drive asset management and fiduciary governance. PrinREI strives to deliver positive financial and environmental results for 165 assets totaling more than 34.6 million square feet of real estate with a gross asset value of approximately $11.1 billion. The Principal Real Estate Investors Responsible Property Investing Policy covers all phases of the real estate investment lifecycle and guides PrinREI's approach to real estate investment, management, and lending efforts.

18 2020 Proxy Statement

The PRPI philosophy integrates ESG within every aspect of Principal Real Estate Investor's investment process for these assets, as follows:

•
Acquisitions and development: All potential investments undergo a formal review that includes the following ESG considerations: utility performance, certifications, sustainability programs and policies, and climate risk and resilience features.

•
Operations and management: Assets are continuously monitored to identify and capitalize on ESG value-creation opportunities and risk reduction efforts. For example, properties participating in the PRPI initiative are required to track utility performance on a monthly basis, implement operational best practices, and engage tenants in building-level sustainability efforts. We completed a climate risk assessment pilot program to strengthen our ability to identify and manage portfolio-level and property-level resilience strategies while aligning with Task Force on Climate-related Financial Disclosures recommendations. As a result, we created property-level guidance to help our assets improve resilience to identified climate risks from the assessment. Finally, our appraisal scope requires the review and valuation of high-performance and energy-efficient attributes of properties.

•
Dispositions: Principal Real Estate Investors discloses and promotes building-level sustainability attributes to potential buyers, including historical utility performance data.

•
Lending: Principal Real Estate Investors has integrated lending into our responsible property investing policy, tracks asset sustainability attributes, monitors exposure to natural hazards, and maintains a debt working group to foster improved ESG performance in lending activities.

    Principal Real Estate Investors recent achievements include (all as of the fourth quarter of 2019):

    •
    16.8% energy savings in the PRPI portfolio since 2008, avoiding over $64.1 million in energy costs.

    •
    44 ENERGY STAR certified buildings in the PRPI portfolio.

    •
    45 LEED certified buildings in the PRPI portfolio.

    •
    87% of the office portfolio managed by Principal Real Estate Investors is green certified (LEED/ENERGY STAR/BOMA 360/IREM).

    •
    Named a 2019 ENERGY STAR Partner of the Year, Sustained Excellence award winner.

    •
    Two participating private funds received 4-Star designations from GRESB (formerly known as the Global Real Estate Sustainability Benchmark) in 2019.

    •
    Received an A+ from the Principles for Responsible Investment Direct Property Module in 2019.

Advancing a culture of inclusion:    We define "diversity" as "everything that I am and everything that I am not". It is a broad range of distinctions that makes us dependent on one another and better together. We define "inclusion" as a deep sense of belonging or feeling at home. Diversity and Inclusion is valuing everyone's perspective and winning together. We welcome, value, and embolden people to be their best selves. Our global inclusion effort manifests itself in a variety of ways, including nearly a dozen active employee resource groups, inclusive environments, Board diversity, and recruitment of world class talent. Recent highlights include:

•
Women and minorities comprise 55% of the independent members of our Board.

•
Ranked No. 5 on Forbes 2019 list of America's Best Employers for Women.

•
Earned the 2019 Military Friendly Employer designation by Victory Media.

•
Named one of the 2019 National Association for Female Executives Top Companies for Executive Women, the 18th time that Principal has been so honored.

•
Named one of the 2019 Working Mother 100 Best Companies for Women, the 17th consecutive year in which Principal has received this award.

•
Named among America's top companies for lesbian, gay, bisexual and transgender (LGBT) equality, by earning a perfect 100 percent score on the Human Rights Campaign Foundation's Equality Index (CEI) in 2019 and 2020.

•
Named one of the World's Most Ethical Companies for the ninth time by Ethisphere Institute (2019).

•
Named among the best places to work by Pensions & Investments annual survey of "Best Places to Work in Money Management" (2019).

2020 Proxy Statement 19

•
Named one of America's Most Just Companies by Forbes and JUST Capital (2020).

Promoting diversity among suppliers:    We set high standards not only for our company, but also for our suppliers and partners. Our Supplier Diversity Program seeks qualified businesses to help meet current and future business needs. Principal is affiliated with a number of supplier diversity organizations to provide these connections, including: Women's Business Enterprise National Council, National Minority Supplier Development Council, United States Hispanic Chamber of Commerce, U.S. Pan Asian American Chamber of Commerce, National Gay & Lesbian Chamber of Commerce, National Veteran Owned Business Association, U.S. Business Leadership Network Disability Supplier Diversity Program, and Financial Services Roundtable for Supplier Diversity.

20 2020 Proxy Statement

Directors' Compensation

Directors serve on the Boards of the Company, Principal Life and Principal Financial Services, Inc. Directors who are also employees do not receive any compensation for their service as Directors. The Company provides competitive compensation to attract and retain high quality non-employee Directors. A substantial proportion of non-employee Director compensation is provided in the form of equity to help align such Directors' interests with the interests of shareholders.

The non-employee Director compensation program is reviewed annually. The Nominating and Governance Committee uses the Board's independent compensation consultant for this purpose. During 2019, Compensation Advisory Partners conducted an annual comprehensive review and assessment of Director compensation. The Company targets non-employee Director compensation at approximately the median of the peer group used for Executive compensation comparisons ("Peer Group") (see pages 39-40), which aligns with its Executive compensation philosophy. As a result of Compensation Advisor Partners November 2019 review and the Committee's discussion, Director compensation was changed effective November 25, 2019. These changes position Directors at the median of compensation within Principal's Peer Group.

Effective November 25, 2019

Annual Cash Retainers(1)

- Board	$110,000

- Audit Committee Chair	$35,000

- Human Resources Committee Chair	$25,000

- Finance Committee Chair	$25,000

- Nominating & Governance Committee Chair	$25,000

- Other Committee Chairs	$10,000

- Lead Director	$50,000

Annual Restricted Stock Unit Retainer(2)	$165,000

(1)
Paid in two semiannual payments, in May and November, on a forward-looking basis.

(2)
Grants are made at the time of the annual meeting.

Fees Earned by Non-Employee Directors in 2019

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total

Jonathan S. Auerbach	$74,048	$111,959	$186,007

Betsy J. Bernard	$127,500	$164,964	$292,464

Jocelyn Carter-Miller	$127,500	$164,964	$292,464

Michael T. Dan	$105,000	$164,964	$269,964

C. Daniel Gelatt Jr.	$105,000	$164,964	$269,964

Sandra L. Helton	$132,500	$164,964	$297,464

Roger C. Hochschild	$117,500	$164,964	$282,464

Scott M. Mills	$134,857	$164,964	$299,821

Diane C. Nordin	$105,000	$164,964	$269,964

Blair C. Pickerell	$105,000	$164,964	$269,964

Elizabeth E. Tallett	$122,643	$164,964	$287,607

(1)
These amounts reflect the grant date fair value of awards made in 2019 determined in accordance with FASB Accounting Standards Codification ("ASC") Topic 718. These awards do not reflect actual amounts realized or that may be realized by the recipients. While the 2014 Director Stock Plan (which was approved by shareholders) allows some discretion in determining the dollar value of RSUs that may annually be awarded, it imposes a maximum limit of $230,000 ($500,000 for an Independent Chairman) on the size of the annual award that may be made, as does the 2020 Director Plan shareholder approval of which is being sought by this proxy statement (see pages 24-28).

2020 Proxy Statement 21

Non-Employee Directors' Deferred Compensation Plan

Non-employee Directors may defer the receipt of their cash compensation under the Deferred Compensation Plan for Non-Employee Directors of Principal Financial Group, Inc. This Plan has four investment options, each option represents "phantom" units tied to the following:

•
The Company's Common Stock;

•
The Principal LargeCap S&P 500 Index Fund (R5 share class);

•
The Principal Real Estate Securities Fund (R5 share class); and

•
The Principal Core Plus Bond Fund (R5 share class).

The returns realized on these funds during 2019 were (parenthesized information indicates share class):

Investment Option	1 Year Rate Of Return (12/31/2019)
Principal Financial Group, Inc. Employer Stock Fund	29.45%

Principal LargeCap S&P 500 Index Fund (R5)	30.98%

Principal Real Estate Securities Fund (R5)	30.92%

Principal Core Plus Bond Fund (R5)	9.67%

Restricted Stock Unit Grants

Non-employee Directors receive an annual grant of Restricted Stock Units ("RSUs") under the Principal Financial Group, Inc. 2014 Directors Stock Plan. RSUs are granted at the time of the annual meeting, vest at the next annual meeting and are deferred at least until the date the Director leaves the Board. At payout, the RSUs are converted to shares of Common Stock. Dividend equivalents become additional RSUs, which vest and are converted to Common Stock at the same time and to the same extent as the underlying RSU. The Nominating and Governance Committee has the discretion to make a prorated grant of RSUs to Directors who join the Board at a time other than at the annual meeting. While the 2014 Director Stock Plan (which was approved by shareholders) allows some discretion in determining the dollar value of RSUs that may annually be awarded, it imposes a maximum limit of $330,000 ($500,000 for an Independent Chairman) on the size of the annual award that may be made. This same limit is employed by the 2020 Director Plan, shareholder approval of which is being sought by this proxy statement.

As of December 31, 2019, each non-employee Director had the following aggregate number of outstanding RSUs, including additional RSUs received as the result of dividend equivalents:

Director Name	Total RSUs Outstanding Fiscal Year End 2019 (Shares)

Jonathan S. Auerbach	1,955

Betsy J. Bernard	51,410

Jocelyn Carter-Miller	53,683

Michael T. Dan	27,298

C. Daniel Gelatt	56,903

Sandra L. Helton	51,410

Roger C. Hochschild	15,065

Scott M. Mills	10,916

Diane C. Nordin	7,200

Blair C. Pickerell	13,781

Elizabeth E. Tallett	56,341

22 2020 Proxy Statement

Other Compensation

Principal Life matches charitable gifts up to $16,000 per non-employee Director per year. These matching contributions are available during a Director's term and the following three years. Principal Life receives the charitable contribution tax deductions for the matching gifts.

Directors are reimbursed for travel and other business expenses they incur while performing services for the Company. When Directors' spouses/partners accompany them to the annual Board strategic retreat, Principal pays for some of the travel expenses and amenities for Directors and their spouses/partners, such as meals and social events. Directors are also covered under the Company's Business Travel Accident Insurance Policy and Directors' and Officers' insurance coverage. In 2019 the total amount of perquisites provided to non-employee Directors was less than $10,000 per Director.

Directors' Stock Ownership Guidelines

To encourage Directors to accumulate a meaningful ownership level in the Company, the Board has had a "hold until retirement" stock ownership requirement since 2005. All RSU grants must be held while a Director is on the Board and may only be converted to Common Stock when the Director's Board service ends. The Board has a guideline that Directors own interests in Common Stock equal to five times the annual Board cash retainer within five years of joining the Board. Directors have been able to achieve this level of ownership through the RSU hold until retirement requirement. Once this guideline is met, Directors do not need to buy additional stock if the guideline is no longer met due to a reduction in stock price, if the Director's ownership level is not reduced because of share sales.

Audit Committee Report

The Audit Committee oversees the Company's financial reporting process. Company management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Committee reviewed with management the audited financial statements for the fiscal year ended December 31, 2019 and discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee discussed with Ernst & Young LLP, the Company's independent auditor, the matters required to be discussed by the applicable Public Company Accounting Oversight Board ("PCAOB") standards. These standards require the independent auditor to communicate (i) the auditor's responsibility under standards of the PCAOB; (ii) an overview of the planned scope and timing of the audit; and (iii) significant findings from the audit, including the qualitative aspects of the entity's significant accounting practices, significant difficulties, if any, encountered in performing the audit, uncorrected misstatements identified during the audit, other than those the auditor believes are trivial, if any, any disagreements with management, and any other issues arising from the audit that are significant or relevant to those charged with governance.

The Committee received from Ernst & Young LLP, the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent auditor's communications with the Committee concerning independence. The Committee has discussed with Ernst & Young LLP its independence and Ernst & Young LLP has confirmed in its letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the Securities and Exchange Commission (SEC). The Committee has also approved, subject to shareholder ratification, the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2020.

In determining whether to reappoint Ernst & Young LLP as the Company's independent auditor, the Audit Committee annually conducts a formal evaluation that takes into consideration a variety of factors, including the firm's tenure; the firm's independence, and its processes and controls for maintaining that independence; the firm's

2020 Proxy Statement 23

local, national, and global presence; the quality, consistency, effectiveness, and timeliness of the firm's communications with the Audit Committee and business areas; management's evaluation of the firm; data related to audit quality and performance, including recent PCAOB inspection reports; and the appropriateness of the firm's fees.

In accordance with SEC rules, the lead or concurring audit partner for the Company may not serve in that role for more than five consecutive fiscal years. The Audit Committee ensures the regular rotation of the audit engagement team partners as required by law.

The Committee does not have the responsibility to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of the Company's independent auditor and management. In giving our recommendation to the Board, the Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company's independent auditor with respect to such financial statements.

Sandra L. Helton, Chair
Betsy J. Bernard
C. Daniel Gelatt
Scott M. Mills
Diane C. Nordin

PROPOSAL TWO—APPROVAL OF THE AMENDED AND RESTATED PRINCIPAL FINANCIAL GROUP, INC. DIRECTORS STOCK PLAN

Introduction

The Board believes that encouraging stock ownership by non-employee directors through the use of stock-based incentive compensation both aligns such directors' economic interests with those of shareholders and assists the Board in attracting and retaining qualified directors.

The number of shares authorized for issuance under the Principal Financial Group, Inc. 2014 Directors Stock Plan (the "2014 Director Plan") was intended to provide the basis for making grants for a period of several years, with the expectation and understanding that the Company would seek the approval of shareholders to make additional awards at an appropriate time. Based on the success the Company has achieved in using stock based awards, the Board believes that it continues to be appropriate to have the ability to grant stock options, restricted stock and restricted stock units to non-employee directors, as is authorized under the 2014 Director Plan (although the Board believes there should be some modification to the manner in which such awards are made). Accordingly, the Nominating and Governance Committee has recommended, and the Board has adopted, subject to shareholder approval, the Amended and Restated Principal Financial Group, Inc. Directors Stock Plan (the "2020 Director Plan").

Upon approval of the 2020 Director Plan by shareholders, no new grants will be made under the 2014 Director Plan, although shares remaining available for grant under the 2014 Director Plan will become available for grant under the 2020 Director Plan. However, in the event that shareholders do not approve the 2020 Director Plan at the 2020 Annual Meeting, the Nominating and Governance Committee will continue to grant awards under the 2014 Director Plan.

The Board of Directors recommends that shareholders vote "for" approval of the 2020 Director Plan.

 Summary of the 2020 Director Plan

The following summary of the 2020 Director Plan is qualified in its entirety by reference to the complete text of the 2020 Director Plan, which is attached to this proxy statement as Appendix A.

Shares Available for Issuance

Subject to adjustment upon the occurrence of certain events described below, a maximum of 160,000 shares, plus any shares of Common Stock remaining available for grant under the 2014 Director Plan at the date the

24 2020 Proxy Statement

shareholders approve the 2020 Director Plan, may be issued under the 2020 Director Plan in respect of annual and discretionary stock based awards. Authorized but unissued shares or treasury shares may be used to satisfy awards under the 2020 Director Plan.

Shares subject to awards under the 2020 Director Plan or the 2014 Director Plan that have lapsed, are forfeited or cancelled or are settled without the issuance of stock, in each case after the effective date of the 2020 Director Plan, will be available for awards under the 2020 Director Plan. This includes shares that are withheld from an award to satisfy the participant's tax obligations. Additionally, shares owned by participants that are delivered to the Company to pay all or a portion of the exercise price of any award will also be available for awards under the 2020 Director Plan.

If the Nominating and Governance Committee determines that any stock dividend, stock split, recapitalization, merger, consolidation, combination, spin off, distribution of assets to shareholders (other than ordinary cash dividends), exchange of shares, or other similar corporate event affects the shares, then the Nominating and Governance Committee shall make such equitable adjustments in the number and kind of shares which may thereafter be awarded or optioned under the 2020 Director Plan, the number and kind of shares subject to outstanding options and awards and the respective grant or exercise prices as it determines to be appropriate.

Annual Grants and Discretionary Grants

The 2020 Director Plan provides for a level of annual grants having a value not to exceed $165,000 to be made to each non-employee director in the form of restricted stock units. The 2020 Director Plan also authorizes the Nominating and Governance Committee to make additional grants in its discretion which may be in the form of restricted stock, restricted stock units, stock options and other stock-based awards. However, the 2020 Director Plan provides that in no event shall the value of awards granted to any eligible director in any year by reason of the exercise of any discretionary authority afforded the Nominating and Governance Committee under the 2014 Director Plan or the 2020 Director Plan (including the authority to increase the value of the standard annual grant) exceed $330,000 (or, in the case of any participant who is serving as the Chairman of the Board and who is not an employee of the Company, $500,000). This limit applies to grants that are made in addition to the stated annual grant value of $165,000 permitted under the 2020 Director Plan. Each of the 9 non-employee directors expected to continue serving on the Board after the Annual Meeting will be eligible to receive awards under the 2020 Director Plan.

Annual Grants.    Effective immediately following each annual meeting of shareholders occurring when the 2020 Director Plan is in effect (including the 2020 Annual Meeting), each non-employee director then in office will receive an annual grant comprised of restricted stock units having a value of approximately $165,000 (or such greater or lesser amount as the Nominating and Governance Committee shall determine from time to time). Under the 2020 Director Plan, there will be no annual stock option grants to any non-employee directors, consistent with the terms of the 2014 Director Plan.

If a person becomes a non-employee director after the effective date of the 2020 Director Plan and other than on the date of an annual meeting of shareholders, it is expected that such non-employee director shall receive a pro rata award, based on the dollar value used to determine the grant of restricted stock units under the 2020 Director Plan immediately following the last shareholder meeting, for the period of such person's expected service through the next annual shareholder meeting. For purposes of the 2020 Director Plan, the Nominating and Governance Committee will determine the aggregate value of each award using valuation methodologies that are commonly used in U.S. compensation practices to value awards of a similar type and nature and the value of a share of Common Stock will be determined based on closing stock price of such stock on the Nasdaq Global Select Market on the date of the grant.

Annual awards of restricted stock units made under the 2020 Director Plan will become vested, subject to the non-employee director's continued service on the Board, on the scheduled date of the next annual meeting of shareholders following such annual grant of restricted stock units. Unless the Nominating and Governance Committee otherwise determines prior to or at grant, or unless deferred by a director, a director's vested restricted stock units from annual awards shall be distributed in shares as soon as possible after the director's termination of Board service.

Discretionary Grants.    The 2020 Director Plan also authorizes the Nominating and Governance Committee to make grants of restricted stock, restricted stock units, stock options and/or stock-based awards to non-employee directors, which would be in addition to the annual grants described in the preceding paragraphs. These discretionary grants may be made in the form of any type of award authorized for grant under the 2020 Director

2020 Proxy Statement 25

Plan and may relate to such number of shares of Common Stock as the Nominating and Governance Committee shall determine. These grants are subject to the limits on the Committee's discretionary authority described in the preceding paragraphs, i.e., in no event shall the value of awards granted to any eligible director in any year by reason of the exercise of any discretionary authority afforded the Committee under the Plan exceed $330,000 or, in the case of any participant who is serving as the Chairman of the Board and who is not an employee of the Company, $500,000.

Administration

The 2020 Director Plan will be administered by the Nominating and Governance Committee. The Nominating and Governance Committee shall have the sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the 2020 Director Plan as it shall deem advisable, and to interpret the terms and provisions of the 2020 Director Plan. However, no member of the Nominating and Governance Committee may participate in any decision that applies to his or her benefits or entitlements under the 2020 Director Plan, unless such decision applies generally to all non-employee directors.

Subject to the express terms of the 2020 Director Plan (including the limitations applicable with respect to the terms of annual grants), the Nominating and Governance Committee has broad discretion as to the specific terms and conditions of each award and any rules applicable thereto. Awards may not be assigned or transferred, except by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, to the participant's immediate family and to other permitted transferees under rules established by the Nominating and Governance Committee.

Restricted Stock or Units

Under the 2020 Director Plan, the Nominating and Governance Committee may grant restricted stock and restricted stock units. Unless otherwise determined by the Nominating and Governance Committee, each annual grant (described above) made to non-employee directors will consist of restricted stock units. The Nominating and Governance Committee may determine the number of shares of restricted stock or the number of restricted stock units that would be granted as part of any discretionary award. The Nominating and Governance Committee has the power to determine the other terms and conditions of restricted stock and restricted stock unit awards, including, without limitation, determining the form (that is, shares of Common Stock, cash or a combination of cash and stock) and the timing of payment in respect of restricted stock units. Unless otherwise determined by the Nominating and Governance Committee at the time of grant, the annual grant of restricted stock units shall vest on the scheduled date of the first annual meeting of shareholders scheduled to occur after the date such restricted stock units are granted.

If the Nominating and Governance Committee does not permit an earlier distribution date, subject to any deferral election made in accordance with such conditions as the Nominating and Governance Committee shall determine, payment shall be made in respect of all restricted stock units granted to a non-employee director in connection with annual grants as soon as practicable after the cessation of the director's service on the Board. Discretionary grants of restricted stock units will be distributed in accordance with the terms determined by the Nominating and Governance Committee at the time of grant. Unless determined otherwise by the Nominating and Governance Committee, a non-employee director shall forfeit any restricted stock or restricted stock units that are not vested as of the time of any such termination of service.

Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered until the restrictions have lapsed. Subject to the forfeiture and transfer restrictions applicable to the award, a participant will have all of the rights of a shareholder in respect of any award of restricted stock, including the right to vote such shares. Generally, a non-employee director will not currently receive dividends and other distributions paid with respect to restricted stock. Instead, all dividends and distributions will be invested in additional shares of Common Stock that will become vested and nonforfeitable and payable upon the same terms and conditions applicable to the shares of restricted stock in respect of which they were paid. In the event that dividends and distributions are paid on shares of Common Stock, dividend equivalents will be credited in respect of shares underlying restricted stock units awarded to non-employee directors and such amounts will become vested, payable and forfeitable on the same terms as the restricted stock units in respect of which they were paid.

Stock Options

The Nominating and Governance Committee may grant non-employee directors discretionary awards of stock options. The options granted under the 2020 Director Plan may only be non-statutory options (as opposed to the

26 2020 Proxy Statement

2014 Stock Incentive Plan, pursuant to which the options may also be incentive stock options). The exercise price of any stock option granted may not be less than 100% of the fair market value of the underlying shares at the time of grant, and the Nominating and Governance Committee is not permitted to subsequently reduce the exercise price or otherwise reprice granted options without shareholder approval, except for adjustments in connection with changes in capitalization described above in the section "Shares Available for Issuance."

The Nominating and Governance Committee has discretion to set the other terms and conditions of any options, but under no circumstances may an option have a term exceeding ten years from the date of grant. An option holder may satisfy the exercise price in cash or, at the discretion of the Nominating and Governance Committee, by exchanging shares owned by the optionee, by a combination of cash and shares, or in accordance with any other procedure or arrangement approved by the Nominating and Governance Committee. However, no method of exercise is permitted that would require the Company to loan a participant funds or otherwise extend credit to the participant. The Nominating and Governance Committee may permit non-employee directors to defer amounts payable to such directors, upon exercise of options upon the terms and conditions it may establish from time to time.

In the event that a non-employee director's service terminates, any option that has not become exercisable prior to such termination will be canceled. Any option that is exercisable at the time of such termination will remain exercisable until the earlier of five years from the date that such director's service terminated and the stated term of the option (which cannot extend beyond the tenth anniversary of the grant date of the option).

Other Stock Based Awards

The Nominating and Governance Committee may also grant to non-employee directors other stock-based awards including, but not limited to, grants of stock and offers to purchase common stock. Such awards shall be granted on such terms and conditions as the Nominating and Governance Committee shall determine.

Term of the 2020 Director Plan and Amendments

No award may be granted under the 2020 Director Plan after the tenth anniversary of the date that the plan is approved by shareholders. The 2020 Director Plan may be amended or terminated at any time by the Board, except that no amendment may adversely affect existing awards. Likewise, none of the following amendments may be made without shareholder approval: (i) an increase in the number of shares available for issuance under the plan; (ii) a decrease in the minimum exercise price at which an option is granted or any other repricing of outstanding options, including cancelation of an option when the exercise price exceeds the fair market value of a share of common stock in exchange for cash or another award, except as otherwise provided; (iii) an extension of the maximum term for options granted under the plan or (iv) any other amendment for which shareholder approval is otherwise necessary to comply with any tax or regulatory requirement, including any approval requirement which is imposed by the rules of the Nasdaq, that the Nominating and Governance Committee determines to be applicable.

Description of Federal Income Tax Consequences under the 2020 Director Plan

The following discussion summarizes the federal income tax consequences of grants of stock options, restricted stock, or restricted stock units under the 2020 Director Plan based on current provisions of the Internal Revenue Code, which are subject to change. The summary does not cover any foreign, state or local tax consequences of participation in the 2020 Director Plan.

Non-qualified Stock Options

No income is recognized upon the grant of a non-qualified stock option. When an optionee exercises a non-qualified option, the excess of the fair market value of the shares on the date of exercise over the exercise price will be ordinary income to the optionee and will be allowed as a deduction for federal income tax purposes to the Company.

When an optionee disposes of shares acquired by the exercise of the non-qualified option, he or she will recognize long or short-term capital gain (loss), depending upon the holding period of the shares. If pursuant to the authority of the Human Resources Committee an optionee transfers an option by gift, the optionee will still have ordinary income upon the exercise of the option by the transferee equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The transfer of an option by gift may also result in a gift tax liability to the optionee depending on the fair market value of the option at the time of such transfer. If the option is exercisable at the time of the transfer, the gift will occur at the time of transfer. The Internal Revenue Service has

2020 Proxy Statement 27

ruled that if the option is not exercisable at the time of transfer, the gift will be deemed to occur on the date the option becomes exercisable.

Restricted Stock

Unless a participant makes the election described below, a grant of restricted stock will not result in taxable income to the participant or a deduction for the Company in the year of grant. The value of such restricted stock will be taxable to a participant as ordinary income in the year in which the restrictions lapse. Alternatively, a participant may elect to treat as income in the year of grant the fair market value of the restricted stock on the date of grant, provided the participant makes the election within 30 days after the date of such grant. If such an election were made, the participant would not be allowed to deduct at a later date the amount included as taxable income if the participant should forfeit the shares of restricted stock. The amount of ordinary income recognized by a participant is deductible by the Company in the year such income is recognized by the participant. If the election described above is not made, then prior to the lapse of restrictions, dividends paid on the shares subject to such restrictions will be taxable to the participant as additional compensation in the year received, and the Company will be allowed a corresponding deduction.

Restricted Stock Units

Generally, when a participant receives payment with respect to restricted stock units granted under the 2020 Director Plan, the amount of cash and the fair market value of the shares received will be ordinary income to such participant, and the Company will be allowed a corresponding deduction for federal income tax purposes.

New Plan Benefits Table

The following table sets forth the awards that will be made in 2020 pursuant to the annual grant provisions of the 2020 Director Plan, if shareholders approve the 2020 Director Plan. While the ultimate awards will be denominated in terms of restricted stock units that represent a contractual right to receive an equivalent number of shares, the table below shows the authorized dollar equivalent values for each such award. That is because the program is designed to convey a grant date award value that is measured by a specified dollar equivalent. The actual number of shares and restricted stock units with respect to these awards will be determined by dividing the dollar equivalent value by closing price of a share of Common Stock immediately preceding the date of grant, which would be the date of the Annual Meeting if the shareholders approve the 2020 Director Plan.

Name	Dollar Equivalent of 2020 Restricted Stock Unit Awards

Jonathan Auerbach	$165,000
Jocelyn Carter-Miller	$165,000
Michael T. Dan	$165,000
Sandra L. Helton	$165,000
Roger C. Hochschild	$165,000
Scott M. Mills	$165,000
Diane C. Nordin	$165,000
Blair C. Pickerell	$165,000
Elizabeth E. Tallett	$165,000

No awards will be made to Company Executives or employees under the 2020 Director Plan.

28 2020 Proxy Statement

 PROPOSAL THREE—APPROVAL OF THE AMENDED
AND RESTATED PRINCIPAL FINANCIAL GROUP, INC.
EMPLOYEE STOCK PURCHASE PLAN

The Principal Financial Group, Inc. Employee Stock Purchase Plan (as Amended and Restated Effective May 19, 2009) (the "Current Plan") previously approved by the shareholders allows employees to purchase shares of Common Stock through payroll deductions and/or cash contributions. The Company's shareholders are being asked to approve an amended and restated Employee Stock Purchase Plan (the "ESPP"), increasing the number of shares of Common Stock available for issuance by 5,000,000 shares (1.8% of the outstanding shares of Common Stock as of December 31, 2019).

The Board of Directors adopted the ESPP on November 25, 2019, subject to shareholder approval. The following summary description of the ESPP does not purport to be complete and is qualified in its entirety by the full text of the ESPP. A copy of the ESPP is attached hereto as Appendix B and together with this Proxy Statement has been filed with the SEC.

Summary of the ESPP

The purpose of the ESPP is to provide employees of the Company and its participating subsidiaries with an opportunity to purchase Common Stock on a tax advantaged basis at a discount from its prevailing fair market value, thereby further aligning their interests with those of other shareholders. It is intended that the ESPP satisfy the requirements of Section 423 of the Internal Revenue Code ("Tax Code").

Number of Shares of Common Stock Under the ESPP

The ESPP provides for the issuance of up to 6,413,239 shares of Common Stock, which includes 1,413,239 shares available for issuance under the Current Plan as of December 31, 2019, plus an additional authorization of 5,000,000 shares of Common Stock reserved for issuance subject to approval of the shareholders in this Proposal.

Administration

The Human Resources Committee of the Board of Directors (the "Committee") has appointed the Plan Administrator, a committee composed solely of directors, officers, or employees of Principal Life Insurance Company or any of its subsidiaries, to administer the ESPP. The Plan Administrator has full power to interpret the ESPP and its decisions are final and binding upon all participants.

Term

The Board of Directors or its delegate may terminate, suspend, or amend the ESPP at any time.

Eligibility

Generally, all employees of the Company and its participating subsidiaries are eligible to participate in the ESPP. However, the Plan Administrator has the discretion to exclude all employees of specific subsidiaries as well as temporary and seasonal employees (i.e., generally employees with customary employment of no more than either 20 hours per week or five months per calendar year). No employee who owns 5% or more of either the voting power or the value of all classes of stock of the Company may participate in the ESPP. In addition, no employee may purchase pursuant to the ESPP shares of Common Stock that exceed $25,000 in fair market value in any calendar year; taking into account the discount, this limits employee contributions to $21,250 each year. As of December 31, 2019, there were 10,415 employees eligible to participate in the Current Plan.

Participation

An employee may contribute to the ESPP by authorizing after-tax payroll deductions, determined as a percentage of gross wages. The deduction may not exceed 100% of the employee's salary. An employee may also make non-payroll contributions (e.g., by check). An employee's right to participate in the ESPP ends when the participant's employment ends.

2020 Proxy Statement 29

The Plan Administrator determines when offering periods will occur. Currently, the ESPP has quarterly offering periods. Each participant may purchase shares of Common Stock on each offering date (i.e., the first business day of the quarter). The ability to participate generally will expire at the end of the offering period or upon termination of employment, whichever is earlier. The last business day of each offering period is the purchase date.

Purchases

Under the ESPP, Common Stock will be purchased at a price equal to 85% (or such greater percentage as determined by the Committee or Plan Administrator) of the lesser of (i) the fair market value of a share of Common Stock on the offering date, and (ii) the fair market value of a share of Common Stock on the purchase date.

On December 31, 2019, the closing price for Common Stock on the Nasdaq Global Select Market was $55.00 per share. The number of shares of Common Stock a participant purchases in each offering period is determined by dividing the total amount of the employee's payroll deductions and any additional contributions made during that offering period by the fair market value of Common Stock on the first day of the offering period.

Termination of Employment

If a participant dies or their employment terminates due to disability during the offering period, the participant or participant's beneficiary has the right to purchase the Common Stock or to have the participant's contributions refunded. If a participant retires or terminates employment other than due to disability prior to the last day of the offering period, the participant's accumulated payroll deductions and cash contributions as of the date of termination will be refunded.

Adjustments Upon Changes in Capitalization, Merger or Sale of Assets

In the event of any stock dividend or stock split, recapitalization (including, but not limited to, the payment of an extraordinary dividend to the shareholders of the Company), merger, consolidation, combination, spin off, distribution of assets to shareholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, (i) shares credited to each Employee's Individual Account shall be adjusted in the same manner as all other outstanding shares of Common Stock in connection with such event, (ii) the Committee shall determine the kind of shares which may be acquired under the ESPP after such event, and (iii) the aggregate number of shares of Common Stock available for grant under the ESPP or subject to outstanding Options and the respective exercise prices applicable to outstanding Options may be appropriately adjusted by the Committee, in its discretion, and the determination of the Committee shall be conclusive. Except as otherwise determined by the Committee, a merger or a similar reorganization which the Company does not survive, a liquidation or distribution of the assets of the Company, or a sale of all or substantially all of the assets of the Company, shall cause the ESPP to terminate and all Common Stock and cash, if any, in the Individual Accounts of Participating Employees shall be distributed to the participant pursuant to the ESPP as soon as practical unless any surviving entity agrees to assume the obligations under the ESPP.

Participant Elections

A participant may increase, decrease or eliminate future payroll deductions to his or her ESPP account by filing a new election. The change shall become effective on the first day of the first pay period following the filing of the election. A participant may also suspend or withdraw contributions at any time prior to the submission by the Plan Administrator of the associated order to purchase. If an employee suspends or withdraws contributions, he or she may not contribute again until the next offering period.

New Plan Benefits

Since benefits and amounts to be received under the ESPP depend on a participant's elections to participate and the fair market value of Common Stock at various future dates, it is not possible to determine future benefits or amounts that will be received by executive officers and other employees, either individually or collectively, if the ESPP is approved by the shareholders. Non-employee directors are not eligible to participate in the ESPP. We estimate that zero shares of the newly authorized Common Stock will be issued during the current offering period.

U.S. Federal Income Tax Consequences

If shareholders approve the ESPP as described above, the ESPP and the rights of participants to make purchases thereunder should qualify for treatment under the provisions of Sections 421 and 423 of the Tax Code. Under these

30 2020 Proxy Statement

provisions, no income will be taxable to a participant for United States federal income tax purposes until Common Stock purchased under the ESPP is sold or otherwise disposed of.

Upon the sale or other disposition of Common Stock purchased under the ESPP, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If Common Stock is sold or otherwise disposed of more than one year after the purchase date and more than two years from the applicable offering date, or if the participant dies prior to such sale or other disposition, then the participant generally will recognize ordinary income measured as the lesser of: (i) the excess of the fair market value of the Common Stock at the time of such sale or disposition over the purchase price paid by the participant, and (ii) the excess of the fair market value of the Common Stock on the date the Common Stock was purchased over the purchase price paid by the participant.

Any additional gain should be treated as long-term capital gain. If the fair market value of the Common Stock at the time of the sale or disposition is less than the purchase price paid by the participant, then the participant shall not recognize any ordinary income and such excess shall be treated as a long-term capital loss.

If Common Stock is sold or otherwise disposed of before expiration of the one-year or two-year holding periods described above, the participant will recognize ordinary income, generally measured as the excess of the fair market value of the Common Stock on the date the Common Stock was purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

The Company is entitled to a deduction only to the extent ordinary income is recognized by participants upon a sale or disposition of Common Stock prior to the expiration of the holding periods described above. In all other cases, the Company is not permitted a deduction.

The foregoing discussion is not intended to cover all tax consequences of participation in the ESPP. The tax consequences outlined above apply only with respect to a participant employed by a subsidiary corporation whose income is subject to United States federal income tax during the period beginning with the grant of an option and ending with the disposition of the Common Stock acquired through the exercise of the option. Different or additional rules may apply to individuals who are not employees of a subsidiary corporation, are subject to income tax in a foreign jurisdiction and/or are subject to state/local income tax in the United States.

Equity Compensation Plan Information

In general, we currently have three compensation plans under which our equity securities are authorized for issuance to employees or directors (not including our tax-qualified pension plans): the Principal Financial Group, Inc. 2014 Stock Incentive Plan; the Principal Financial Group, Inc. Employee Stock Purchase Plan (as Amended and Restated Effective May 19, 2009 (a new version of this Employee Stock Purchase Plan is being voted on in connection with this proxy statement); and the Principal Financial Group, Inc. 2014 Directors Stock Plan (a new version of this Directors Stock Plan is being voted on in connection with this proxy statement). The following table shows the number of shares of Common Stock issuable upon exercise of options outstanding at December 31, 2019, the weighted average exercise price of those options, and the number of shares of Common Stock remaining available for future issuance at December 31, 2019, excluding shares of Common Stock issuable upon exercise of outstanding options.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by our shareholders(1)	$9,088,272 (2)	$48.42 (3)	8,033,357 (4)
Equity compensation plans not approved by our shareholders	-0-	n/a	-0-

(1)
The Principal Financial Group, Inc. Employee Stock Purchase Plan, the Principal Financial Group, Inc. Stock Incentive Plan, the Principal Financial Group Long-Term Performance Plan, and the Principal Financial Group, Inc. Directors Stock Plan each were approved by our sole shareholder, Principal Mutual Holding Company, prior to our initial public offering of Common Stock on October 22, 2001. The Principal Financial Group, Inc. Employee Stock Purchase Plan (as Amended and Restated Effective May 19, 2009) was approved by our shareholders on May 19, 2009. The Principal Financial Group, Inc. 2014 Stock Incentive Plan and the Principal Financial Group, Inc. 2014 Directors Stock Plan each were approved by our shareholders on May 20, 2014.

2020 Proxy Statement 31

(2)
Includes 5,299,713 options outstanding under the employee stock incentive plans, 586,709 performance shares of Common Stock under the employee stock incentive plans, 2,768,207 restricted stock units under the employee stock incentive plans, 367,241 restricted stock units under the directors stock plans, and 66,402 other stock-based awards under the Directors 2014 Stock Plan, including obligations associated with the Deferred Compensation Plan for Non-Employee Directors of Principal Financial Group, Inc.

(3)
The weighted-average exercise price relates only to outstanding stock options, not to outstanding performance shares of Common Stock, restricted stock units, units deferred in shares of Common Stock under the Long-Term Performance Plan, or other stock-based awards.

(4)
This number includes 1,369,481 shares of Common Stock remaining for issuance under the Principal Financial Group, Inc. Employee Stock Purchase Plan (as Amended and Restated Effective May 19, 2009); 6,550,281 shares of Common Stock available for issuance in respect of future awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares of Common Stock, performance units and other stock-based awards under the 2014 Stock Incentive Plan; and 113,595 shares of Common Stock available for issuance in respect of future awards of stock options, restricted stock, restricted stock units and other stock-based awards under the 2014 Directors Stock Plan.

32 2020 Proxy Statement

The Board of Directors recommends a vote FOR approval of the Amended and Restated Principal Financial Group,  Inc. Employee Stock Purchase Plan, as described above.

Executive Compensation

Compensation Discussion and Analysis (CD&A)

The CD&A describes Principal Financial Group, Inc.'s Executive compensation objectives and philosophy. It also describes our 2019 compensation program and reviews the outcomes, including the Company's financial performance in 2019. Our "Named Executive Officers" in 2019 were—

•
Daniel J. Houston, Chairman, President and Chief Executive Officer.    Mr. Houston has overall responsibility for all businesses of the organization. He joined the company in 1984 and assumed his current position in 2015. He previously served as President and Chief Operating Officer, overseeing all global businesses, and the Retirement and Investor Services and U.S. Insurance Solutions segments of the organization.

•
Deanna D. Strable-Soethout, Executive Vice President and Chief Financial Officer.    Ms. Strable-Soethout plays a central role in driving and managing long-term strategies for innovation-fueled company growth, including responsibility for corporate strategy and capital markets. She joined the company in 1990 and assumed her

2020 Proxy Statement 33

  current position in 2017. She previously served as Executive Vice President and President of U.S. Insurance Solutions with overall accountability for individual life, non-qualified deferred compensation, individual disability and group benefits.

•
Patrick G. Halter, Chief Executive Officer, Principal Global Investors.    Mr. Halter has responsibility for overseeing the operations of Principal Global Investors, its 15 investment boutiques, and the fund and distribution teams. He joined the company in 1984 and assumed his current position in 2018. He previously served as the Chief Operating Officer of Principal Global Investors.

•
Timothy M. Dunbar, President, Global Asset Management.    Mr. Dunbar has responsibility for overseeing all of Principal's asset management capabilities including Principal Global Investors, Principal International investment operations, the General Account, and RobustWealth, a digital investment advice acquisition of Principal. He joined the company in 1986 and assumed his current position in 2018. He previously served as the Chief Investment Officer.

•
Luis Valdés, President, International Asset Management & Accumulation.    Mr. Valdés is responsible for managing the Company's operations outside of the United States in the international asset management and accumulation segment. He has been associated with the company since 1995 and assumed his current position in 2011. He previously served as the President of Principal Financial Group Latin America.

2019 Company Performance Highlights:

In 2019, Principal generated $1.4 billion of net income attributable to Principal Financial Group and $1.6 billion of non-GAAP operating earnings(1).

We deployed $2.1 billion of capital in 2019, or nearly 150% of net income. We take a balanced and disciplined approach to capital deployment—we deployed $1.2 billion of capital through strategic acquisitions, primarily the Institutional Retirement & Trust acquisition, and over $860 million of capital to shareholders through common stock dividends and share repurchases in 2019.

Over the course of 2019, assets under management increased $109 billion, or 17 percent, to a record $735 billion at year-end, reflecting favorable market performance and $17 billion of net cash flow. Additionally, we ended 2019 with $146 billion of AUM in our China joint venture and $898 billion of assets under administration in the Institutional Retirement and Trust business.

2019 was a good year and we remain confident in our diversified business model as well as our ability to execute on our strategy and consistently deliver above market growth to deliver long-term value for our shareholders.

Our total shareholder return performance over the past five years was positioned well ahead of our asset manager peers and was slightly behind our insurance peers. Our total shareholder return methodology includes the share price return and cash dividends paid during the time period.

(1)
This is a non-GAAP financial measure. See non-GAAP financial measure reconciliations in Appendix D.

34 2020 Proxy Statement

*
Insurance Peers include: Ameriprise, Lincoln National Corporation, Manulife, Metlife, Prudential, Sun Life Financial, Unum, and Voya

**
Asset Manager peers include: Affiliated Managers Group, Franklin Resources, Invesco, and T. Rowe Price

2019 Compensation Highlights

•
In 2019, the Company's shareholders voted to approve the Company's Executive compensation program. Of the votes cast, 97% supported the Executive compensation program. The Company considered the shareholders' approval of the compensation program to be approval of the Company's compensation philosophy, which has not changed since that vote.

•
In 2019, Mr. Houston's base salary remained at $900,000. His annual incentive target increased from 350% to 375% and his long-term incentive target increased from 750% to 775%. His Principal Financial Group Incentive Pay Plan (PrinPay Plan) payout for 2019 was $3,375,000.

•
Based on our 2019 annual performance achievements, many of which are outlined above, 2019 Annual incentive payouts for Named Executive Officers averaged 99% of target.

•
Based on the Company's three-year average return on equity ("ROE")(2) and three-year average book value per share(3) performance, the 2017-2019 Performance Based RSUs ("PSUs") vested on December 31, 2019 and 87% of the target number of shares were paid out in February 2020, according to the established performance scale, and approval by the Human Resources Committee.

Compensation Program Philosophy and Policies

Compensation Philosophy—our compensation programs are designed to:

•
Attract and retain talented Executives and motivate them to perform at the highest level and contribute significantly to the Company's long-term success;

•
Reinforce the Company's pay for performance culture by making a significant portion of total compensation variable and by differentiating awards based on Company and individual performance in achieving short and long-term financial and strategic objectives;

•
Have a greater percentage of compensation to be at risk for Executives who bear higher levels of responsibility for the Company's performance;

(2)
Return on equity ("ROE") is defined as (i) income from continuing operations before income taxes per the audited Consolidated Statements of Operations less net realized/unrealized capital gains (losses) and preferred stock dividends declared during such calendar year divided by (ii) the average equity excluding other comprehensive income available to common shareholders.

(3)
Book value per share is defined as total ending common equity excluding other comprehensive income divided by number of common shares outstanding end of year.

2020 Proxy Statement 35

•
Align the interests of Executives and other stakeholders, including shareholders, customers and employees, by having a significant portion of the Executives' compensation in stock and requiring Executives to hold stock; and

•
Support important corporate governance principles and established best practices.

Compensation Policies—Principal's Executive compensation program incorporates the following best practices:

  ✓
  Independent Consultant

  ✓
  Risk Review

  ✓
  Emphasis on Variable Compensation

  ✓
  Executive Ownership

  ✓
  Prohibition on Hedging

  ✓
  Clawback Policy

  ✓
  Market Severance Protection

  ✓
  Limited Perquisites

  ✓
  No Repricing

  ✓
  Tax and Accounting Efficiency

  ✓
  No Gross Ups

36 2020 Proxy Statement

Summary of Compensation Elements:

Compensation Component	Objective	Description and 2019 Highlights

Base Salary	Provides fixed income based on the size, scope and complexity of the Named Executive Officers' role, historical performance and relative position compared to market pay information	In 2019, the Committee did not increase the base salaries payable to our Named Executive Officers, as detailed on page 41.

Annual Incentive Compensation	Motivates and rewards annual corporate performance as well as the Named Executive Officers' contribution to achieving our annual objectives.	A range of earnings opportunity, expressed as a percentage of base salary, is established for each Named Executive Officer. Actual bonuses depend on individual employee results and overall company performance and profitability, as outlined on pages 41-43.
Based on the Committee's assessment of performance, actual bonuses for 2019 averaged 99% of target as detailed on page 43.

Long-Term Incentive Compensation	Motivates and rewards long-term corporate performance as well as the Named Executive Officers' contribution to achieving our long-term objectives. Reinforces the link between the interests of the Named Executive Officers and shareholders. Encourages retention.	Each year, the Committee establishes the long-term award opportunity for each Named Executive Officer. One half of the award is granted in stock options and the other half in PSUs. Using equal amounts of PSUs and options creates a balance between achieving operating performance objectives and increases in shareholder value.
The PSUs vest based on continued service (except for retirees, when they vest over time) and meeting financial objectives over a three-year period (with each three-year period treated as a "Performance Cycle"). The PSUs granted in 2018 for the 2018-2020 Performance Cycle and in 2019 for the 2019-2021 Performance Cycle will vest based on performance scales for three-year average ROE and Pre-Tax Return on Net Revenue, each weighted 50% over the performance period. Payout on the ROE metric is modified based on three-year Book Value per Share versus certain threshold goals. The PSUs granted in 2020 for the 2020-2022 Performance Cycle will vest based on performance scales for two-year average ROE and Pre-Tax Return on Net Revenue, each weighted 50% over the performance period. Payout on the ROE metric will be modified based on two-year Book Value per Share versus certain threshold goals. The change in the performance period to two years is due to accounting changes effective January 1, 2022 for publicly traded companies which may result in significant variability of reported earnings each year for companies with significant life insurance and annuity businesses. For the 2020-2022 Performance Cycle, PSUs will continue to vest at the end of the three-year Performance Cycle. Details of the program are outlined on pages 43-45.

2020 Proxy Statement 37

Compensation Component	Objective	Description and 2019 Highlights

The PSUs granted in 2017 for the 2017-2019 Performance Cycle were based on three-year average ROE and Pre-Tax Return on Net Revenue, each weighted 50%. Payout on the ROE metric is modified based on three-year Book Value per Share versus certain threshold goals. For the 2017-2019 Performance Cycle, the awards vested and paid out at 87% of the target number of PSUs based on our ROE performance of 13.5%, Pre-Tax Return on Net Revenue of 31.5%, and Book Value per Share of $46.44.

Benefits	Protects against catastrophic expenses and provides retirement savings opportunities.	Named Executive Officers participate in most of the same benefit plans as the Company's other U.S.-based employees, including health, life, disability income, vision and dental insurance, an employee stock purchase plan, 401(k) plan and pension plan. Named Executive Officers also participate in non-qualified retirement plans (defined benefit and defined contribution). Mr. Halter does not participate in the pension or non-qualified retirement plans. Mr. Dunbar participated in the pension plans and non-qualified retirement plans when he was working in non-investment roles.

Perquisites	Modest additional benefits to help attract and retain Executive talent and enable Named Executive Officers to focus on Company business with minimal disruption.	Named Executive Officers are eligible for one physical examination per year, business spousal travel and gifts of nominal value given to all sales conference attendees.

Termination Benefits	Provides temporary income following a Named Executive Officer's involuntary termination of employment, and, in the case of a change of control, helps ensure the continuity of management through the transition.	Refer to page 46 for a discussion of our change of control and separation benefits. These benefits do not include excise tax gross

How We Make Compensation Decisions

Human Resources Committee Involvement

The Human Resources Committee

•
Oversees the development and administration of the Company's compensation and benefits policies and programs;

•
Evaluates CEO performance results;

•
Makes the compensation decisions for the CEO;

•
Approves the compensation program and compensation for Executives;

•
Reviews and approves corporate incentive goals and objectives relevant to compensation;

•
Evaluates the competitiveness of each Executive's total compensation; and

Compensation Advisory Partners is selected and retained by the Committee to advise on the Executive compensation program. Compensation Advisory Partners also advises the Nominating and Governance Committee

38 2020 Proxy Statement

on compensation for non-employee Directors (see pages 21-24). Compensation Advisory Partners receives compensation from the Company only for its work in advising these Committees. Compensation Advisory Partners does not and would not be allowed to perform services for management. The Committee assessed the independence factors in applicable SEC rules and Nasdaq Listing Standards and other facts and circumstances and concluded that the services performed by Compensation Advisory Partners did not raise any conflict of interest.

No member of management, including the CEO, has a role in determining his or her own compensation; and the CEO is not present when the Committee discusses his compensation. The Committee consults with the independent Directors regarding the CEO's performance and then determines the compensation earned by the CEO for the current year and the CEO's compensation opportunity for the following year.

Each year the CEO, with input from the Human Resources Department and the compensation consultant, recommends the amount of base salary increase (if any), annual incentive award and long-term incentive award for Named Executive Officers other than himself. These recommendations are based on the Executive's performance, performance of the business areas for which the Executive is responsible (if applicable) and other considerations such as retention. The Human Resources Committee reviews these recommendations and approves compensation decisions for Executives.

The role of the Independent Compensation Consultant & Interaction with Management

The Human Resources Committee has the sole authority to hire, approve the compensation of and terminate the engagement of the compensation consultant.

The compensation consultant usually conducts a comprehensive review of the Company's Executive compensation program every other year. In the years in which the compensation consultant does not conduct a compensation study, the Committee makes compensation decisions, in part, on survey data provided by the Human Resources Department and input provided by the compensation consultant. A review of executive compensation was conducted in 2018. The comprehensive study of Executive compensation conducted by the Committee's compensation consultant reviews all aspects of the design and structure of the Company's total Executive compensation program, and includes:

•
Interviews with Executives and Directors to discuss business strategy and the implications for human resources and compensation policy;

•
A competitive review of compensation opportunities for each of the Named Executive Officers compared to the pay opportunities of similarly situated executives at the Peer Group companies (see below);

•
An analysis to ensure that total share dilution and the economic costs of long-term incentives are reasonable and affordable for the Company; and

•
A review of Executive compensation plans against potential risks. Compensation Advisory Partners conducted a review of the Company's Executive compensation plans in 2018 and determined that the Company's Executive compensation programs are well designed, support the Company's business strategy, and do not provide incentives to Executives to take inappropriate risks.

The compensation consultant:

•
Attended seven meetings of the Committee in 2019, as requested by the Committee Chair; and

•
Reviewed and commented on drafts of the Compensation Discussion & Analysis and related compensation tables for the proxy statement.

Use of Compensation Data

The Committee reviews the Peer Group of companies it uses to compare Executive compensation as part of the compensation consultant's biennial study. The compensation consultant recommends an appropriate Peer Group of public, similarly sized, diversified financial services, insurance and asset management companies, considering the Company's and the competitors' strategy, mix of business and size, as measured primarily by annual revenues, market capitalization and total assets. These companies are the major competitors in one or more of the Company's businesses, but none represent the exact business mix of the Company. Principal targets compensation for the Named Executive Officers at the median of the compensation of the named executive officers at the Peer Group companies. The companies in the Peer Group were reviewed in 2018 as part of the compensation review and Eaton Vance and Legg Mason were removed as they are smaller relative to Principal based on revenue market capitalization and/or operating income. Unum Group was added because it is only slightly smaller than Principal

2020 Proxy Statement 39

and it has similar business lines. The companies in the Peer Group used in Compensation Advisory Partners' 2018 analysis to assist in decisions on 2019 compensation were:

Insurance	Asset Managers

• Ameriprise Financial	• Affiliated Managers Group
• Lincoln National	• Franklin Resources
• ManuLife	• Invesco
• MetLife	• T. Rowe Price
• Prudential Financial
• Sun Life Financial
• Unum Group
• Voya Financial

The Committee also uses annual data from third party industry surveys for its compensation decisions4. Our Executives participate in the same broad-based employee benefit programs as other employees. Every two to three years, the Company's non-cash employee benefit programs are compared to a custom peer group representing both proxy peer group members and select employers we believe we compete for talent with, including several local employers.

Each year, the Committee reviews the total compensation paid to the Named Executive Officers by reviewing tally sheets, which include base salaries, annual and long-term incentive awards earned, deferred compensation, outstanding equity awards, benefits, perquisites, and potential payments under various termination scenarios.

The Committee uses this information to analyze the value of compensation actually delivered versus the compensation opportunities established by the Committee. The information also is used in making compensation and compensation plan design decisions.

2019 Executive Compensation Decisions

In general, Principal's pay philosophy is to target the market median of the Peer Group for an Executive's total compensation, with actual compensation varying based on performance and tenure.

The Committee made compensation decisions for the Named Executive Officers based on:

•
The Company's strategic and human resources objectives;

•
Competitive data for the Peer Group and for a broader group of diversified financial services companies (see Appendix C for a complete list of these companies);

•
Corporate and individual performance on key initiatives;

•
Economic conditions;

•
Retirement benefits;

•
The CEO's compensation recommendations for Named Executive Officers;

•
Advice of the Committee's consultant; and

•
How the elements of compensation contribute to and interrelate to total compensation.

The Committee also considers the tax and accounting consequences of each element of compensation. For taxable years through 2017, the Committee tried to maximize the tax deductibility to Principal of compensation under available exceptions to the application of Section 162(m) of the Internal Revenue Code ("Tax Code"), while simultaneously providing competitive compensation that enhanced our business objectives. This Tax Code section limits Principal from deducting annual compensation exceeding $1 million for our CEO, CFO and other executive officers and former executive officers who were among the three most highly compensated executive officers for any year after 2017 ("Covered Employees"). For taxable years prior to 2018, there was an exception to this 162(m) limitation for performance-based compensation meeting certain criteria, but this exception has generally been repealed for taxable years after 2017 (subject to certain limited grandfathering of compensation payable pursuant to binding written agreements outstanding on November 2, 2017). The Committee considers the impact of this

(4)
The surveys used were the McLagan Investment Management survey, Towers Watson U.S. Financial Services Studies Executive Database and the Towers Watson Diversified Insurance Study of Executive Compensation. The names of the companies participating in these surveys are included in Appendix C.

40 2020 Proxy Statement

change in the applicable federal income tax laws as it makes and implements decisions regarding compensation that will be payable after 2017. Tax deductibility affects the net cost of the compensation payable by Principal to Covered Employees and is one factor to be considered in designing competitive and effective compensation programs. Other factors, such as the need to provide our senior executives compensation that is competitive with that payable in the marketplace, that retains their services and that provides appropriate incentives to achieve our business plans and objectives, may cause the Committee to continue to provide compensation opportunities that are generally consistent with those previously provided, despite the probability that at least some of the compensation payable to some or all of the Covered Employees will not be tax deductible after 2017.

The charts below show the 2019 target total compensation for our Named Executive Officers as well as the proportion of their compensation tied to Company performance. Most compensation paid to our Named Executive Officers is variable and at risk, linked to meeting our short-term and long-term financial and strategic goals and to the performance of the Company's stock over time.

CEO	At-Risk Pay Mix: CEO	At-Risk Pay Mix: Other NEOs

Base Salary

When determining base salary for each Executive, the Committee considers the Peer Group median for comparable executive positions as well as the survey data referenced above, the Executive's performance and work experience, the importance of the position to the Company and how difficult it would be to replace the Executive. There were no changes to base salary for the Named Executive Officers in 2019.

Annual Incentive Compensation

Effective January 1, 2019, Named Executive Officers participate in the Principal Financial Group Incentive Pay Plan (PrinPay Plan), the Company's broad-based annual incentive compensation plan for employees. Awards are calculated based on eligible earnings during the plan year. The PrinPay Plan links annual incentive pay to individual employee results and overall company performance and profitability. Annual financial and non-financial goals for company performance and individual performance are set. After establishing the company score, an employee's individual goal performance is used to determine the individual score an employee receives. The corporate component emphasizes the importance of overall corporate results and includes non-GAAP operating earnings and a variety of other financial and non-financial metrics. The Human Resources Committee may also consider factors that could not have been anticipated when corporate goals were established and adjust the corporate score up or down.

2020 Proxy Statement 41

The Committee set and approved the following target awards for Named Executive Officers in each of the past two years:

Annual Incentive Targets (as a percentage of base salary)

Named Executive Officer	2018	2019

Houston	350%	375%

Strable-Soethout	150%	175%

Dunbar(1)	174%	400%

Halter(2)	332%	350%

Valdés	100%	110%

(1)
Mr. Dunbar's pro-rated target for 2018 was 174% (80% for January 1, 2018 through September 14, 2018 and 400% for September 15, 2018 through December 31, 2018).

(2)
Mr. Halter's pro-rated target for 2018 was 332% (325% for January 1, 2018 through September 14, 2018 and 350% for September 15, 2018 through December 31, 2018).

In establishing the target award opportunity for Messrs. Houston, Dunbar, Halter and Valdés and Ms. Strable-Soethout, the Committee considered the median incentive targets for comparable executive positions in the Peer Group companies, as well as the survey data referenced above.

Performance Goal Setting and Measurement Process

September:    The Board meets to review the Company's long-term strategy.

November:    The CEO, CFO and Division Presidents recommend preliminary financial goals for the Company and business units and strategic initiatives for the next year. The Finance Committee reviews the proposed goals, underlying assumptions of the goals and initiatives, key drivers of financial performance, trends and business opportunities and advises the Board and Human Resources Committee on the appropriateness of the financial goals.

February:    The Committee reviews and approves the final goals for the Company, the CEO and the other Executives with input from the Finance Committee and Board based on prior year end financial results. All employees develop individual performance goals with their leaders that support the Company's goals.

Final Annual Incentive Pay Award Determination

In determining final awards for PrinPay participants, the Committee uses the following approach:

Step 1: Review Operating Earnings goal versus Plan to determine initial award funding.

Step 2: Determine final PrinPay company score based on a review of performance against goals across multiple dimensions included in the Company's annual Balanced Scorecard (e.g., Financial Measures, Customer Measures, Internal Measures and Learning and Growth Measures, etc.)

42 2020 Proxy Statement

Step 3: Determine the individual performance modifier as shown below:

Individual Performance Modifier

The Individual Performance Modifier in the PrinPay Plan is used as a multiplier and is based on performance compared to 2019 goals. The Committee addressed each Named Executive Officer's performance against the individual performance objectives identified and approved individual performance modifier payouts as shown below:

Named Executive Officer	Individual Performance Modifier	Individual Performance Objectives

Houston	100%	• Non-GAAP Operating Earnings(1) and earnings per share • Capital Measure • Investments • Minimize Credit Loss • Total Company Revenue/Net Revenue

Strable-Soethout	95%	• Non-GAAP Operating Earnings(1) and earnings per share • Capital Measure • Investments • Total Company Revenue/Net Revenue

Dunbar	103%	• Non-GAAP Operating Earnings(1) and earnings per share • Capital Measure • Investments • Total Company Revenue/Net Revenue

Halter	103%	• Non-GAAP Operating Earnings(1) and earnings per share • Capital Measure • Investments • Total Company Revenue/Net Revenue

Valdés	95%	• Non-GAAP Operating Earnings(1) and earnings per share • Capital Measure • Investments • Principal International Net Revenue

(1)
This is a non-GAAP financial measure. See non-GAAP financial measure reconciliations in Appendix D.

Step 4: Calculate final award amounts

Name	2019 Salary	2019 Target	PrinPay Score	Individual Modifier	Final Award

Houston	$900,000	375%	100%	100%	$3,375,000

Strable-Soethout	$595,500	175%	100%	95%	$990,019

Dunbar	$600,000	400%	100%	103%	$2,472,000

Halter	$575,000	350%	100%	103%	$2,072,875

Valdés	$615,500	110%	100%	95%	$643,198

Executives may defer annual awards into the Excess Plan, as illustrated in the footnote to the Non-Equity Incentive Compensation column of the Summary Compensation Table, on pages 49-50.

Long-term Incentive Compensation

The long-term incentive compensation program is designed to align the interests of Executives and shareholders. The compensation the Executives receive reflects the degree to which multiyear financial objectives are achieved and shareholder value is increased. The long-term focus of the compensation programs supports the Company's businesses, for which long-term performance is critical, such as retirement products, life insurance and asset management. The long-term incentive compensation program also encourages collaboration among Executives in pursuing corporate wide goals.

2020 Proxy Statement 43

The Committee establishes a target long-term incentive award opportunity for each Named Executive Officer, stated as a percentage of each Named Executive Officer's base salary, based on Peer Group and survey data, and on the advice of its independent compensation consultant. The Committee uses the following factors to adjust the target award and determine the actual award to be granted to each Named Executive Officer ("Award Granted"):

•
Current competitive market data;
•
The Named Executive Officer's past performance;
•
The Named Executive Officer's current compensation;
•
Retention concerns;
•
Tenure in role;
•
The importance of the Named Executive Officer to the Company over the long term;
•
The potential impact the Named Executive Officer could have on the Company's results; and
•
The Executive's performance relative to the Named Executive Officer's peers within the Company.

The compensation ultimately received by Named Executive Officers may vary considerably from the grant date fair value of the Award Granted, due to the Company's performance and changes in share price that occur after the grant.

2019 Long-Term Incentive Target & Grant (as % of base salary)

Named Executive Officer	Target %	Award Granted

Houston	775%	775%

Strable-Soethout	275%	275%

Dunbar	400%	400%

Halter	300%	295%

Valdés	225%	250%

Executives' long-term compensation is provided as non-qualified stock options and PSUs, which each represent 50% of the total grant date fair value. PSUs entitle the Executive to earn shares of Common Stock if certain levels of performance are achieved. The Committee uses stock options as part of the long-term incentive program because options are an effective way to link an Executive's compensation to changes in shareholder value. The weighting is not based on a specific formula or algorithm and is intended to create a balance between the achievement of specific operating objectives and changes in shareholder value based on the Committee's judgment, which may change from time to time.

Stock options have a ten-year term and an exercise price equal to the closing price on the date of grant. Stock options vest in three equal annual installments starting on the first anniversary of the grant date.

After a threshold goal is achieved or exceeded(5), PSUs vest based on continued service and achieving an average ROE and Pre-Tax Return on Net Revenue(6), each weighted 50%, over a three-year period (with each three-year period treated as a "Performance Cycle").

In addition to achieving the ROE measure, there is also a Book Value per Share(7) threshold tied to the ROE performance measure, which is used to prevent the Company from achieving ROE by inappropriately reducing equity.

(5)
For the 2019 PSUs, the performance threshold is met if either of the following goals is met:

•
Three-year average operating ROE(5) of 7.5%; or

•
$2 billion cumulative pretax operating income ("OI")

  Operating ROE is defined as Non-GAAP Operating Earnings divided by common equity excluding accumulated other comprehensive income, other than foreign currency translation adjustment.

  Pre-tax operating income is defined as income from continuing operations before income taxes per the audited Consolidated Statements of Operations less net realized/unrealized capital gains (losses), less preferred stock dividends declared, less net income attributable to noncontrolling interest.

  Average operating ROE was selected because it reflects the efficient use of Company capital in generating profits. Average Pre-tax Return on Net Revenue was selected as a measure because it is common among asset management peers and reflects the efficient use of Company expenditures in generating profits.

(6)
Pre-tax return on net revenue is defined as pre-tax Non-GAAP Operating Earnings is divided by net revenue. Net revenue is defined as total operating revenue less benefits, claims, and settlement expenses less dividends to policyholders.

(7)
Book value per Share is defined as total ending common equity excluding other comprehensive income divided by the number of common shares outstanding end of year.

44 2020 Proxy Statement

Executives may defer the receipt of PSUs.

2019-2021 PSU Performance Scale

Performance Level	Threshold Award	Target Award	Maximum Award (150% of Target)

Payout (% of Target)(1)	50%	100%	150%

Average ROE	7.5%	13.8%	17.9%

Average Pre-tax RONR	27.9%	32.8%	37.7%

If neither the ROE nor the OI threshold performance objective is met, no PSUs will be earned or paid out.

(1)
Straight line interpolation is used to determine awards for performance between threshold and target and between target and maximum.

The Book Value per Share threshold tied to ROE performance measure:

  If the average Book Value per Share is between $42.80 and $47.65, the ROE performance score will be reduced by 50%.

  If the average Book Value per Share is below $42.80, the ROE performance score will be reduced to 0%.

The PSUs granted in 2020 for the 2020-2022 Performance Cycle will vest based on performance scales for two-year average ROE and Pre-Tax Return on Net Revenue, each weighted 50% over the performance period. Payout on the ROE metric will be modified based on a two-year Book Value per Share versus threshold goals. The change in the performance period to two years is due to accounting changes effective January 1, 2022 for publicly traded companies which may result in significant variability of reported earnings each year for companies with significant life insurance and annuity businesses. For the 2020-2022 Performance Cycle, PSUs will continue to vest at the end of the three-year Performance Cycle.

Timing of Stock Option Awards and Other Equity Incentives

Annual grants of stock options and PSUs for Principal Executives are determined by the Committee at its February meeting which occurs following the release of the prior year's results. The Committee formalized its long-standing practices by adopting a policy in 2006 regarding granting stock options and other equity awards. Under this policy, the grant date for all stock options and other stock-based awards shall never be earlier than the date of approval, and shall be:

•
For all annual awards to Executives, the date of approval by the Committee;
•
For new employees and promotions, the later of the date of approval or the employee's hire/promotion date;
•
In the event of an award connected with an established stock program for non-Executives, the later of the date of approval or the grant date established by the stock program; and
•
For any other awards, the date of approval.

Benefits

The Named Executive Officers participate in Principal Life's broad-based employee benefits program, including:

•
A qualified pension plan (except Messrs. Dunbar and Halter(9));
•
A 401(k) plan;
•
Group health, dental, vision and disability coverage and life insurance;
•
A discounted employee stock purchase plan;
•
Flexible time off; and
•
Flexible spending account plans.

Principal Life also offers all Named Executive Officers (except Messrs. Dunbar and Halter) a non-qualified defined contribution plan ("Excess Plan") and a defined benefit non-qualified retirement plan ("NQDB"). These benefits are offered to attract and retain talent and provide long-term financial security to employees. The NQDB helps the Company attract midcareer Executives and retain Executives by providing competitive retirement benefits. The NQDB is coordinated with the qualified pension plan and is designed to restore benefits that otherwise would accrue to Executives in the absence of Tax Code limitations on the qualified pension plan. The narrative to the Pension Benefits Table on pages 54-56 provides additional information about the NQDB and the qualified pension plan. Principal Life maintains the Excess Plan to help attract and retain Executives by allowing Executives to save for retirement and to provide matching contributions on those savings, without regard to the limitations imposed by

(9)
On January 1, 2010, Executives in the Company's asset management operations stopped participating in the qualified pension plan, NQDB Plan or Excess Plan as these are not common benefits for executives in that industry. This change also applied to other investment professionals.

2020 Proxy Statement 45

the Tax Code on 401(k) plans. The narrative to the Non-Qualified Deferred Compensation Table on page 55 provides additional information about the Excess Plan.

The value of the retirement and savings plans for Non-Grandfathered Participants (see page 55) is targeted to be, in the aggregate, slightly above the median of diversified financial services companies because a large portion of the Company's business centers on the sale of retirement products. The defined benefit pension plan for Grandfathered Choice Participants (see page 54) has a market value above the median and the 401(k) plan match for Grandfathered Choice Participants is below market median. These benefits were also originally designed to be slightly above market median to attract and retain employees.

All other benefits are targeted at market median in the aggregate, which supports the Company's benefit strategy and aids in attracting and retaining talent.

Change of Control and Separation Pay

The Committee believes it is in the best interests of Principal and its shareholders to:

•
Assure that Principal will have the continued service of its Executives;
•
Reduce the distraction of these Executives that would result from the personal uncertainties caused by a pending or threatened Change of Control;
•
Encourage the Executives' full attention and dedication to Principal; and
•
Provide the Executives with compensation and benefits upon a termination related to a Change of Control that are competitive with those of similar businesses.

For these reasons, Principal has entered into Change of Control Employment Agreements with each of the Executives. These agreements would help align the financial interests of management with the Company, particularly when the acquisition would result in termination of the Executive's employment. These Change of Control Employment Agreements are based on market practice and do not affect other components of the Executives' compensation. When entering into these agreements, the Committee reviewed survey data and practices of other public insurance and financial services companies. The Committee continues to review market practices in this area for potential changes in these agreements.

All benefits provided to the Executives upon a Change of Control are paid after both a Change of Control and qualifying termination of employment have occurred (sometimes referred to as a double trigger), except that the then current value of the Executive's Excess Plan and NQDB will be paid upon a Change of Control to ensure that the value of those plans is not reduced if the Company is sold. These agreements do not provide excise tax gross ups. See pages 59-61 for details.

The Company has a severance plan to provide benefits to employees whose employment is terminated by the Company due to a reorganization or reduction in the workforce. Additional payments may be permitted in some circumstances as a result of negotiations with Executives, particularly when Principal requests additional covenants from the Executives.

Stock Ownership Guidelines

Executives are required to own a meaningful amount of stock in the Company to ensure their interests are aligned with the shareholders' interests and with the Company's long-term performance. Once the Executive achieves the required stock ownership level based on market value, the ownership requirement remains at the number of shares owned at the time, regardless of subsequent changes in stock price or salary. Upon promotion, the Executive is required to meet the next level of stock ownership.

Until the ownership guideline is met, Executives are required to retain a portion of the "net profit shares" resulting from equity based long-term incentive plan grants. Net profit shares are the shares remaining after payment of the option exercise price and taxes owed at time of exercise, vesting of RSUs or earn out of performance shares. Effective January 1, 2019, ownership requirements increased from 5 times to 7 times base salary for the Chairman and 3 times to 4 times base salary for Division Presidents and Executive Vice Presidents. Executives must meet the

46 2020 Proxy Statement

new requirements within five years of the date of the change. The percentage of net profit shares that must be retained until ownership requirements are met are shown below:

Executive Level	Retention Ratio	Multiple of Base Salary

Chairman (Houston)	75%	7 times

Division Presidents & Executive Vice Presidents (Dunbar, Halter, Strable-Soethout & Valdés)	50%	4 times

All Named Executive Officers comply with these guidelines.

Hedging Policy

Principal prohibits all employees, including Named Executive Officers, from purchasing any Principal securities on margin (except for exercising stock options); engaging in short sales or trading in any put or call options; and purchasing, directly or indirectly, any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that is designed to hedge or offset any decrease in the market value of Principal securities.

Repricing Policy

Principal has not repriced underwater stock options and we will not do so without shareholder approval.

Claw Back Policy

The Committee has adopted a compensation recovery policy that applies to Executives. Principal can recover any incentive compensation if the amount of the compensation was based on achievement of financial results that were subsequently restated if the Committee decides that the Executive engaged in fraud or intentional misconduct that caused the restatement of the Company's financial statements, and if the amount of the Executive's incentive compensation or equity award would have been lower had the financial results been properly reported. Principal can also cancel or recover incentive compensation, received in the event of either reputational or financial harm to the Company that arises directly or indirectly from an Executive's misconduct, gross negligence, misfeasance or nonfeasance.

Trading Policy

Principal prohibits Directors and employees, including Executives, from:

•
Purchasing Principal securities "on margin" (i.e., with the proceeds of a loan from a brokerage firm when the loan is secured by Principal securities), except for the exercise of employee stock options.
•
Short sales;
•
Trading in put or call options; and
•
Purchasing, directly or through a designee, any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that is designed to hedge or offset any decrease in the market value of Principal securities.

Gross-Up Policy

Executives do not receive any income tax gross-ups, except that all employees, including Executives, receive an income tax gross-up in connection with benefits provided with relocation.

Human Resources Committee Report

The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Betsy J. Bernard, Chair
Michael T. Dan

2020 Proxy Statement 47

C. Daniel Gelatt
Scott M. Mills
Diane C. Nordin
Elizabeth E. Tallett

Risk Assessment of Employee Incentive Plans

The Human Resources Compensation Department and the chief risk officers in the business units conducted a review and analysis of the Company's employee incentive compensation plans to determine whether the plans are reasonably likely to have a material adverse effect on the Company and reviewed their processes and conclusions with the Chief Risk Officer. The following factors, among others, were assessed:

•
Plan design;

•
Performance metrics and quality of goal setting;

•
Administrative procedures, including governance practices;

•
Plan compliance, communications and disclosures;

•
Potential risks created by the plans;

•
Risk control factors and their effectiveness; and

•
Inherent and residual risk ratings.

Some key factors that mitigate risks of the Company's incentive plans are the Company's stock ownership guidelines for Executives, the compensation recovery policy and the Human Resources Committee's ability to exercise its judgment in evaluating the quality of performance achievements when determining earned compensation. Employees are prohibited from purchasing the Company's securities on margin (except for the exercise of stock options), engaging in short sales or trading in any put or call options; and purchasing, directly or through a designee, any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of Company securities.

A summary of the assessment process and conclusions was reviewed with the Committee. Based on this analysis, the Company has determined that its employee incentive compensation plans are designed to encourage behaviors that create and maintain shareholder value, do not encourage excessive risk, and are not reasonably likely to have a material adverse effect on Principal.

48 2020 Proxy Statement

Summary Compensation Table

The following table sets forth the compensation paid to the Named Executive Officers for services provided to the Company and its subsidiaries during 2017, 2018 and 2019.

Name	Year	Salary(1)	Bonus	Stock Awards(2)(3)	Option Awards(2)	Non Equity Incentive Compensation(4)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total(7)

Houston	2019	$900,000	$0	$3,487,482	$3,487,500	$3,375,000	$3,277,616	$220,453	$14,748,051
	2018	$900,000	$0	$3,375,009	$3,375,034	$2,544,000	$1,762,655	$270,319	$12,227,017
	2017	$880,769	$0	$2,474,976	$2,475,016	$3,339,000	$2,552,608	$236,367	$11,958,736

Strable-Soethout	2019	$595,500	$0	$818,807	$818,800	$990,019	$1,389,310	$79,569	$4,692,005
	2018	$589,058	$0	$818,816	$818,829	$721,000	$411,396	$94,732	$3,453,831
	2017	$556,808	$0	$772,759	$772,772	$938,000	$689,264	$62,971	$3,792,574

Dunbar	2019	$600,000	$0	$1,199,993	$1,200,000	$2,472,000	$639,025	$65,534	$6,176,552
	2018	$545,769	$0	$599,045	$599,049	$766,833	$0	$53,727	$2,564,423
	2017	$507,000	$0	$633,764	$633,757	$427,490	$615,214	$50,148	$2,867,373

Halter	2019	$575,000	$0	$848,113	$848,150	$2,072,875	$669,048	$14,250	$5,027,436
	2018	$544,115	$0	$974,607	$524,799	$1,623,000	$0	$13,875	$3,680,396

Valdés	2019	$615,500	$0	$769,380	$769,400	$643,198	$176,219	$72,564	$3,046,261
	2018	$613,192	$0	$769,360	$769,379	$471,000	$143,110	$92,762	$2,858,802
	2017	$601,192	$0	$754,364	$754,400	$640,000	$148,847	$76,994	$2,975,797

(1)
Includes 2019 salary deferred into the qualified 401(k) Plan and the Excess Plan, as shown below (information on deferrals for 2018 was included in last year's proxy statement):

Named Executive Officer	401(k) Employee Contribution	Excess Plan Employee Contributions	Total Employee Contributions

Houston	$19,346	$72,000	$91,346

Strable-Soethout	$19,000	$59,550	$78,550

Dunbar	$24,769	$0	$24,769

Halter	$14,846	$0	$14,846

Valdés	$24,606	$36,930	$61,536

(2)
Amounts represent the grant-date fair value of Option awards granted in 2019, 2018 and 2017 under the ICP. Values were determined in accordance with Topic 718, and the assumptions made in calculating them can be found in Note 18 of the Notes to the Consolidated Financial Statements in Item 8 of our 2019 Form 10-K. The Option awards granted in 2019 are described in more detail in the Grants of Plan-Based Awards table on page 51.

(3)
PSUs will be earned and paid in shares of Common Stock only if performance requirements are met or exceeded. The PSUs are eligible for dividend equivalents, and the dividend equivalents are subject to the same performance requirements as the corresponding PSUs and are only earned if the performance measures are met or exceeded. The maximum payout for the 2017, 2018, and 2019 PSUs is 150% of the target number of PSUs. If the PSUs granted in 2019 are earned at the maximum payout, the grant date value of such PSUs would be as shown in the following table, and the amounts reported in the Stock Awards column, above, would be increased by the amount shown in the column to the far right of the following table.

Named Executive Officer	Amount by Which Aggregate Grant Date Values Reported Would be Increased

Houston	$1,743,741

Strable-Soethout	$409,404

Dunbar	$599,997

Halter	$424,056

Valdés	$384,690

2020 Proxy Statement 49

(4)
The amounts shown represent annual incentive compensation awards earned in 2019 and paid in 2020 and include the following amounts deferred into the qualified 401(k) Plan and Excess Plan:

Named Executive Officer	Employee Contributions on Incentive Pay

Houston	$276,154

Strable-Soethout	$495,009

Dunbar	$231

Halter	$10,654

Valdés	$38,817

(5)
The amounts accrued each year differs from the amount accrued in prior years due to increases in age, service and pay. The change in pension value is also highly sensitive to changes in the interest rate used to determine the present value of the payments to be made to the executive. In particular, incremental increases for Mr. Houston and Ms. Strable-Soethout are especially sensitive as they are still earning benefits under the Traditional Formula. Assumptions underlying the determination of the amount of increase in actuarial value for both the qualified and non-qualified pension plans are disclosed on page 56. Changes in these assumptions and compensation changes will impact this value annually. There are no above market earnings on deferred compensation.

  In past proxy statements, the same actuarial assumptions have been used regardless of whether a Named Executive Officer with a benefit under the Traditional Formula has elected to receive their NQDB plan distribution in the form of an annuity or as a lump sum payment. Because a different discount rate is used for determining lump sum payments, the company has changed the assumptions used to value the NQDB reflected in the Summary Compensation Table to reflect the Named Executive Officer's elected form of distribution. This is a better reflection of the value of the benefit that will ultimately be paid to the Named Executive Officer.

  For Messrs. Dunbar and Halter, the 2018 Change in Pension Values are ($58,211) and ($182,357) respectively. Pursuant to SEC reporting rules, a negative Change in Pension Value is reported in the Summary Compensation Table as a zero.

(6)
All Other Compensation for the Named Executive Officers consists of the following:

Name	Perquisites & Other Personal Benefits(a)	Principal Life Contributions to Defined Contribution Plans(b)	Total

Houston	$13,813	$206,640	$220,453

Strable-Soethout	$579	$78,990	$79,569

Dunbar	$8,531	$57,003	$65,534

Halter	$0	$14,250	$14,250

Valdés	$7,374	$65,190	$72,564

(a)
Represents the incremental aggregate cost to Principal for all perquisites provided during the year. Amounts include the value of an annual physical examination, business spousal travel, and gifts given to all sales conference attendees.

(b)
The amounts shown below are Principal Life's matching contributions to the 401(k) Plan and the Excess Plan. The Excess Plan's matching contributions are also included in Principal Life's contributions in the Non-Qualified Deferred Compensation table on page 57.

Named Executive Officer	401(k) Matching Contribution Made by Principal Life	Excess Plan Matching Contribution Made by Principal Life	Total

Houston	$14,250	$192,390	$206,640

Strable-Soethout	$14,250	$64,740	$78,990

Dunbar	$14,250	$42,753	$57,003

Halter	$14,250	$0	$14,250

Valdés	$14,250	$50,940	$65,190

(7)
Sum of the total dollar value of the other columns in this table.

50 2020 Proxy Statement

Grants of Plan-Based Awards for Fiscal Year End December 31, 2019

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Other Stock	Other Option	Exercise	Fair

Name	Date	Threshold	Target	Maximum(1)	Threshold	Target	Maximum	Awards	Awards(3)	Price(4)	Value(5)

Houston		$0	$3,375,000	$10,125,000
	02/25/2019				16,422	65,690	98,535				$3,487,482
	02/25/2019								348,750	$53.09	$3,3487,500

Strable-Soethout		$0	$1,042,125	$3,126,376
	02/25/2019				3,855	15,423	23,135				$818,807
	02/25/2019								81,880	$53.09	$818,800

Dunbar		$0	$2,400,000	$7,199,999
	02/25/2019				5,651	22,603	33,905				$1,199,993
	02/25/2019								120,000	$53.09	$1,200,000

Halter		$0	$2,012,500	$6,037,500
	02/25/2019				3,994	15,975	23,963				$848,113
	02/25/2019								84,815	$53.09	$848,150

Valdés		$0	$677,050	$2,031,150
	02/25/2019				3,623	14,492	21,738				$769,380
	02/25/2019								76,940	$53.09	$769,400

(1)
The maximum award shown is the maximum aggregate award payable under the PrinPay Plan for the Named Executive Officers.

(2)
These columns reflect PSUs granted on February 25, 2019. These PSUs will vest, if at all, according to the 2019-2021 PSU performance scale outlined on page 45. The maximum payout for the 2019 PSUs is 150% of the target number of PSUs.

(3)
Amounts represent the grant date fair value of the award determined in accordance with Topic 718. All assumptions made in calculating the aggregate fair value can be found in Note 18 of the Notes to the Consolidated Financial Statements included in Item 8 of our 2019 Form 10-K.

(4)
The per-share option exercise price is the closing price of the Common Stock on the date of grant.

(5)
Represents the grant date fair value of the award at target.

2020 Proxy Statement 51

Outstanding Equity Awards at Fiscal Year End December 31, 2019

					Stock Awards
								Equity Incentive Plan Awards: Market or payout value of Unearned Shares, Units, or Other Rights that Have Not Vested(4)
	Option Awards						Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested(3)
						Market Value of Shares or Units of Stock that Have Not Vested
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(2)

Houston	59,060	0	$44.88	02/24/2024
	70,210	0	$51.33	02/23/2025
	224,465	0	$37.38	02/22/2026
	107,773	53,887	$62.78	02/27/2027			38,184	$1,975,258
	75,758	151,517	$63.98	02/26/2028			52,751	$2,901,305
	0	348,750	$53.09	02/25/2029			65,690	$3,612,950

Strable-Soethout	68,040	0	$37.38	02/26/2026
	33,650	16,825	$62.78	02/27/2027			11,922	$616,725
	18,380	36,760	$63.98	02/26/2028			12,798	$703,890
	0	81,880	$53.09	02/25/2029			15,423	$848,265

Dunbar	69,025	0	$37.38	02/26/2026
	27,597	13,798	$62.78	02/27/2027			9,777	$505,764
	13,446	26,894	$63.98	02/26/2028			9,363	$514,965
	0	120,000	$53.09	02/25/2029			22,603	$1,243,165

Halter	11,780	23,560	$63.98	02/26/2028	5,859	$322,245	9,374	$515,570
	0	84,815	$53.09	02/25/2029			15,975	878,625

Valdes	32,850	16,425	$62.78	02/27/2027			11,638	$602,034
	17,270	34,540	$63.98	02/26/2028			12,025	$661,375
	0	76,940	$53.09	02/25/2029			14,492	$797,060

(1)
All options vest in three equal installments on the first, second and third anniversaries of the grant date. Each of these options is also subject to accelerated vesting in certain events, such as the Named Executive Officer's death, disability or retirement (awards granted prior to January 1, 2016), or upon the occurrence of a Change of Control.

(2)
All RSUs vest on the third anniversary of the grant date.

(3)
The PSUs granted in 2017 vested on December 31, 2019 and are disclosed at 87% of target in accordance with ASC Topic 718. The PSUs granted in 2018 will vest on December 31, 2020 and will pay out based on performance against certain ROE and Book Value/Share performance goals, but only if either the ROE or operating income threshold performance measure is met as approved by the Human Resources Committee. PSUs granted in 2019 will vest on December 31, 2021 and will pay out based on performance against certain ROE and Book Value/Share performance goals, but only if either the ROE or operating income threshold performance measure is met as approved by the Human Resources Committee.

(4)
Assumes a stock price of $55.00 per share, the closing price of a share of Common Stock on the last trading day of the year, December 31, 2019, reported for the Nasdaq.

Named Executive Officers may defer PSUs that are earned and would otherwise be paid shortly after the performance period. Annual cash incentive awards, as shown in the Non-Equity Incentive Compensation column of the Summary Compensation Table, may also be deferred into the Excess Plan.

52 2020 Proxy Statement

Option Exercises and Stock Vesting

The following table provides information concerning the exercise of stock options and the vesting of RSUs and PSUs during calendar year 2019 for each Named Executive Officer on an aggregated basis.

	Option Awards		Stock Awards

Named Executive Officer	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)

Houston	0	$0	38,184	$1,975,258

Strable-Soethout	0	$0	11,922	$616,725

Dunbar	0	$0	9,777	$505,764

Halter(3)	0	$0	22,484	$1,178,575

Valdés	39,490	$655,825	11,638	$602,034

(1)
Represents the difference between the market price of the underlying shares of Common Stock on the date of exercise and the exercise price of the exercised option.

(2)
Represents the market value of PSUs granted in 2017 that settled on February 24, 2020, at $51.73 upon Committee approval of the final performance modifier of 87%. The actual payout was determined applying negative discretion.

(3)
Mr. Halter's Stock Awards represent the market value of 8,910 PSUs granted in 2017 that settled on February 24, 2020 at $51.73 upon Committee approval of the final performance modifier of 87%. The actual payout was determined applying negative discretion. Additionally, Mr. Halter's Stock Awards represent 13,574 RSUs granted in 2016 that settled on February 22, 2019 at $52.87.

2019 CEO Pay Ratio

Consistent with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K (the pay ratio rule), we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of our CEO, Mr. Houston, as of our fiscal year-end December 31, 2019. We believe the pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

There were no significant changes to our global employee population and our compensation plans remained consistent with the prior year. As such, we do not reasonably believe there have been changes that would result in a significant change to our pay ratio disclosure and, accordingly, are using the same median employee to calculate this year's pay ratio. This employee works in our Des Moines, Iowa office.

We calculated the median employee's annual total compensation in the same manner as the CEO's annual total compensation. In addition to including the value of the Company's 401(k) plan, pension plan, medical benefits, and welfare benefits for purposes of determining the median employee, these amounts also were included in the total annual compensation amounts for purposes of calculating the ratio. This resulted in annual total compensation for the CEO for purposes of determining the ratio in an amount of $14,748,051. The median employee's annual total compensation was $116,561. Based on this information, for 2019 the ratio of the annual total compensation of the CEO to the annual total compensation of the median employee was 127 : 1.

2020 Proxy Statement 53

Pension Plan Information

Participant Group	Pension Benefit Formula

Grandfathered
Participants

Grandfathered Participants were age 47 or older with at least ten years of service on December 31, 2005, and elected to retain the prior benefit provisions under the Defined Benefit ("DB") Plan and the NQDB and to forego receipt of the additional matching contributions offered under the 401(k) and Excess Plans.

Currently, no Named Executive Officer is a Grandfathered Participant.

Defined Benefit Plan (Traditional Formula)

39.2% of Average Compensation (the highest five consecutive years' total Payout of the past ten years of Pay. "Pay" is the Named Executive Officer's base salary and annual incentive bonus up to the Tax Code limits) below the Integration Level(1) plus 61.25% of Average Compensation above the Integration Level.

Cash Balance Plan—The Annual Pay Credits are calculated using the table below

		Annual Pay Credit
	Age+ Service Years (Points)	Contribution on All Pay	Contribution on Pay Above Taxable Wage Base(2)

	< 40	4.00%	2.00%

	40 – 49	5.50%	2.75%

	50 – 59	7.00%	3.50%

	60 – 69	9.00%	4.50%

	70 – 79	11.50%	5.75%

	80 or more	14.00%	7.00%

NQ Defined Benefit

The NQDB benefit formula for Grandfathered Participants hired before January 1, 2002 is the greater of:

•

65% of Average Compensation, offset by Social Security and DB Plan benefits; or

•

The greater of the traditional or cash balance DB Plan benefit for Grandfathered Participants without regard to Tax Code limits, offset by the benefit that can be provided under the DB Plan.

(1)   The Covered Compensation Table in the Tax Code.

(2)   The Social Security Taxable Wage Base.

54 2020 Proxy Statement

Participant Group	Pension Benefit Formula

Non-Grandfathered
Participants

Non-Grandfathered Participants Non-Grandfathered Participants will receive the greater of the benefit provided under the Traditional Benefit Formula or the Cash Balance Formula.

Defined Benefit Plan

Traditional Formula—35% of Average Compensation below the Integration Level plus 55% of Average Compensation above the Integration Level.

Cash Balance Formula—The Annual Pay Credits are calculated using the table below

		Annual Pay Credit
	Age+ Service Years (Points)	Contribution on All Pay	Contribution on Pay Above Taxable Wage Base(2)

	< 40	3.00%	1.50%

	40 – 59	4.00%	2.00%

	60 – 79	5.50%	2.75%

	80 or more	7.00%	3.5%

•

Mr. Houston and Ms. Strable-Soethout earn benefits under the Traditional and Cash Balance Formulas. When benefits begin, they will receive the greater of the benefit under the Traditional Formula or Cash Balance Formula.

•

Mr. Dunbar most recently earned benefits under the Cash Balance Formula prior to his promotion on September 15, 2018. Mr. Dunbar also has a frozen benefit earned for service prior to January 1, 2010 where he will receive the greater of the Traditional Formula or Cash Balance Formula.

•

Mr. Halter has not accrued any benefit under this plan since January 1, 2010. When the frozen benefits are payable, he will receive the greater of the Traditional Formula of Cash Balance Formula.

•

Mr. Valdés primary retirement benefit will be the Cash Balance Formula. Mr. Valdés will also have a small benefit under the Traditional Formula due to service prior to January 1, 2006.

Non-Qualified Defined Benefit

The NQDB benefit formula for Non-Grandfathered Participants hired before January 1, 2002 is:

•

The traditional or cash balance pension plan benefit for Non-Grandfathered Choice Participants (whichever is greater) without regard to Tax Code limits, offset by the benefit that can be provided under the DB Plan.

For employees who were active participants in the plan on December 31, 2005, their accrued benefit will not be less than their accrued benefit determined as of that date.

There is a reduction for benefits paid under the Traditional Formula that begin prior to the Named Executive Officers attaining Normal Retirement Age:

•

Principal subsidizes early retirement if the Named Executive Officer remains employed until Early Retirement Age (age 57 with 10 years of service), which is the earliest date an employee may begin receiving retirement benefits.

•

The early retirement benefits for Grandfathered Choice Participants (and Non-Grandfathered Choice Participants for benefits accrued prior to January 1, 2006) range from 75% at age 57 to 100% at age 62. The early retirement benefits for Non-Grandfathered Choice Participants for benefits accrued after December 31, 2005 range from 75% at age 57 to 97% at age 64.

•

If the Named Executive Officer terminates employment before reaching Early Retirement Age, Principal Life does not subsidize early retirement. The early retirement benefits range from 58.6% at age 57 to 92.8% at age 64.

•

Benefits under the Traditional Formula are eligible for a Cost of Living Adjustment (COLA) after retirement benefits begin. For Non-Grandfathered Participants only benefits accrued as of December 31, 2005 receive this adjustment. The COLA is based on the Consumer Price Index.

Changes Effective January 1, 2023	The Company has announced participant benefit accruals under the Grandfathered and Non-Grandfathered Traditional Formulas in the Defined Benefit and Non-Qualified Defined Benefit Plans will stop effective December 31, 2022. Effective January 1, 2023, participants will begin accruing benefits solely under the Non-Grandfathered Cash Balance Formula. For participants impacted by this change, benefits earned prior to January 1, 2023 will continue to be paid based on the greater of the Traditional or Cash Balance benefit. Benefits earned after December 31, 2022 will be payable as an additional Cash Balance benefit.

2020 Proxy Statement 55

Pension Distributions

Participants receive an annuity under the traditional benefit formula in the DB Plan. The qualified cash balance benefit formula in the DB Plan allows for benefits as an annuity or lump sum.

NQDB benefits may be paid as a lump sum at termination/retirement, or as an annuity. Distributions may also be allowed at death or a change of control. For participants in the plan prior to January 1, 2010, a mandatory payment occurs at age 65, and they may elect for payments on a specified date between age 60 and 65.

Pension Benefits

Named Executive Officer	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit at Normal Retirement Age(2)	Payments During Last Fiscal Year

Houston	Qualified Pension	35	$1,427,417	$0
	NQDB		$11,194,712	$0

Strable-Soethout	Qualified Pension	28	$934,609	$0
	NQDB		$3,074,037	$0

Dunbar(3)	Qualified Pension	24	$1,485,285	$0
	NQDB		$2,969,510	$0

Halter	Qualified Pension	26	$1,040,447	$0
	NQDB		$3,139,390	$0

Valdés	Qualified Pension	9	$284,154	$0
	NQDB		$724,927	$0

(1)
As of December 31, 2019.

(2)
Benefit calculations have been made using the following assumptions:
  •
  Annuity Basis Discount Rate (for Traditional Benefit): 4.15% for December 31, 2018 and 3.25% for December 31, 2019 benefits.

  Cost of Living 1.50% for December 31, 2018 and December 31, 2019

  Mortality: Qualified: Total RP-2006 Rates (baseline from SOA RP-2014) for December 31, 2018 and PRI-12 (white collar for salaried and total for all                                          other s) for December 31, 2019 ;

Non-Qualified: White Collar RP-2006 Rates (baseline from SOA RP-2014) for December 31, 2018 and White Collar PRI-12 for December 31, 2019

Improvement: For December 31, 2018, RPEC-2014-v2018 model using historical data through 2016 (graduated data from 2014). For December 31, 2019, RPEC-2014-v2019 model using historical data through 2017 (graduated from 2015).
Convergence: 7-year to SSA 2010-2088 improvement scale (SSA Trustees Report 2014)

    Traditional benefits under the qualified DB Plan must be paid as annuity. Under the NQDB Plan, Named Executive Officers may elect whether benefits will be paid as annuity or in a single sum payment. Ms. Strable-Soethout and Messers. Halter and Dunbar have elected their NQDB benefit to be paid as an annuity.

  •
  Lump Sum Basis Discount Rate (for Traditional Benefit): for those Named Executive Officers who have elected to receive their traditional NQDB benefits in a single lump sum payment (Messrs. Houston and Valdés) the present value of their Traditional NQDB benefits has been determined using a discount rate as follows: For December 31, 2018, 7.10% for lump sum payments expected to be made in 2019 and 7.15% for expected lump sums in 2020 or later. For December 31, 2019; 6.85% for all expected lump sum payments.

  •
  Lump Sum Mortality: For December 31, 2018, 2019 IRS Mortality for 417(e). For December 31, 2019, 2020 IRS Mortality for 417(e).

  •
  Cost of living increase: For December 31, 2018; 1.58% for benefits paid in 2019 and 1.60% for benefits expected in 2020 and later. For December 31, 2019; 1.50% for all expected benefits.

  •
  Retirement age of 65 for Messers. Houston and Halter and Ms. Strable-Soethout, who will have reduced benefits prior to that point. Retirement age of 65 for Messers. Dunbar and Valdés frozen traditional benefit plus current cash balance account. The present value of the cash balance benefit is the current account balance projected with the cash balance interest crediting rate to age 65 andthen discounted back to the current age using the annuity basis discount rate with no mortality (Messers Dunbar and. Valdés' cash balance account); and

  •
  Cash balance interest crediting rate of 5.0% for December 31, 2018 and December 31, 2019.

(3)
Mr. Dunbar stopped accruing benefits on September 14, 2018.

56 2020 Proxy Statement

Non-Qualified Deferred Compensation

Named Executive Officer	Executive Contributions in Last Fiscal Year(1)	Principal Life Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year End(4)

Houston	$275,520	$192,390	$1,215,382	$0	$5,727,114

Strable-Soethout	$420,050	$64,740	$375,980	$0	$2,657,253

Halter	$0	$0	$38,996	$0	$163,791

Dunbar(3)	$43,556	$42,753	$174,595	$0	$975,538

Valdés	$74,610	$50,940	$148,329	$0	$1,078,040

(1)
The amounts shown as "Executive Contributions" have either been included in the Salary column of the Summary Compensation Table on page 49 or represent annual incentive payment deferrals earned in 2018 and credited to the Named Executive Officers' accounts during 2019.

(2)
The amounts shown as "Principal Life Contributions" are included in the "All Other Compensation Column" of the Summary Compensation table on page 49.

(3)
Mr. Dunbar continued to make contributions and receive company match through December 31, 2018 because his elections were irrevocable for the year as required by Tax Code Section 409A. Additionally, the portion of his bonus attributable to service prior to his promotion on September 15, 2018 and paid in 2019 is eligible for deferral pursuant to the election he made, and he will receive company match on those deferrals.

(4)
The end of year 2019 aggregate balances include the following deferrals and matching contributions from years prior to 2019:

Named Executive Officer	Employee Deferral Prior to 1/1/2019	Principal Life Match Prior to 1/1/2019	Total

Houston	$1,697,759	$1,124,648	$2,822,407

Strable-Soethout	$1,195,177	$418,093	$1,613,270

Dunbar	$215,856	$141,526	$357,382

Halter	$47,714	$35,785	$83,499

Valdés	$416,363	$298,123	$714,486

Qualified 401(k) Plan and Excess Plan

Plan Feature	Qualified 401(k) Plan	Excess Plan

Deferrals	1-15% of base salary and up to 100% of annual incentive compensation awards (1-100% of base pay if not contributing to the Excess Plan) up to the limits imposed by the Tax Code.	1-15% of base salary and up to 100% of annual incentive compensation awards.

Investment Options	There are 20 investment options and investment and investment returns are based on the participant's investment direction.	The investment options represent "phantom" units tied to the results of the reference funds listed on page 58. The investment return is based on the participant's investment direction.

Distributions	Allowed at various times including termination, death and disability.	Allowed at various times including termination, death, specified date, change of control, unforeseen emergency and mandatory payment at age 65.

Vesting	3-year cliff	Immediate

2020 Proxy Statement 57

The following are the investment options available to all participants in the Excess Plan; each option represents "phantom" units tied to the listed funds (parenthesized information indicates share class):

Investment Option	1 Year Rate Of Return (12/31/2019)

Principal Blue Chip Fund (Institutional)	38.79%
Principal Equity Income Fund (Institutional)	28.95%
Principal LargeCap S&P 500 Index Fund (Institutional)	31.32%
Principal LargeCap Growth Fund I (Institutional)(1)	34.83%
Principal MidCap Fund (Institutional)	42.91%
Principal SmallCap Value II Fund (Institutional)	23.19%
Principal SmallCap S&P 600 Index Fund (Insitutional)	22.58%
Principal SmallCap Growth I Fund (Institutional)	33.59%
Principal Real Estate Securities Fund (Institutional)	31.13%
Principal International Emerging Markets Fund (Institutional)	17.60%
Principal Diversified International Fund (Insitutional)	22.93%
Principal LifeTime Hybrid 2015 Fund (R6)	15.17%
Principal LifeTime Hybrid 2020 Fund (R6)	17.21%
Principal LifeTime Hybrid 2025 Fund (R6)	19.15%
Principal LifeTime Hybrid 2030 Fund (R6)	20.96%
Principal LifeTime Hybrid 2035 Fund (R6)	22.79%
Principal LifeTime Hybrid 2040 Fund (R6)	23.95%
Principal LifeTime Hybrid 2045 Fund (R6)	24.78%
Principal LifeTime Hybrid 2050 Fund (R6)	25.60%
Principal LifeTime Hybrid 2055 Fund (R6)	26.23%
Principal LifeTime Hybrid 2060 Fund (R6)	26.61%
Principal LifeTime Hybrid 2065 Fund (R6)	31.45%
Principal LifeTime Hybrid Income Fund (R6)	11.91%
Principal Core Plus Bond Fund (Institutional)	9.87%
Principal Inflation Protection Fund (Insitutional)	8.05%
Principal Government & High Quality Bond Fund (Institutional)	6.46%
Principal Financial Group, Inc. Employer Stock Fund	29.45%
Principal Diversified Real Asset Fund (Insitituional)	15.01%
Principal Select Stable Value Fund	2.19%

(1)
Effective October 11, 2019, the prior investment option merged into LargeCap Growth Fund I

Severance Plans

Messrs. Houston, Dunbar, Halter and Valdés and Ms. Strable-Soethout are eligible for severance under the Company's severance plan if they are terminated because of layoffs, position elimination or similar reasons. They are not eligible for severance benefits if they take a comparable job with Principal Life, fail to sign a release of claims against Principal Life, and/or for other specified reasons. The benefit payable under the severance plan is the greater of one week of base salary for each year of service with Principal Life or two weeks of base salary for each $10,000 of annual base salary (rounded to the nearest $10,000), up to a maximum of 52 weeks. The severance plan also provides for three months of reimbursement of premium for continuation of medical, dental and vision insurance under the retiree medical plan if the Executive is eligible to retire or COBRA if the Executive is not eligible to retire. In circumstances in which the severance plan does not apply, the Human Resources Committee would determine whether any severance benefits would be paid to Messrs. Houston, Dunbar, Halter and Valdés and Ms. Strable-Soethout.

58 2020 Proxy Statement

The following table illustrates the severance or contractual benefits that the Named Executive Officers would have received had they qualified for such benefits on December 31, 2019.

Named Executive Officer	Severance	Outplacement Services	COBRA Reimbursement	Total

Houston	$900,000	$40,000	$5,617	$945,617

Strable-Soethout	$595,500	$40,000	$3,225	$638,725

Dunbar	$600,000	$40,000	$5,617	$645,617

Halter	$575,000	$40,000	$7,119	$622,119

Valdés	$615,500	$40,000	$5,491	$660,991

Change of Control Employment Agreements

Principal has Change of Control Employment Agreements with each of the Named Executive Officers currently employed. These Agreements provide market-based severance protection and do not provide excess tax gross ups. The Agreements have an initial term of two years and will automatically renew for successive one-year periods unless Principal provides a notice electing not to extend the term. If during the term of these agreements a Pre-Change of Control Event or a Change of Control occurs, the term of the agreements will extend until the second anniversary of a Change of Control. These agreements provide that if payments upon termination of employment related to a Change of Control would be subjected to the excise tax imposed by Section 4999 of the Tax Code, and if reducing the amount of the payments would result in greater benefits to the Named Executive Officer (after taking into consideration the payment of all income and excise taxes that would be owed as a result of the Change of Control payments), Principal will reduce the Change of Control payments by the amount necessary to maximize the benefits received, determined on an after tax basis.

The severance and other benefits provided under these agreements will be available to Named Executive Officers upon a Change of Control if their employment is terminated following or in connection with a Pre Change of Control Event, or if any third party ends or adversely changes the terms and conditions of their employment. For a termination prior to a Change of Control, such termination or change in employment is deemed to have occurred immediately following the date on which a Change of Control occurs, rather than at the time the termination or change in employment actually occurs.

Under these Agreements, a Pre-Change of Control Event means:

•
An offer that would result in a third party owning 40% or more of the Company's voting securities;

•
A proxy solicitation or contest for the election of one or more members of the Company's Board; or

•
An agreement that would result in a Change of Control.

Under these Agreements, a Change of Control means:

•
Any person becoming an owner of 40% or more of the Company's Common Stock;

•
Directors on the Board on the date of the Agreements (or those thereafter nominated for election, or elected to replace such Directors by certain incumbent Directors) are no longer a majority of the Board;

•
A merger, reorganization, consolidation or similar transaction in which the shareholders of Principal do not continue to own more than 60% of the voting securities of the surviving corporation or its ultimate parent corporation; or

•
Approval by the shareholders of Principal of a sale of its assets or a plan of liquidation.

These Agreements also provide:

•
That the Named Executive Officers receive specified salary, annual incentive compensation and benefits for two years following a Change of Control if their employment continues after the Change of Control;

•
That if the successor to Principal agrees to issue equity to replace the equity awards, they received from Principal, the outstanding equity awards will continue or will become equity related to the common stock of the successor company ("Successor"). Any outstanding performance based equity awards will be converted into time vesting restricted stock or RSUs for Principal stock (or the stock of the Successor). If the Successor does not or cannot

2020 Proxy Statement 59

  agree to such substitution, then any such awards that are not converted will become fully vested, exercisable and/or distributable upon the Change of Control. In addition, the Agreements and equity award agreements specify that the Committee (as made up immediately prior to the Change of Control) determines whether awards will be settled in cash;

•
For severance and other benefits, if their employment is terminated without "Cause" or by the Named Executive Officer voluntarily for Good Reason. Termination without Cause or by the Named Executive Officer for Good Reason is referred to as a Qualifying Termination; and

•
That they will vest in all benefits previously accrued under the NQDB and Excess Plans, and these benefits will be paid in accordance with these plans.

The benefits received upon a Change of Control without termination of employment include the current vested account balance in the Excess Plan and the current vested benefit in the NQDB, according to change of control distribution elections on file for these plans.

For purposes of the Agreements, Good Reason means negative changes in the terms and conditions of the Named Executive Officer's employment, consisting of:

•
Failure to pay base salary;

•
Failure to pay the annual bonus or a reduction in annual bonus opportunity;

•
Material adverse change in position, authority or duties;

•
Material reduction in the aggregate compensation and benefits;

•
Relocation to any office or location more than 50 miles from where the Named Executive Officer worked immediately before the Change of Control;

•
Any material breach of the Change of Control Employment Agreement;

•
Any purported termination the Company claims is for Cause, but fails to satisfy the requirements for a Cause termination; or

•
The failure of the Successor to be bound by the Agreements.

Cause means any one or more of the following:

•
Commission of certain crimes;

•
Misconduct or habitual neglect of duties; or

•
Willful or intentional breach of the Change of Control Employment Agreement.

The benefits to be paid or provided under the Agreements if termination occurs for Good Reason or without Cause consist of:

•
Lump sum severance benefits equal to two times the sum of the annual base salary and target annual bonus;

•
Immediate vesting of all stock options, stock appreciation rights, shares of restricted stock, PSAs, PSUs, performance units, RSUs and deferred stock units;

•
A prorated annual bonus for the year of termination minus the amount paid for the bonus at the time of the Change of Control; and

•
The reimbursement for legal fees and other related expenses to enforce the Agreements.

In addition, until the third anniversary of the date of the Named Executive Officer's termination, he or she and his or her eligible family members will receive medical, prescription drug, dental, vision, group term life insurance, and accidental death and dismemberment coverages comparable to those received by Executives whose employment continues.

Pursuant to these Agreements, the Named Executive Officers agreed that for one year following a termination of employment that results in the Named Executive Officer receiving the severance benefits described above, he or she will not work for a competing business, solicit employees or customers, or interfere with the relationships of the Company, its affiliates and subsidiaries with their employees or customers.

60 2020 Proxy Statement

Potential Payments Upon Termination Related to a Change of Control

The following table describes the potential payments upon involuntary termination without Cause or voluntary termination for Good Reason following a Change of Control. The calculations provided in the table assume:

•
termination occurred on December 31, 2019;

•
per share price of the Company's Common Stock was $55.00, the closing price as of December 31, 2019, the last trading day of the year.

Named Executive Officer	Cash Severance(1)	Spread on Previously Unvested Options	Value of Previously Unvested Restricted Stock & Performance Shares(2)	Benefits Continuation(3)	Accelerated Pension Benefit(4)	Total Termination Benefits (before taxes)

Houston	$8,550,000	$666,112	$8,682,520	$79,193	$0	$17,977,825

Strable-Soethout	$3,275,250	$156,391	$2,229,150	$73,341	$0	$5,734,132

Dunbar	$6,000,000	$229,200	$2,313,355	$79,193	$0	$8,621,748

Halter	$5,175,000	$161,997	$3,077,085	$94,704	$0	$8,508,786

Valdés	$2,585,100	$146,955	$2,119,315	$79,193	$0	$4,930,563

(1)
Cash severance equals two times the sum of base salary and target annual bonus. In addition, the Named Executive Officers would be entitled to a pro rata bonus for the year of termination.

(2)
Equals the full value of unvested restricted shares and unearned performance shares as of December 31, 2019, where vesting would be accelerated, at a stock price of $55.00. Performance shares granted in 2017 and 2018 are valued at target, based on Company performance to date as of December 31, 2019.

(3)
Includes the estimated cost of continued medical, dental, vision, and life insurance coverage for three years after the Named Executive Officer's termination and outplacement services.

(4)
Represents the lump sum present value of the accelerated vesting of unvested retirement benefits. All of the Named Executive Officers are fully vested in their pension benefit.

2020 Proxy Statement 61

Proposal Four—Advisory Vote to Approve Executive Compensation

The Company's Executive compensation program is designed to reward Executives who contribute to the achievement of the Company's business objectives and to attract, retain and motivate talented Executives to perform at the highest level and contribute significantly to the Company's success. The program is designed to tie the delivery of Executive compensation to the achievement of the Company's long-and short-term financial and strategic goals and to align the interests of Executives and shareholders. The purposes and objectives of, and the rationale behind, the Company's compensation program are described in significant detail in the Compensation Discussion and Analysis, starting on page 33. Of particular note are the following policies and practices aligned with recognized corporate governance best practice:

•
Our Executive compensation is, in large measure, highly variable and directly linked to our short term and long-term financial and strategic goals and the performance of the Company's stock price over time.

•
Executives receive a significant portion of total compensation opportunity in the form of equity based long-term incentives and are required to own stock in Principal to ensure their interests are aligned with the shareholders' interests and long-term performance of Principal.

•
Principal prohibits all employees, including Executives, from: purchasing Company securities on margin, except for the exercise of employee stock options; short sales; trading in put or call options; and purchasing, directly or through a designee, any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that is designed to hedge or offset any decrease in the market value of Company securities.

•
Principal has a compensation recovery policy to recover incentive compensation paid to Executives if the amount of the compensation was based on achievement of financial results that were subsequently restated, if, in the opinion of the Human Resources Committee, the Executive engaged in fraud or intentional misconduct that caused the restatement of the Company's financial statements, and if the amount of the Executive's incentive compensation or equity award would have been lower had the financial results been properly reported.

•
Our Executive Change of Control Employment Agreements provide market-based service protection and do not contain excise tax gross ups.

•
We provide limited perquisites to Executives—one physical examination per year, business spousal travel, and gifts of nominal value given to all sales conference attendees.

•
Our programs are designed to be financially efficient from tax, accounting, cash flow and share dilution perspectives. We make efforts to ensure tax deductibility to Principal of all compensation to the extent practicable.

Shareholders are being asked to vote on the Company's compensation policies and procedures for the Named Executive Officers, as described in the Compensation Discussion and Analysis and the compensation tables and the accompanying narratives in this Proxy Statement.

This vote is not intended to address any specific item of compensation, but the Company's overall compensation related to our Named Executive Officers. Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Human Resources Committee, which is responsible for designing and administering the Company's Executive compensation program, values shareholder opinions and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers.

In 2017, 89.17% of shareholders who cast ballots voted to retain an annual advisory vote on Executive Compensation, and the Board approved continuing this practice. Say on pay votes will be held annually until the next vote on the frequency of this advisory vote is conducted in 2023, or until the Board determines that a different frequency would be in the best interests of the Company's shareholders.

This proposal, commonly known as a "say on pay" proposal, gives shareholders the opportunity to vote on an advisory, nonbinding basis to approve the compensation of our Named Executive Officers as disclosed in this proxy statement pursuant to SEC rules through the following resolution:

RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

The Board of Directors recommends that shareholders vote "For" this resolution.

62 2020 Proxy Statement

Proposal Five—Ratification of Appointment of Independent Registered Public Accountants

Subject to shareholder ratification, the Audit Committee has appointed the firm of Ernst & Young LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2020. In order to assure continuing auditor independence, the Audit Committee periodically considers the advisability and potential impact of selecting a different independent external audit firm. Ernst & Young LLP has served as the Company's independent registered public accountant since it became a publicly traded company in 2001, and Principal Life has used Ernst & Young LLP as its independent registered public accountant for many years prior thereto. The Audit Committee and the Board of Directors believe, after the consideration of a variety of factors, that the continued retention of Ernst & Young LLP is in the best interest of the Company and its shareholders. Ratification of the appointment of the independent registered public accountants requires the affirmative vote of a majority of the shares represented at the meeting and voting on the matter. If the shareholders do not ratify this appointment, the Audit Committee will consider the matter of the appointment of the independent registered public accountants.

RESOLVED, that the appointment of Ernst & Young, LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2020 be ratified.

The Board of Directors recommends that shareholders vote "For" this resolution.

Representatives of Ernst & Young LLP will participate in the Annual Meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions relating to the audit of the Company's 2019 consolidated financial statements.

Audit Fees

The aggregate fees billed by the Company's independent registered public accounting firm in 2019 and 2018 for professional services rendered in connection with regulatory audits in accordance with US GAAP, statutory, or foreign accounting principles; consultation on matters addressed during these audits; review of documents filed with regulators including the SEC; other engagements required by statute; or engagements that generally only the Company's independent registered public accounting firm can reasonably provide, such as comfort letters or consents, were approximately $12,588,000 in 2019 and $12,079,000 in 2018.

Audit Related Fees

The aggregate fees billed by the Company's independent registered public accounting firm in 2019 and 2018 for professional services rendered in connection with audit related services such as financial statement audits of employee benefit plans, financial statement audits not required by statute or regulation, accounting consultations in connection with proposed transactions or emerging accounting standards, and other attest and related advisory services not required by statute or regulation totaled approximately $1,950,000 in 2019 and $1,788,000 in 2018.

Tax Fees

The aggregate fees billed by the Company's independent registered public accounting firm for professional services rendered in connection with tax services consisting primarily of tax compliance totaled approximately $137,000 in 2019 and $244,000 in 2018. Tax compliance generally involves preparation, assistance or attestation related to tax filings in various domestic and non-domestic jurisdictions. Tax consultation generally involves assistance in connection with tax audits, filing appeals, and compliance with tax related regulations.

All Other Fees

The aggregate fees billed by the Company's independent registered public accounting firm for professional services rendered in connection with other services totaled approximately $45,000 in 2019 and $0 in 2018.

The Audit Committee has adopted a policy on auditor independence that calls for the Committee to preapprove any service the Company's independent registered public accountant proposes to provide to the Company, its majority owned subsidiaries, employee benefit plans or affiliates which the Company controls or significantly influences. The policy also calls for the Committee to preapprove any audit service any independent auditor proposes to provide to these entities. The purpose of the policy is to assure that the provision of such services does not impair any auditor's independence. The policy provides for the general preapproval of specific types of Audit and Audit Related services

2020 Proxy Statement 63

and fees up to an established individual engagement and annual threshold. The policy requires specific preapproval of all other services. Pursuant to the policy, each quarter Principal management presents to the Committee a detailed description of each particular service that meets the definition of services that have been generally approved and each service for which specific preapproval is sought, and an estimate of fees for each service. The policy accords the Audit Committee Chair authority to preapprove services and fees for those services that arise between regularly scheduled meetings of the Audit Committee. In considering whether to preapprove the provision of non-audit services by the independent registered public accountant, the Audit Committee will consider whether the services are compatible with the maintenance of the independent registered public accountant's independence. The Audit Committee does not delegate its responsibilities to preapprove services performed by an independent auditor to management.

The Audit Committee did not approve the services described above under the captions "Audit Related Fees," "Tax Fees," and "All Other Fees," by utilizing the de minimis exception of SEC Rule 2-01(c)(7)(i)(C).

64 2020 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

Except as otherwise indicated below, the following table shows, as of March 1, 2020, beneficial ownership of shares of Common Stock by (i) the only shareholders known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each Director, (iii) each Named Executive Officer and (iv) all current Directors and Executive Officers as a group. Except as otherwise indicated below, each of the individuals named in the table has sole voting and investment power, or shares such powers with his or her spouse, for the shares set forth opposite his or her name.

Name	Number of Shares Beneficially Owned(1)	Percent of Common Stock Outstanding

The Vanguard Group(2)	30,737,191	10.73
100 Vanguard Boulevard Malvern, Pennsylvania 19355

BlackRock Inc.(3)	18,920,630	8.40
55 East 52nd Street New York, NY 10055

Nippon Life Insurance Company(4)	18,137,000	6.29
3-5-12 Imabashi Chuo-ku Osaka, 541-8501, Japan

Capital Research Global Investors (a division of Capital Research and Management Company (CRMC)(5)	14,274,750	5.1
333 South Hope Street Los Angeles, CA 90071

Jonathan Auerbach	0

Betsy J. Bernard	49,996	*

Jocelyn Carter-Miller	50,884	*

Michael T. Dan	24,229	*

C. Daniel Gelatt	141,429	*

Sandra L. Helton	49,453	*

Roger C. Hochschild	11,996	*

Scott M. Mills	7,847	*

Diane C. Nordin	4,131	*

Blair C. Pickerell	10,712	*

Elizabeth E. Tallett	55,905	*

Timothy M. Dunbar	340,222	*

Patrick G. Halter	154,470	*

Daniel J. Houston	944,755	*

Deanna D. Strable-Soethout(6)	383,260	*

Luis Valdés	177,047	*

All Directors and Executive Officers as a group (22 persons)	3,157,793	1.09

2020 Proxy Statement 65

*
The number of shares represents less than one percent of the number of shares of Common Stock outstanding.

(1)
Includes beneficial ownership of shares which each person named in this table has the right to acquire on or before May 14, 2020 pursuant to previously awarded stock options, RSUs, and performance units that, although scheduled to be paid in shares in more than 60 days, would be paid immediately upon termination of service, as follows: Mr. Auerbach, 0; Ms. Bernard, 48,341; Ms. Carter Miller, 50,614; Mr. Dan, 24,229; Mr. Gelatt, 53,834; Ms. Helton, 48,341; Mr. Hochschild, 11,996; Mr. Mills, 7,847; Ms. Nordin, 4,131; Mr. Pickerell, 10,712; Ms. Tallett, 53,272; Mr. Dunbar, 267,663; Mr. Halter, 84,836; Mr. Houston, 783,161; Ms. Strable-Soethout, 266,223; Mr. Valdés,109,461; and all other executive officers as a group, 495,785.

(2)
The information regarding beneficial ownership by The Vanguard Group is based solely on an amended Schedule 13G filed by it with the SEC on February 10, 2020, which provided information as of December 31, 2019. According to the Schedule 13G, Vanguard has sole voting power with respect to 396,373 shares; shared voting power with respect to 75,440 shares; sole investment power with respect to 30,786,349 shares; and shared investment power with respect to 446,559 shares.

(3)
The information regarding beneficial ownership by BlackRock Inc.is based solely on an amended Schedule 13G filed by it with the SEC on February 5, 2020, which provided information as of December 31, 2019. According to the Schedule 13G, BlackRock has sole voting power with respect to 20,626,720 shares; shared voting power with respect to 0 shares; sole investment power with respect to 23,276,309 shares; and shared investment power with respect to 0 shares.

(4)
The information regarding beneficial ownership by Nippon Life Insurance Company is based solely on a Schedule 13G filed by it with the SEC on February 28, 2008, which provided information as of February 21, 2008. According to the Schedule 13G, Nippon Life has sole voting power with respect to 18,137,000 shares; shared voting power with respect to 0 shares; sole investment power with respect to 18,137,000 shares; and shared investment power with respect to 0 shares.

(5)
The information regarding beneficial ownership by Capital Research Global Investors is based solely on a Schedule 13G filed by it with the SEC on February 13, 2020, which provided information as of December 31, 2019. According to the Schedule 13G, Capital Research Global Investors has sole voting power with respect to 14,274,750 shares; shared voting power with respect to 0 shares; sole investment power with respect to 14,274,750 shares; and shared investment power with respect to 0 shares.

(6)
Includes shares owned by Ms. Strable-Soethout's spouse.

In addition to beneficial ownership of Common Stock, the Company's Directors and Executive Officers also hold different forms of "stock units" that are not reported in the security ownership table but represent additional financial interests that are subject to the same market risk as Common Stock. These units include shares that may be acquired after May 14, 2020, pursuant to previously awarded stock options, RSUs, performance share units and nontransferable accounting entry units such as phantom stock units issued pursuant to Company stock-based compensation and benefit plans. The value of such units is the same as the value of the corresponding number of shares of Common Stock.

See "Directors' Compensation" on pages 21-23 for a discussion of the options and RSUs granted to Directors under the Principal Financial Group, Inc. 2014 Directors Stock Plan and the phantom stock units credited to Directors who participate in the Deferred Compensation Plan for non-employee Directors of Principal Financial Group, Inc. See "Compensation Discussion and Analysis" beginning on page 33 for a discussion of the performance units credited to officers who defer receipt of awards under a long-term performance plan, the options and RSUs granted under the 2014 Stock Incentive Plan, and phantom stock units credited to officers that defer salary into an employer stock fund available under the Excess Plan.

As of March 1, 2020, the Directors and Executive Officers named in the security ownership table hold a pecuniary interest in the following number of units: Mr. Auerbach, 1,955; Ms. Bernard, 3,069; Ms. Carter Miller, 3,069; Mr. Dan, 13,320; Dr. Gelatt, 3,069; Ms. Helton, 3,069; Mr. Hochschild, 15,302; Mr. Mills, 9,741; Ms. Nordin, 3,069; Mr. Pickerell, 3,069; Ms. Tallett, 10,419; Mr. Dunbar, 226,108; Mr. Halter, 167,119; Mr. Houston, 711,766; Ms. Strable-Soethout, 164,967; and Mr. Valdés, 148,374.

66 2020 Proxy Statement

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, Executive Officers and persons who own more than ten percent of a registered class of the Company's equity securities (Reporting Persons) to file with the SEC and Nasdaq reports of ownership of the Company's securities and changes in ownership. Reporting Persons required to provide the Company with copies of all Section 16(a) reports they file. Based on a review of the reports provided to the Company or written representations from Reporting Persons, the Company believes that during the fiscal year ended December 31, 2019, all Section 16(a) reports were filed on a timely basis, except for one report for Mr. Auerbach. Due to an administrative error, a report prepared on Mr. Auerbach's behalf immediately following his appointment to the board was inadvertently not filed prior to the filing deadline.

2020 Proxy Statement 67

Questions and Answers About the
Annual Meeting

How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on March 25, 2020 (the "Record Date"), or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting: http://www.meetingcenter.io/210150695.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is PFG2020.

The online meeting will begin promptly at 9:00 a.m., Central Time. We encourage you to access the online meeting 10-15 minutes prior to the start time leaving ample time for the check in.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance of the meeting and no later than 5:00 p.m. Eastern Time on Thursday, May 14, 2020. Please follow the registration instructions as outlined below under "How do I register to attend the Annual Meeting virtually on the internet?"

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received. If you cannot locate your notice or proxy card but would like to attend the meeting, you can enter as a guest.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet. Registration will require you to contact your bank or broker and request a legal proxy which provides proof of your proxy power. Once received, to register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your ownership of Principal Financial Group, Inc. common stock along with your name and email address to Computershare. Requests for registration must be labeled as "Legal Proxy" and be received no later than 5:00 p.m., Eastern Time, on May 14, 2020. If you do not have a legal proxy but would like to attend the meeting, you can enter as a guest.

Requests for registration should be directed to us at the following:

By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

By mail:

Computershare
Principal Financial Group, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

You will receive a confirmation of your registration by email.

Why are you holding a virtual meeting instead of a physical meeting?

Due to the emerging public health impact of the coronavirus outbreak (i.e., COVID-19) and to support the health and well-being of our shareholders and other stakeholders, we have decided that this year's annual meeting will be a completely virtual meeting of shareholders, which will be conducted solely online via live webcast. You will be able to participate in the annual meeting online, vote your shares electronically after following the above directions, and

68 2020 Proxy Statement

submit your questions prior to and during the meeting by visiting: http://www.meetingcenter.io/210150695 and entering the meeting password PFG2020.

Why didn't I receive a copy of the paper proxy materials?

The SEC rules allow companies to notify shareholders that proxy materials are available on the Internet and to provide access to those materials via the Internet. You may obtain paper copies of the proxy materials free of charge by following the instructions provided in the notice of Internet availability of proxy materials.

Why did I receive notice of and access to this proxy statement?

The Board is soliciting proxies to be voted at the Annual Meeting of shareholders to be held on May 19, 2020, at 9:00 a.m., Central Daylight Savings Time, and at any adjournment or postponement of the meeting. Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our shareholders and other stakeholders, we have decided that this year's Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: http://www.meetingcenter.io/210150695 at the meeting date and time described above. The password for the meeting is PFG2020. There is no physical location for the Annual Meeting.

When the Board asks for your proxy, it must provide you access to proxy materials that contain information required by law. These materials were first made available, or sent to shareholders on April 6, 2020.

What is a proxy?

It is your legal designation of another person to vote the stock you own. The other person is called a proxy. When you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Principal has designated three of Company's officers to act as proxies for the 2020 Annual Meeting: Timothy M. Dunbar, President, Principal Global Asset Management; Deanna D. Strable-Soethout, Executive Vice President and Chief Financial Officer; and Karen E. Shaff, Executive Vice President and Chief Legal Officer.

What will the shareholders vote on at the Annual Meeting?
•
Election of three Directors for three-year terms;
•
Approval of the Amended and Restated Principal Financial Group, Inc. Director Stock Plan;
•
Approval of the Amended and Restated Principal Financial Group, Inc. Employee Stock Purchase Plan;
•
An advisory vote to approve Named Executive Officer compensation; and
•
Ratification of the appointment of independent auditors.

Will there be any other items of business on the agenda?

Principal does not expect any other items of business because the deadline for shareholder proposals and nominations has passed. However, if any other matter should properly come before the meeting, the people authorized by proxy will vote according to their best judgment.

Who can vote at the Annual Meeting?

Shareholders as of the close of business on the Record Date (March 25, 2020) can vote at the Annual Meeting.

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How many votes do I have?

You will have one vote for every share of Company Common Stock you owned on the Record Date.

What constitutes a quorum?

One third of the outstanding shares of Common Stock as of the Record Date. On the Record Date, there were 273,388,576 shares of Common Stock outstanding. A quorum must be present, in person or by proxy, before any action can be taken at the Annual Meeting, except an action to adjourn the meeting.

How many votes are required for the approval of each item?
•
Each nominee for Director will be elected if there are more votes for the nominee than votes against the nominee. Directors are elected by the majority of votes cast in uncontested Director elections.

•
The vote to approve the Amended and Restated Principal Financial Group, Inc. Director Stock Plan will be approved if there are more votes for the proposal than against the proposal.

•
The vote to approve the Amended and Restated Employee Stock Purchase Plan will be approved if there are more votes for the proposal than against the proposal.

•
The advisory vote to approve the Company's Named Executive Officer compensation will be approved if there are more votes for the proposal than against the proposal.

•
The appointment of the independent auditors will be ratified if there are more votes for the proposal than votes against the proposal.

•
Abstentions and broker non-votes will be treated as being present at the meeting for determining a quorum but will not be counted as votes for the proposals. They have no impact on the Director nominees, the advisory vote to approve Named Executive Officer compensation or ratification of independent auditors.

What are Broker Non-votes?

If your shares are held in a brokerage account, your broker will ask you how you want your shares to be voted. If you give your broker directions, your shares will be voted as you direct. If you do not give directions, the broker may vote your shares on routine items of business, but not on non-routine items. Proxies that are returned by brokers because they did not receive directions on how to vote on non-routine items are called "broker non-votes."

How do I vote by proxy?

Shareholders of record may vote by mail, by telephone or through the Internet. Shareholders may vote "for," "against" or "abstain" from voting for each of the Director nominees, the proposal to approve the Amended and Restated Principal Financial Group, Inc. Director Stock Plan, the proposal to approve the Amended and Restated Principal Financial Group, Inc. Employee Stock Purchase Plan, the advisory vote to approve Named Executive Officer compensation, and the proposal to ratify the appointment of the independent auditors.

•
By Mail.  Sign and date each proxy or voting instruction card you receive and return it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you are signing as a representative (for example, as an attorney in fact, executor, administrator, guardian, trustee or an officer or agent of a corporation or partnership), indicate your name and your title or capacity. If the stock is held in custody for a minor, the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners.

•
By Telephone.  Follow the instructions on the proxy or voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials. If you vote by telephone, do not return your proxy or voting instruction card.

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Through the Internet.  You may vote online at www.investorvote.com. Follow the instructions provided in the notice of Internet availability of proxy materials or on the proxy or voting instruction card. If you vote through the Internet, do not return your proxy or voting instruction card.

70 2020 Proxy Statement

How do I vote shares that are held by my broker?

If you own shares held by a broker, you may direct your broker or other nominee to vote your shares by following the instructions that your broker provides to you. Most brokers offer voting by mail, telephone and through the Internet.

How do I vote in person?

Because the 2020 Annual Meeting will be entirely virtual by webcast, you will not be able to vote your shares in person. We encourage you to vote in advance of the meeting by mail, telephone or through the Internet. In addition, you can vote at the virtual meeting by using the instructions provided above at "How do I register to attend the Annual Meeting virtually on the Internet?"

How do I vote my shares held in the Company's 401(k) plan?

The trustees of the plan will vote your shares in accordance with the directions you provide by voting on the voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials. Shares for which voting instructions are not received are voted in the discretion of the trustees. Voting instructions must be received by 1:00 a.m. Central Daylight Time on May 15, 2020.

How are shares held in the Demutualization separate account voted?

Principal became a public company on October 26, 2001, when Principal Mutual Holding Company converted from a mutual insurance holding company to a stock company ("Demutualization") and the initial public offering of shares of the Company's Common Stock was completed. Principal issued Common Stock to Principal Life, and Principal Life allocated this Common Stock to a separate account that was established to fund policy credits received as Demutualization compensation by certain employee benefit plans that owned group annuity contracts. Although Principal Life will vote these shares, the plans may give Principal Life voting directions. A plan may give voting directions by following the instructions on the voting instruction card or the instructions in the message that notified you of the availability of proxy materials. Principal Life will vote the shares as to which it received no direction in the same manner, proportionally, as the shares in the Demutualization separate account for which it has received directions. Voting instructions must be received by 1:00 a.m. Central Daylight Time on May 15, 2020.

How do I vote my shares held in the Company's Employee stock purchase plan (ESPP)?

The trustees of the plan will vote your shares in accordance with the directions you provide by voting on the voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials. Shares for which voting instructions are not received are voted in the discretion of the trustees. Voting instructions must be received by 1:00 a.m. Central Daylight Time on May 15, 2020.

Who counts the votes?

Votes will be counted by Computershare Trust Company, N.A.

What happens if I do not vote on an issue when returning my proxy?

If no specific instructions are given, proxies that are signed and returned will be voted as the Board of Directors recommends:

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"For" the election of all Director nominees;
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"For" the approval of the Amended and Restated Principal Financial Group, Inc. Director Stock Plan;
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"For" the approval of the Amended and Restated Principal Financial Group, Inc. Employee Stock Purchase Plan;

2020 Proxy Statement 71

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"For" approval of the Company's named executive officer compensation; and
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"For" the ratification of Ernst & Young LLP as independent auditors.

How do I revoke my proxy?

If you hold your shares in street name, you must follow the instructions of your broker or bank to revoke your voting instructions. Otherwise, you can revoke your proxy or voting instructions by voting a new proxy or instruction card or by voting during your participation in the virtual meeting via webcast.

How do I contact the Board?

You may contact the Lead Director through the Investor Relations section of the Company's website at www.principal.com, or by writing to:

  Lead Director, c/o Chris Littlefield
  Executive Vice President, General Counsel and Secretary
  Principal Financial Group, Inc.
  Des Moines, Iowa 50392-0300

All emails and letters received will be categorized and processed by the Company's Secretary and then sent to the Company's Lead Director.

How do I submit a shareholder proposal or nominate a director for the 2021 Annual Meeting?

The Company's next annual meeting is scheduled for May 18, 2021. Proposals should be sent to the Company's Secretary. To be included in next year's proxy statement, proposals must be received by December 9, 2020. In addition, the Company's By-Laws provide that any shareholder wishing to propose any other business at the annual meeting must give Principal written notice between January 20, 2021 and February 19, 2021. That notice must provide other information as described in the Company's By-Laws, which are on the Company's website, www.principal.com.

For proxy access nominees to be considered at the 2021 annual meeting, the nomination notice must be received by the Office of the Secretary no earlier than the close of business on November 9, 2020, and no later than the close of business on December 9, 2020. Among other things, the notice must include the information and documents described in Section 1.17 of the Company's By-Laws.

What is "householding?"

We send shareholders of record at the same address one copy of the proxy materials unless we receive instructions from a shareholder requesting receipt of separate copies of these materials.

If you share the same address as other shareholders and would like Principal to send only one copy of future proxy materials, please contact Computershare Trust Company, N.A. at 866-781-1368, or P.O. Box 43078, Providence, RI 02940-3078. You can also contact Computershare to receive individual copies of all documents.

Where can I receive more information about the Company?

We file reports and other information with the SEC, which are available on the Company's website at www.principal.com and at www.sec.gov. You may also contact the SEC at 1-800-SEC-0330. The Audit, Finance, Human Resources and Nominating and Governance Committee charters, the Company's Corporate Governance Guidelines, and Principal's Code of Business Conduct and Ethics are also available on the Company's website, www.principal.com.

The Board urges you to vote by using the Internet or telephone or by returning the proxy or voting instruction card.

72 2020 Proxy Statement

Appendix A

PRINCIPAL FINANCIAL GROUP, INC.
2020 DIRECTORS STOCK PLAN

ARTICLE I.
PURPOSE

The purposes of the "PRINCIPAL FINANCIAL GROUP, INC. DIRECTORS STOCK PLAN" (the "Plan") are to enable the Company to attract, retain and motivate the best qualified non-employee directors and to enhance a long-term aligning of interests between the non-employee directors and stockholders of the Company by granting equity-based awards as provided herein.

ARTICLE II.
DEFINITIONS

2.1    Definitions.    Whenever used herein, the following terms shall have the respective meanings set forth below:

  1)    "Award" means an Option, award of Restricted Stock, an award of Restricted Stock Units, or an Other Stock-Based Award.

  2)    "Board" means the Board of Directors of the Company.

  3)    "Code" means the Internal Revenue Code of 1986, as amended.

  4)    "Common Stock" means the common stock of the Company, par value $0.01 per share.

  5)    "Committee" means the Nominating and Governance Committee of the Board or such other committee of the Board as the Board shall designate from time to time.

  6)    "Company" means Principal Financial Group, Inc., a Delaware corporation, and any successor thereto.

  7)    "Domestic Partner" means any person qualifying to be treated as a domestic partner of a Participant under the applicable policies, if any, of the Company.

  8)    "Fair Market Value" means, on any date, the price of the last trade, regular way, in the Common Stock on such date on the National Association of Securities Dealers Automated Quotations (NASDAQ)or, if at the relevant time, the Common Stock is not listed to trade on the NASDAQ, on such other recognized quotation system on which the trading prices of the Common Stock are then quoted (the "applicable exchange"). In the event that (i) there are no Common Stock transactions on the applicable exchange on any relevant date, Fair Market Value for such date shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported and (ii) the applicable exchange adopts a trading policy permitting trades after 5 P.M. Eastern Standard Time ("EST"), Fair Market Value shall mean the last trade, regular way, reported on or before 5 P.M. EST (or such earlier or later time as the Committee may establish from time to time) .

  9)    "Family Member" means, as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, mother-in-law, father-in-law, son-in-law or daughter-in-law (including adoptive relationships), or Domestic Partner of such Participant, (ii) trusts for the exclusive benefit of one or more such persons and/or the Participant and (iii) other entity owned solely by one or more such persons and/or the Participant.

  10)  "Net Exercised" shall mean the exercise of an Option or any portion thereof by the delivery to the person exercising such Option of the greatest number of whole shares of Common Stock having a Fair Market Value on the date of exercise not in excess of the difference between the aggregate Fair Market Value of the shares of Common Stock subject to the Option (or the portion of such Option then being exercised) and the aggregate exercise price for all such shares of Common Stock under the Option (or the portion thereof then being exercised), with any fractional share that would result from such equation to be payable in cash.

  11)  "Option" means the right to purchase one share of Common Stock at a stated purchase price on the terms specified in Article V of the Plan. The Options are nonstatutory stock options not intended to qualify under Section 422 of the Code.

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  12)  "Other Stock-Based Award" means an award of, or related to, shares of Common Stock other than an Award of Options, Restricted Stock or Restricted Stock Units, as granted by the Committee in accordance with the provisions of Article VII hereof.

  13)  "Participant" means a member of the Board who is not an officer or employee of the Company or any entity controlling, controlled by, or under common control with the Company, and is not the beneficial owner of a controlling interest in the voting stock of the Company or of any entity that holds a controlling interest in the Company's voting stock.

  14)  "Period of Restriction" means the period specified by the Committee or established pursuant to the Plan during which a Restricted Stock or Restricted Stock Unit award is subject to forfeiture.

  15)  "Plan" means the Principal Financial Group, Inc. 2020 Directors Stock Plan, as set forth herein and as amended from time to time.

  16)  "Prior Plans" means the Principal Financial Group Inc. Directors Stock Plan and the Principal Financial Group Inc. 2014 Director Stock Plan.

  17)  "Restricted Stock" means an award of Common Stock made pursuant to Article VI that is forfeitable by the Participant until the completion of a specified period of future service as a member of the Board and/or until otherwise determined by the Committee or in accordance with the terms of the Plan.

  18)  "Restricted Stock Unit" means a contractual right awarded pursuant to Article VI that entitles the holder to receive shares of Common Stock (or the value thereof in cash) upon the completion of a specified period of future service as a member of the Board and/or at such other time or times determined by the Committee or in accordance with the terms of the Plan.

ARTICLE III.
ADMINISTRATION

3.1    Rules, Interpretation and Determinations.    The Plan shall be administered by the Committee. The Committee shall have full authority to interpret and administer the Plan, to establish, amend and rescind rules for carrying out the Plan, to construe the respective option agreements and to make all other determinations and to take all other actions that it deems necessary or advisable for administering the Plan; provided that, no Committee member may participate in any decision with respect to such member's benefits or entitlements under the Plan, unless such decision applies generally to all non-employee directors. Each determination, interpretation or other action made or taken by the Committee shall be final and binding for all purposes and upon all persons.

3.2    Agents and Expenses.    The Committee may appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on its behalf. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

3.3    Maximum Exercise of Discretionary Authority.    Notwithstanding anything else in the Plan to the contrary, in no event may the Committee grant Awards pursuant to the exercise of any discretionary authority granted under the Plan (including the right to increase the value of the standard annual award pursuant to Section 6.1) that would result in the issuance of discretionary Awards to any Participant in any calendar year having a grant date value, as determined in accordance with U.S. generally accepted accounting principles, greater than (i) in the case of any Participant who is serving as the Chairman of the Board of Directors but who is not an employee of the Company, $500,000 and (ii) in the case of any of any other Participant, $330,000 (which is equal to two times the value of the standard annual award stated in Section 6.1 (without the exercise of any discretion by the Committee to increase or decrease such value)). In no event shall the total compensation payable to any Participant, inclusive of cash based retainer and other cash fees exceed $750,000 (or, in the case of a Participant serving as the Chairman of the Board but who is not an employee, $1,000,000) in the aggregate.

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ARTICLE IV.
SHARES ISSUABLE

4.1    Number of Shares.    Subject to Section 4.3 below, unless the shareholders of the Company approve an increase in such number by a shareholder vote, the maximum number of shares of Common Stock that may be made issuable or distributable under the Plan is 160,000, plus any shares of Common Stock remaining available for grant under the Prior Plans on the effective date of the Plan. Shares of Common Stock to be issued under the Plan may consist, in whole or in part, of treasury shares or authorized but unissued shares not reserved for any other purpose.

4.2    Canceled, Terminated, or Forfeited Awards.    Any shares of Common Stock subject to an Award (as determined under Section 4.1) or any award made or granted under the Prior Plans which for any reason expires without having been exercised, is canceled or terminated or otherwise is settled without the issuance of any Common Stock shall again be available for grant under the Plan. In applying the immediately preceding sentence, if (i) shares otherwise issuable or issued in respect of, or as part of, any Award that are withheld to cover taxes shall be treated as having been issued under the Plan and (ii) any Options are Net Exercised, the full number of shares of Common Stock subject to such Options shall be deemed issued under the Plan.

4.3    Adjustment Due to Change in Capitalization.    In the event of any Common Stock dividend or split, recapitalization (including, but not limited, to the payment of an extraordinary dividend to the stockholders of the Company), merger, consolidation, combination, spin-off, distribution of assets to stockholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock available for grant under Section 4.1 or subject to outstanding Awards and the respective exercise prices, if any, applicable to outstanding Awards may be appropriately adjusted by the Committee, in its discretion, and the Committee's determination shall be conclusive.

ARTICLE V.
AWARDS AND TERMS OF OPTIONS

5.1    Grants of Options.    The Committee shall have the power to grant to any Participant or all Participants Options to purchase such number of shares of Common Stock, and on such terms and conditions, as it shall determine. The Committee may adopt different terms and conditions of each Option, whether granted to different Participants or the same Participant, and whether or not granted at the same time.

5.2    Exercise Price.    The exercise price for any share of Common Stock subject to an Option shall be not less than the Fair Market Value on the date such Option is granted. Except in the case of an adjustment effected pursuant Section 4.3 or as otherwise expressly permitted by shareholders, the Committee shall not (i) lower the exercise price of an Option after it is granted, (ii) cancel an Option when the exercise price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or another Award, including, without limitation, another Option, or (iii) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed. In no event shall ordinary dividends be payable or credited in respect of any shares subject to any outstanding Option.

5.3    Period of Exercisability.    The Committee shall determine the date or dates at which Options become exercisable. Each Option shall, if not previously exercised in accordance with the terms of the Plan, in all events expire on the tenth (10th) anniversary of the date of the grant thereof. If a Participant shall cease to provide services to the Company, such Participant or, in the case of death, the Participant's estate or beneficiary, may exercise any Option exercisable by the Participant at the date his or her service terminated until the earlier of (A) five (5) years from the date the Participant ceased to provide services to the Company and (B) the tenth (10th) anniversary of the date the Option was granted.

5.4    Procedure for Exercise.    The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of any Options unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price may be made (i) in cash or its equivalent; (ii) by exchanging shares of Common Stock (which are not the subject of any pledge or other security interest), subject to such terms and conditions as the Committee shall establish; (iii) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price; or (iv) in accordance with any other procedure or arrangement approved by the Committee, except that, in no event shall the Company loan a Participant funds or otherwise extend credit to a Participant to facilitate such Participant's exercise of any of his or

2020 Proxy Statement A-3

her Options. Additionally, to the extent authorized by the Committee (whether at or after grant), Options may be Net Exercised subject to such terms and conditions as the Committee may from time to time impose.

ARTICLE VI.
RESTRICTED STOCK

6.1    Standard Grants of Restricted Stock Units.    Unless otherwise determined by the Committee, on the date of each annual meeting of shareholders occurring during the term of the Plan (including, without limitation, the meeting occurring in 2020), each director in office immediately following such shareholders' meeting shall be granted the greatest whole number of Restricted Stock Units having a value not in excess of $165,000 (or such greater or lesser amount as the Committee shall determine from time to time). The number of Restricted Stock Units shall be determined using the same methodology as used to convert value to Restricted Stock Units for employees under the Principal Financial Group, Inc. 2014 Stock Incentive Plan (as Amended and Restated Effective November 26, 2018), as may be amended, from time to time. If a person becomes a member of the Board after the effective date of the Plan other than on the date of an annual meeting of shareholders, on or after the date of such Participant's election to the Board, such Participant shall be granted a pro-rated award of Restricted Stock Units, based on the number of days from the date of such Participant's election to the Board until the next scheduled annual meeting of shareholders over the aggregate number of days from the immediately preceding annual meeting of shareholders to the next scheduled annual meeting of shareholders..

6.2    Discretionary Grants of Restricted Stock or Restricted Stock Units.    Without limiting the generality of Section 6.1, the Committee may also grant Restricted Stock or Restricted Stock Units to any Participant or all Participants at such times, with respect to such number of shares of Common Stock and on such terms and conditions not inconsistent with the Plan as the Committee shall determine.

6.3    Agreements; Restrictions on Certificates.    The terms and conditions of each grant of Restricted Stock or Restricted Stock Units shall be evidenced in writing. If Restricted Stock is evidenced by the issuance of stock certificates, the Committee shall require that such stock certificates be held in the custody of the Secretary of the Company until the Period of Restriction lapses, and that, as a condition of such Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

6.4    Restrictions on Transferability.    Except as provided in Section 9.2, no shares of Restricted Stock or Restricted Stock Units may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Period of Restriction. The Committee shall establish the Period of Restriction and the date or dates at which such Period of Restriction shall lapse, in whole or in part, with respect to any award made pursuant to Section 6.2. Unless otherwise determined by the Committee at the time of grant, the Period of Restriction with respect to any award of Restricted Stock Units granted under Section 6.1 shall lapse on the scheduled date of the first annual meeting of shareholders scheduled to occur after the date such Restricted Stock Units are granted. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Period of Restriction applicable to any Restricted Stock or Restricted Stock Units shall not lapse, in whole or in part, at any time after the Participant has ceased to provide services to the Company.

6.5    Distributions in Respect of Restricted Stock Units.    Unless the Committee shall otherwise determine at or prior to the time of grant, any Restricted Stock Units awarded under Section 6.1 shall be distributed to a Participant (regardless of when such Restricted Stock Units become vested and nonforfeitable) within 90 days after the later of (1) the date the Participant's services as member of the Board terminate or (2) the date specified in a deferral election made pursuant to Section 9.10. At the time the Committee makes any grant of Restricted Stock Units pursuant to Section 6.2, the Committee shall specify when such Restricted Stock Units shall be distributed, taking into account the requirements of Section 409A.

6.6    Rights as a Shareholder.    Unless otherwise determined by the Committee at the time of grant and subject to Section 6.7, Participants holding shares of Restricted Stock may exercise full voting rights and other rights as a shareholder with respect to those shares during the Period of Restriction. A Participant receiving Restricted Stock Units shall not have any rights as a shareholder prior to the actual issuance of Common Stock in respect thereof in accordance with Section 6.5, except that the Participant shall be entitled to payment of dividend equivalents on such rights equal to the dividends that would have been payable (or accumulated, pursuant to Section 6.7) had the corresponding equity rights been actual shares of Restricted Stock.

6.7    Dividends and Dividends Equivalents.    Unless otherwise determined by the Committee at the time of grant, (i) any cash dividends paid on shares of Restricted Stock will not be paid currently, but rather will be credited to an

A-4 2020 Proxy Statement

account established for the Participant and invested in additional shares of Common Stock based on the Fair Market Value on the distribution date for such dividends, (ii) any distributions paid on Restricted Stock in property other than Common Stock shall be converted into cash, which will be treated in the same manner as any cash dividends, (iii) any dividends or distributions paid on Restricted Stock in shares of Common Stock will be held for the benefit of the Participant and (iv) any additional shares credited to or held for a Participant pursuant to this Section 6.7 in respect of any such dividends or distributions on Restricted Stock shall become vested and nonforfeitable upon the same terms and conditions as are applicable to the shares underlying the Award in respect of which they were paid. With respect to any grant of Restricted Stock Units, there will be credited to an account established for the Participant dividend equivalents in respect of the dividends and distributions paid on that number of outstanding shares of Common Stock corresponding to the shares subject to such Award and such account will be administered in substantially the same manner as the account established for a Participant hereunder in respect of dividends and distributions paid on Restricted Stock (including, without limitation, the condition pertaining to vesting and forfeiture).

6.8    Termination of Service.    Unless otherwise determined by the Committee at or after the time of grant, in the event the service of the Participant as member of the Board shall terminate for any reason, any Restricted Stock or Restricted Stock Units awarded to such Participant as to which the Period of Restriction has not lapsed shall be forfeited.

ARTICLE VII.
OTHER STOCK-BASED AWARDS

7.1    Other Stock Based Awards.    The Committee may make Other Stock Based Awards, including, but not limited to, the outright grant of Common Stock in satisfaction of obligations of the Company under another compensatory plan, program or arrangement, modified awards intended to comply with or structured in accordance with the provisions of applicable non-U.S. law or practice, or the sale of Common Stock, in such amounts and subject to such terms and conditions as the Committee shall determine. Each such Other-Stock Based Award shall be evidenced in writing and specify the terms and conditions applicable thereto. Any such Other Stock-Based Award may entail the transfer of actual shares of Common Stock or the payment of the value of such Award in cash based upon the value of a specified number of shares of Common Stock, or any combination of the foregoing, as determined by the Committee. The terms of any Other Stock-Based Award need not be uniform in application to all (or any class of) Participants, and each Other Stock-Based Award granted to any Participant (whether or not at the same time) may have different terms.

7.2    Termination of Employment or Service.    In addition to any other terms and conditions that may be specified by the Committee, each Other Stock Based Award shall specify the impact of termination of services as a member of the Board upon the rights of a Participant in respect of such Award.

ARTICLE VIII.
TERMINATION, MODIFICATION AND AMENDMENT

The Board may, at any time and from time to time amend, modify, suspend, or terminate this Plan, in whole or in part, without notice to or the consent of any Participant; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Plan, (ii) lower the exercise price of an Option after it is granted, cancel an Option when the exercise price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or another Award, including, without limitation, another Option, or take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed, (iii) extend the maximum term for Options granted hereunder or (iv) otherwise amend the Plan in a material fashion that would require the approval of shareholders under the applicable rules and regulations of any exchange or automated quotation system on which the Common Stock is listed to trade shall be subject to the approval of the Company's shareholders. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

ARTICLE IX.
GENERAL PROVISIONS

9.1    No Right to Remain as a Director.    The Plan shall not impose any obligations on the Company to retain any Participant as a Director nor shall it impose any obligation on the part of any Participant to remain in service to the Company.

2020 Proxy Statement A-5

9.2    Transferability.    No Awards granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than in accordance with Section 9.3 below, by will or by the laws of descent and distribution; provided that the Committee may, in the appropriate award agreement or otherwise, permit transfers of Awards to Family Members (including, without limitation, transfers effected by a domestic relations order) subject to such terms and conditions as the Committee shall determine, including requiring that such Award be transferred without the receipt of consideration by the Participant.

9.3    Beneficiary Designation.    Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of the Participant's death. Each designation will revoke all prior designations by the same Participant with respect to all Awards previously granted, shall be in a form prescribed by the Committee, and will be effective only when received by the Committee in writing during the Participant's lifetime. In the absence of any such effective designation, benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by the Participant's estate. Except as otherwise expressly provided herein, nothing in this Plan is intended or may be construed to give any person other than Participants any rights or remedies under this Plan.

9.4    Rights as a Stockholder.    No Participant nor any beneficiary thereof shall have any rights as a stockholder with respect to any shares of Common Stock covered by any Award until such person shall have become the holder of record of such shares.

9.5    Requirements of Law.    The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

9.6    Term of Plan.    The Plan shall be effective upon the date, if any, on which it is approved by the Company's shareholders. The Plan shall continue in effect, unless sooner terminated pursuant to Article VIII above, until the tenth anniversary of the date of such shareholder approval.

9.7    Governing Law.    The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflict of laws.

9.8    No Constraint on Corporate Action.    Except as provided in Article VIII above, nothing contained in this Plan shall be construed to prevent the Company, or any affiliate, from taking any corporate action (including, but not limited to, the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any awards made under this Plan. No director, beneficiary, or other person shall have any claim against the Company, or any of its affiliates, as a result of any such action.

9.9    Indemnification.    Each member of the Board and the Committee shall be indemnified and held harmless by the Company (or, if applicable, any affiliate of the Company) against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member of the Board or the Committee in connection with or resulting from any claim, action, suit, or proceeding to which such member may be made a party or in which such member may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by such member in settlement thereof, with the Company's (or, if appropriate, an affiliate's) approval, or paid by such member in satisfaction of any judgment in any such action, suit, or proceeding against such member, provided that such member shall give the Company (or, if applicable, an affiliate) an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it individually. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which any such person may be entitled under the Company's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

9.10    Deferral of Payment.    At the time any Award is granted (or such earlier time as the Committee may require), the Committee may permit a Participant to elect, upon such terms and conditions as the Committee may establish (including, without limitation, conditions designed to satisfy the requirements of Section 409A of the Code) to defer receipt of shares of Common Stock that would otherwise be issued in connection with an Award.

9.11    Headings and Captions.    The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

A-6 2020 Proxy Statement

On behalf of the Board of Directors of the Company, this Principal Financial Group, Inc. 2020 Directors Stock Plan has been executed this 25th day of November, 2019.

By:	Scott M. Mills, Chair Nominating and Governance Committee

2020 Proxy Statement A-7

APPENDIX B

ESPP

PRINCIPAL FINANCIAL GROUP, INC.
EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated as of November 25, 2019)

SECTION 1

PURPOSE

The purpose of the Principal Financial Group, Inc. Employee Stock Purchase Plan (the "Plan") is to encourage and facilitate stock ownership by Employees by providing a continued opportunity to purchase Common Stock through voluntary after-tax payroll deductions and cash contributions. The Plan is intended to be a qualified employee stock purchase plan under Section 423 of the Code.

SECTION 2

DEFINITIONS

2.1    Definitions.    Whenever used herein, the following terms shall have the respective meanings set forth below:

  a)     "Board" means the Board of Directors of the Company.

  b)    "Cash Contributions" means an Employee's contributions, other than Payroll Contributions, pursuant to Section 5.4.

  c)     "Code" means the Internal Revenue Code of 1986, as amended.

  d)    "Committee" means the Human Resources Committee of the Board or such other committee of the Board as the Board shall designate from time to time.

  e)     "Common Stock" means shares of the Common Stock of the Company.

  f)     "Company" means Principal Financial Group, Inc., a corporation organized under the laws of the State of Delaware, and any successor thereto.

  g)    "Compensation" means base salary, incentive compensation and overtime, determined without regard to any salary reduction contributions under a qualified cash or deferred arrangement or a cafeteria plan, in each case meeting the applicable requirements of the Code. With respect to employees of the Company and its Subsidiaries who are compensated on a commission basis, such commissions shall be treated as base salary on such basis and in accordance with such rules as the Plan Administrator shall from time to time establish.

  h)    "Custodian" means the bank, trust company or other entity selected by the Plan Administrator to serve as the custodian under the Plan.

  i)      "Date of Exercise" means any date or dates during an Offering Period that the Plan Administrator shall designate as a Date of Exercise, provided that, if no other Exercise Date shall have occurred in any calendar year, the last trading day of such calendar year shall be a Date of Exercise.

  j)      "Date of Grant" means the date upon which an Option is granted, as set forth in Section 5.2.

  k)     "Effective Date" means the effective date of the Plan of Conversion.

  l)      "Employee" means each officer or common law employee of the Company and of any Subsidiary whose employees are expressly permitted to participate in the Plan by the Plan Administrator. To the extent determined by the Plan Administrator, insurance agents of the Company or any of its Subsidiaries who are statutory (but not common law employees) may also be permitted to participate in the Plan. "Employee" does not include independent contractors, (individuals who are not on Company's payroll and for whom no income

2020 Proxy Statement B-1

  taxes are withheld, who are providing services pursuant to a contract, typically to multiple clients, on a temporary basis and who control the time, place and manner of delivering the service, including any individual having a status with Company as other than a common law employee regardless of whether such individual is subsequently determined to be a common law employee or an employee for any other purpose).

  m)   "Employer" means the Company and each Subsidiary whose employees are expressly permitted to participate in the Plan by the Plan Administrator.

  n)    "Fair Market Value" means, on any date, the closing price of a share of Common Stock as reported on the principal national stock exchange on which the stock is traded, or the last reported sales transaction on the principal national system of automatic quotations on which transactions in the Common Stock are reported, on such date. In the event that there are no Common Stock transactions reported on such exchange or such quotation system on any such date, Fair Market Value shall mean the closing price of a share of Common Stock on the last trading day on which transactions in the Common Stock were so reported.

  o)    "Holding Period" means the time period in which an Employee shall not be permitted to dispose of Common Stock acquired upon the Date of Exercise as set forth in Section 8 of the Plan.

  p)    "Individual Account" means a separate account maintained by the Custodian for each Employee participating under Section 5 hereof.

  q)    "Offering Period" means the period of time from the Date of Grant of any Option and until the expiration of the Option term of such Option.

  r)     "Option" means an option to purchase Common Stock granted to an Employee under Section 5.

  s)     "Option Price" has the meaning set forth in Section 5.6.

  t)     "Parent" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

  u)    "Payroll Contributions" means an Employee's after-tax contributions of Compensation by payroll deduction pursuant to Section 5.4.

  v)     "Plan Administrator" means a committee comprised solely of directors, officers or employees of the Company or any of its Subsidiaries selected by the Committee.

  w)    "Plan of Conversion" means the Plan of Conversion of Principal Mutual Holding Company.

  x)     "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations (other than the Company) in the chain. Notwithstanding the foregoing, so long as the Plan Administrator determines that it will not affect the ability of the Plan to meet the requirements of Section 423 as to Employees of the Company and Subsidiaries described in the immediately preceding sentence, the term Subsidiary may also include any other entity in which the Company owns, directly or indirectly, at least 50% of the equity interests in such entity and has effective control over such entity.

  y)     "Terminating Event" means a participating Employee's termination of employment for any reason or any other event which causes such Employee to no longer meet the requirements of Section 4.

  z)     "Total Contributions" means, with respect to an Employee on any given date, the aggregate of the Payroll Contributions and Cash Contributions of such Employee on or prior to such date.

SECTION 3

ADMINISTRATION

The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. The Plan Administrator may delegate responsibility for the day to day operation and administration of the Plan to any officer or employee or group of officers or employees of the Company or any of its Subsidiaries. Notwithstanding anything else contained in the Plan to the contrary, no action shall be taken, and no

B-2 2020 Proxy Statement

Option shall be granted or distribution made, under the Plan which contains any term or condition that would violate any provision of the Plan of Conversion.

SECTION 4

ELIGIBILITY

4.1    General Rule.    Except as otherwise provided herein, all Employees shall be eligible to participate in the Plan.

4.2    Exclusions.    Notwithstanding the provisions of Section 4.1, the Plan Administrator, at its sole discretion, may (but is not required to) exclude from participation in any offering made under the Plan any employees (i) whose customary employment is twenty (20) hours or less per week, (ii) who are temporary or seasonal employees whose customary employment is for not more than five (5) months in any calendar year, (iii) who are highly compensated employees or any class of highly compensated employees (within the meaning of Section 414(q) of the Code), but only to the extent that such exclusion is necessary to satisfy the requirements of the Plan of Conversion or (iv) who terminate employment or are terminated for any reason. Additionally, notwithstanding Section 4.1, any Employee who, after an Option is granted, owns stock (as defined by Sections 423(b)(3) and 424(d) of the Code) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of a Parent or any Subsidiary, shall not be entitled to participate in offerings under the Plan. For the avoidance of doubt, there shall also be excluded from participation hereunder any Employees of any Subsidiary (including, without limitation, any foreign Subsidiary) which has not been designated by the Plan Administrator as an Employer hereunder.

SECTION 5

STOCK PURCHASES

5.1    Stock to Be Issued.    Subject to the provisions of Sections 5.7 and 9.4, the number of shares of Common Stock issuable pursuant to Options under the Plan shall be increased by 5,000,000 shares of Common Stock . The shares to be delivered pursuant to Options under the Plan may consist, in whole or in part, of authorized but unissued shares, not reserved for any other purpose, or shares acquired by the Custodian for purposes of the Plan in the market.

5.2    Grant of Options.    Subject to Section 4, the Company shall offer Options under the Plan to all Employees. Options will be granted on such dates as shall be determined by the Plan Administrator, but in no event shall any Offering Period commence earlier than 30 days after the Effective Date of the Plan of Conversion. The term of each Option shall end on the date which is twenty-four (24) months from the Date of Grant (or on such earlier date as shall be determined by the Plan Administrator). Subject to the provisions of Section 5.4, the number of whole shares of Common Stock subject to each Option shall be the lesser of (i) the quotient of (A) the Total Contributions made by each participating Employee in accordance with Section 5.4 for the Offering Period divided by (B) the Option Price for each share of Common Stock purchased pursuant to such Option, excluding all fractions, or (ii) such maximum number of shares as may be established by the Plan Administrator.

5.3    Participation.    An Employee who meets the requirements in Section 4 may participate in the Plan under this Section 5 by completing and forwarding an enrollment form to the Plan Administrator or its designee, and by satisfying such other conditions as the Plan Administrator shall establish from time to time. Eligible Employees who elect to participate in the Plan shall at the time of such election authorize a payroll deduction from the Employee's Compensation to be made as of any future payroll period. Any election to authorize payroll deductions shall be effective on such date as the Plan Administrator may determine after the date of the receipt of the enrollment form by the Plan Administrator or its designee.

5.4    Employee Contributions.    There shall be an Individual Account for each participating Employee to which shall be credited (i) the amount of any Payroll Contributions and Cash Contributions, (ii) interest on the Employee's Total Contributions at a rate to be determined by the Plan Administrator or pursuant to an arrangement approved by the Plan Administrator for the period from the date each such contribution is credited to such Individual Account until applied to the exercise of Options upon a Date of Exercise and (iii) the number of full or fractional Common Shares that are purchased by such Employee pursuant to the terms of the Plan. An Employee may (i) authorize Payroll Contributions in terms of whole percentages of Compensation (or on such other basis as the Plan Administrator may establish) and (ii) to the extent permitted by the Plan Administrator, an Employee may also deliver to the Custodian one or more Cash Contributions, each of which shall be for a minimum of $100 (or such greater amount or lesser amount as the Plan Administrator shall determine), by personal check or other cash equivalent acceptable

2020 Proxy Statement B-3

to the Custodian, provided, however, that no Cash Contribution shall be permitted at any time if such Cash Contribution shall cause the Plan to fail to meet the requirements of Section 423 of the Code. An Employee shall not be permitted to purchase Common Shares pursuant to Options under the Plan or under any other employee stock purchase plan of the Company or a Parent or any Subsidiary which is intended to qualify under Section 423 of the Code, at a rate which exceeds $25,000 in Fair Market Value (determined at the time the Option is granted, i.e., the first day of the Offering Period. For example,, $25,000 dividend by Fair Market Value at grant equals the maximum number of shares) for any one Offering Period or cumulative Offering Periods in a calendar year in which any Option granted to such Employee is outstanding at any time. Except as provided in Section 5.8, if an Employee has a Terminating Event, (i) such Employee may not make further Payroll Contributions or Cash Contributions and (ii) his or her outstanding Options shall terminate and any amount of cash then credited to his or her Individual Account shall be returned to the Employee. Employees on short-term disability or a paid leave of absence may continue to make Payroll Contributions and Cash Contributions.

5.5    Exercise of Options.    Unless a participating Employee shall request a withdrawal of the cash balance in the Employee's Individual Account prior to a Date of Exercise, the cash balance on each such Date of Exercise shall be used to exercise Options to the extent that such balance is sufficient to purchase whole shares at the Option Price.

5.6    Option Price.    Except as provided in Section 5.8, the Option Price per share of Common Stock (the "Option Price") to be paid by each participating Employee on each exercise of the Employee's Option shall be an amount equal to eighty-five percent (85%)(or such greater percentage as the Committee or the Plan Administrator may authorize) of the Fair Market Value of a share of Common Stock on the Date of Grant or, if so specified by the Plan Administrator prior to the Date of Grant, the lesser of (i) eighty-five percent 85% (or such greater percentage as the Committee or the Plan Administrator may authorize) of the Fair Market Value of a share of Common Stock on the Date of Grant or (ii) eighty-five percent 85% (or such greater percentage as the Committee or Plan Administrator may authorize) of the Fair Market Value of a share of Common Stock on the Date of Exercise.

5.7    Canceled, Terminated or Forfeited Options.    Any shares of Common Stock subject to an Option which for any reason is canceled, terminated or otherwise settled without the issuance of any Common Stock shall again be available for Options under the Plan.

5.8    Change in Employment Status Due to Death or Disability.    Upon a Terminating Event resulting from the participating Employee's death, the Employee's beneficiary (as defined in Section 9.3) shall have the right to elect, by written notice given to the Plan Administrator prior to the next following Date of Exercise:

  a)     to withdraw all of the Total Contributions credited to the deceased Employee's Individual Account under the Plan, or

  b)    to exercise the deceased Employee's Options for the number of full shares of Common Stock which the balance in the deceased Employee's Individual Account will purchase at the Date of Exercise next following the Employee's death.

Upon a Terminating Event resulting from the participating Employee's permanent disability (as determined by the Plan Administrator), the Employee shall have the same right to exercise the Employee's Options, pursuant to the same terms and conditions, as would the beneficiary in a case of death. In the event that no written notice of election pursuant to this Section 5.8 shall be received by the Plan Administrator at least ten (10) business days prior to the date of exercise, the beneficiary or the permanently disabled Employee, as the case may be, shall be deemed to have elected not to withdraw the amount credited to the Employee's Individual Account.

5.9    Foreign Employees.    To the extent that an Employee is principally employed outside the United States and paid in a currency other than U.S. dollars, the Plan Administrator shall adopt uniform procedures for the conversion of Payroll Contributions and Cash Contributions into U.S. dollar equivalents for the purpose of exercising Options.

SECTION 6

DEDUCTION CHANGES; PLAN WITHDRAWALS

6.1    Deduction Changes.    Once an Employee has authorized Payroll Contributions for an Offering Period, the Employee may change the selected rate of Payroll Contributions by written notice to the Plan Administrator. Any such change shall be given effect as soon as administratively practicable after the date such notice is received. Unless the Plan Administrator otherwise determines, if an Employee ceases to make Payroll Contributions during an Offering Period at any time prior to a Terminating Event, any cash balance then held in the Employee's Individual Account shall automatically be distributed to such Employee as soon as practical after the effective date of such cessation; provided that if an Employee is on an unpaid leave for a period of less than ninety (90) days, the Employee

B-4 2020 Proxy Statement

may suspend contributions during such leave, so long as the Employee recommences such contributions immediately upon return to work. Unless an Exercise Date shall have occurred during such ninety (90) day period, an Employee who is on an unpaid leave lasting more than ninety (90) days shall be deemed to have had a Terminating Event retroactive to the date the Employee's leave commenced and any amounts held in the Employee's Individual Account shall be distributed to the Employee as soon as possible following the ninetieth (90th) day of such unpaid leave.

6.2    Withdrawals During Employment.    An Employee may at any time (subject to such notice requirements as the Plan Administrator may from time to time prescribe), and for any reason, cease participation in the Plan and withdraw all or any portion of the Common Stock and cash, if any, in his Individual Account pursuant to Section 8. The Employee may thereafter recommence participation on the date the Plan Administrator shall determine following completion of re-enrollment pursuant to Section 5.3.

SECTION 7

ISSUANCE OF CERTIFICATES

Unless and until distributed to an Employee (i) at the Employee's request, (ii) at the discretion of the Plan Administrator or (iii) in connection with the Employee's termination of employment, all shares of Common Stock acquired pursuant to the Plan shall be held by the Custodian. While maintained by a Custodian, all shares of Common Stock shall be held in the name of the Custodian or its nominee, or in street name. The Company shall issue certificates to an Employee who is to receive a distribution of shares pursuant to Section 8 as soon as practical following the event giving rise to such distribution under such Section 8. Unless, and solely to the extent that, the Plan Administrator shall adopt procedures to permit exceptions to this requirement, such certificates may be registered only in the name of the Employee. Notwithstanding the foregoing, the Company shall issue certificates to an Employee upon such Employee's request to the Plan Administrator or its designee as soon as practical following such request.

SECTION 8

WITHDRAWALS AND DISTRIBUTIONS

No Employee of the Company or any of its Subsidiaries located in the United States shall be permitted to assign, sell, encumber, transfer or otherwise dispose of any Common Stock acquired by the Employee upon the Exercise of the Options during the Holding Period relating to the exercise of such Common Stock. For purpose of this Section 8, any purchase of Common Stock under Section 5 shall be treated as an Exercise of Options related to such purchase. The Holding Period related to the Exercise of Options shall begin on the Date of Exercise related to that Exercise of Options and shall end on the earlier of (a) the last day of the time period designed by the Plan Administrator in its sole discretion, or (b) the effective date of the Employee's termination of employment with the Company or one of its Subsidiaries for whatever reason, including death. The Plan Administrator may elect not to establish a Holding Period with respect to any Offering Period.

Upon termination of employment, all amounts and Common Stock held for the benefit of any Employee shall be distributed to such Employee. Any withdrawal or other distribution shall be made in the form of cash or stock, at the election of the Employee. To the extent a withdrawal or distribution of an Employee's Common Stock is made in the form of cash, the Employee shall receive an amount per share equal to the proceeds received from the sale of such shares net of the Employee's allocable share of any related brokerage fees, other expenses incurred in connection with the sale of such shares and any applicable tax withholding. All fractional shares shall be paid in cash at the average sale price of such shares sold on behalf of Employees on the day of such sales.

SECTION 9

MISCELLANEOUS PROVISIONS

9.1    Withholding.    The Employer or its designee may make such provisions and take such action as it may deem necessary or appropriate for the withholding of any taxes which the Employer is required by law or regulation of any governmental authority, whether Federal, state or local, to withhold in connection with Payroll Contributions and the distribution of Common Stock or cash pursuant to the Plan. Each participating Employee, however, shall be responsible for the payment of all individual tax liabilities relating to any such amounts.

9.2    Rights Not Transferable.    Rights under the Plan are not transferable by a participating Employee other than in accordance with Section 9.3 or by will or the laws of descent and distribution of the state wherein the Employee is

2020 Proxy Statement B-5

domiciled at the time of the Employee's death, and are exercisable during the Employee's lifetime only by the Employee.

9.3    Designation of Beneficiary.    Each participating Employee may file a written designation of a beneficiary who is to receive any Common Shares and/or cash following the Employee's death; provided that, if the Participant shall not have designated any beneficiary under this Plan, the Participant's beneficiary shall be deemed to be the person designated by the Participant under the group life insurance plan of the Company or a Subsidiary in which such Participant participates (unless such designated beneficiary is not a Family Member). Each designation made hereunder will revoke all prior designations by the same Participant with respect to all Options previously granted (including, solely for purposes of this Plan, any deemed designation), shall be in a form prescribed by the Plan Administrator, and will be effective only when received by the Plan Administrator in writing during the Participant's lifetime. In the absence of any such effective designation (including a deemed designation), benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by the Participant's estate. Upon the death of a participating Employee and upon receipt by the Plan Administrator of proof of identity and existence at the participating Employee's death of a beneficiary validly designated by the Employee under the Plan, the Plan Administrator shall deliver such Common Shares and/or cash to such beneficiary. No beneficiary shall, prior to the death of a participating Employee by whom the beneficiary has been designated, acquire any interest in the Common Stock or cash credited to a participating Employee under the Plan.

9.4    Adjustments Due to Change in Capitalization.    In the event of any stock dividend or stock split, recapitalization (including, but not limited to, the payment of an extraordinary dividend to the stockholders of the Company), merger, consolidation, combination, spin off, distribution of assets to shareholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, (i) shares credited to each Employee's Individual Account shall be adjusted in the same manner as all other outstanding shares of Common Stock in connection with such event, (ii) the Committee shall determine the kind of shares which may be acquired under the Plan after such event, and (iii) the aggregate number of shares of Common Stock available for grant under Section 5.1 or subject to outstanding Options and the respective exercise prices applicable to outstanding Options may be appropriately adjusted by the Committee, in its discretion, and the determination of the Committee shall be conclusive. Except as otherwise determined by the Committee, a merger or a similar reorganization which the Company does not survive, a liquidation or distribution of the assets of the Company, or a sale of all or substantially all of the assets of the Company, shall cause the Plan to terminate and all Common Stock and cash, if any, in the Individual Accounts of participating Employees shall be distributed to each Employee pursuant to Section 8 as soon as practical unless any surviving entity agrees to assume the obligations hereunder.

9.5    Amendment of the Plan.    Subject to Section 3 hereof, the Board may at any time, or from time to time, amend the Plan in any respect; provided that shareholder approval shall be required to amend the Plan to (i) change the number of shares of Common Stock reserved for issuance under Section 5.1 of the Plan, (ii) decrease the Option Price below a price computed in the manner stated in Section 5.6, or (iii) alter the requirements for eligibility to participate in the Plan under Section 5. No amendment, modification, or termination of the Plan shall in any manner adversely affect the rights of any Employee under the Plan, without the consent of the Employee. The Plan shall terminate at any time at the discretion of the Board or its delegate. Upon termination of the Plan, all Common Stock and cash, if any, in the Individual Accounts of participating Employees shall be distributed to each Employee pursuant to Section 8 as soon as practical thereafter.

9.6    Requirements of Law.    The Company's obligation to deliver Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding anything in the Plan to the contrary, with respect to any Participant who is resident outside of the United States, the Committee may, in its sole discretion, amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan. The Committee may, where appropriate, establish one or more sub-plans for this purpose.

9.7    Custodial Arrangement.    All cash and Common Stock allocated to an Employee's Individual Account under the Plan shall be held by the Custodian in its capacity as a custodian for the Employee with respect to such cash and Common Stock. Nothing contained in the Plan, and no action taken pursuant to the Plan, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and its officers or the Committee or the Plan Administrator or the Custodian, on the one hand, and any Employee, the Company or any other person or entity, on the other hand.

9.8    No Right to Continuous Employment.    The Plan and any right to purchase Common Stock granted hereunder shall not confer upon any Employee any right with respect to continuance of employment by the Company or any

B-6 2020 Proxy Statement

Subsidiary, nor shall they restrict or interfere in any way with the right of the Company or any Subsidiary by which an Employee is employed to terminate the Employee's employment at any time.

9.9    Indemnification.    Each member of the Board and the Committee and each member of the Plan Administrator shall be indemnified and held harmless by the Company and each Employer against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member of the Board, the Committee or Plan Administrator in connection with or resulting from any claim, action, suit, or proceeding to which such member may be made a party or in which such member may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by such member in settlement thereof, with the Company's approval, or paid by such member in satisfaction of any judgment in any such action, suit, or proceeding against such member, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it individually. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which any such person may be entitled under the Company's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

9.10    No Limitation on Compensation.    Nothing in the Plan shall be construed to limit the right of the Company to establish other plans.

9.11    No Constraint on Corporate Action.    Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) except as provided in Section 9.5, to limit the right or power of the Company or any of its Subsidiaries or affiliates to take any action which such entity deems to be necessary or appropriate.

9.12    Effective Date.    This Plan shall be effective as of the Effective Date of the Plan of Conversion.

9.13    Governing Law.    The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflict of laws.

On behalf of the Human Resources Committee of the Board of Directors of the Company, this Principal Financial Group, Inc. Employee Stock Purchase Plan has been executed this 19th day of May, 2020.

By:

2020 Proxy Statement B-7

Appendix C

Towers Watson 2019 Financial Services Executive Compensation Survey Participants
AAA Life Insurance	CNO Financial
AAA Northern California, Nevada & Utah	Comerica
ACI Worldwide	Commerce Bancshares
Advisor Group	Compeer Financial
AEGON Group	Computershare Trust
AFLAC	Corporate One Federal Credit Union
AgFirst	Country Financial
AgriBank, FCB	Credit Suisse
AIG	Crusader Insurance Company
Alliance Data Systems	CTBC Bank
Allianz Life Insurance	Cullen Frost Bankers
Allianz Partners	Delta Dental of California
Allianz Technology	Delta Dental Plan of Michigan
Allstate	Deutsche Bank
Ally Financial	Dimensional Fund Advisors
American Enterprise	DLL Group
American Express	Donnelley Financial Solutions
American Property Casualty Insurance Association	Edward Jones
Amica Mutual Insurance	Element Fleet Management
Anthem	Emblem Health
Arthur J Gallagher & Company	Employers Mutual Casualty Company
Associated Banc-Corp	Erie Insurance
Asurion	Experian Americas
Automobile Club of Southern California	Farm Credit Foundations
AXA Group	Farmers Group
AXA Partners	Federal Farm Credit Banks Funding
Bank of Montreal	Federal Reserve Bank of Atlanta
Bank of New York Mellon	Federal Reserve Bank of Boston
Bankers Bank	Federal Reserve Bank of Chicago
Bar Plan Mutual Insurance Company	Federal Reserve Bank of Cleveland
Barclays	Federal Reserve Bank of Minneapolis
BBVA	Federal Reserve Bank of Richmond
Beazley	Federal Reserve Bank of San
BECU	Francisco
Blue Cross Blue Shield of Florida	Federal Reserve Bank of St. Louis
Blue Cross Blue Shield of Louisiana	Federal Reserve Board
Blue Cross Blue Shield of North Carolina	Fifth Third Bancorp
Blue Shield of California	FINRA
Bremer Financial	First American
Brighthouse Financial	First Citizens Bank
Brit Insurance	First Financial Bancorp
Broadridge Financial Solutions	First National of Nebraska
Brotherhood Mutual Insurance	Fiserv
Cadence Bank	Freddie Mac
Caliber Home Loans	GATX
California Casualty Management	Genworth Financial
Capital One Financial	Global Payments
CareFirst BlueCross BlueShield	GNY Insurance
Caterpillar Financial Services	Great-West Financial
CBRE Global Investors	GreenStone
CBRE Group	Guardian Life
Centene	Popular
CFA Institute	Portfolio Recovery Associates
Charles Schwab	Primerica Life
Chubb	Principal Financial Group
Cigna	Progressive
Citigroup	Protective Life

2020 Proxy Statement C-1

Citizens Property Insurance	Prudential Financial
CME Group	Radian Group
CNA Hardy	Realogy
Harley-Davidson Financial Services	Regions Financial
Hartford Financial Services Group	Reinsurance Group of America (RGA)
Hiscox	RLI
Hitachi Capital America	Rockland Trust Company
Horizon Blue Cross Blue Shield of	S&P Global
New Jersey	San Diego County Credit Union
HSBC Bank	Santander Bank
Huntington Bancshares	SBLI of Massachusetts
Iberia Bank	SchoolsFirst FCU
ICW Group	Securian Financial Group
Independence Blue Cross	Sompo International Holdings
ING Bank	Southern Farm Bureau Life
Jackson National Life	StanCorp Financial Group
John Hancock	State Teachers Retirement
JP Morgan Chase	System of Ohio
Kemper Services Group	Sun Life Financial
KeyCorp	SunTrust Banks
LeasePlan	SVB Financial
Legal & General America	Symetra Financial
Liberty Mutual U.S.—Consumer	Synchrony Financial
Markets	Synovus Financial Corporation
Lincoln Financial	T. Rowe Price Group
London Stock Exchange Group	TCF Financial
M&T Bank	TD Ameritrade
Manulife Financial	Texas Life
MAPFRE U.S.A.	Texas Mutual Insurance
Marsh & McLennan	Thrivent Financial for Lutherans
Massachusetts Mutual	Tokio Marine HCC
MasterCard	Total System Service (TSYS)
Mercury Insurance	Transamerica
MetLife	Transatlantic Holdings
Moody's	TransUnion
Morgan Stanley	Travelers
Munich Re Group	U.S. Bancorp
Mutual of Omaha	UBS
Nationwide	UnitedHealth Group
Navy Federal Credit Union	Unum
NCCI Holdings	USAA
NCMIC	Venerable Annuity
New York Life	Visa
Northern Trust	Voya Financial Services
Northwestern Mutual	Waddell & Reed Financial
One National Financial Services	Webster Bank
OneAmerica Financial Partners	Wellmark BlueCross BlueShield
OneBeacon Insurance	Wells Fargo
OneMain Financial	Westfield Group
Options Clearing Corporation	Wintrust Financial Corporation
Pacific Life	Wyndham Destinations
Pentagon Federal Credit Union	Zurich North America
People's Bank
Plymouth Rock Assurance
PMA Companies

C-2 2020 Proxy Statement

Towers Watson 2019 Diversified Insurance Compensation Survey Participants
AFLAC	Northwestern Mutual
AIG	OneAmerica Financial Partners
Allianz Life Insurance	Pacific Life
Allstate	Principal Financial Group
AXA Group	Protective Life
Brighthouse Financial	Prudential Financial
Cigna	Securian Financial Group
CNO Financial	Sun Life Financial
Genworth Financial	Symetra Financial
Guardian Life	Thrivent Financial for Lutherans
Hartford Financial Services	Transamerica
John Hancock	Unum
Lincoln Financial	USAA
Massachusetts Mutual	Voya Financial Services
MetLife
Nationwide
New York Life

McLagan 2019 U.S. Asset Management—Traditional Investments Survey Participants
Aberdeen Standard Investments	Invesco Ltd.
Acadian Asset Management, LLC	Investec Asset Management
Adams Funds	J O Hambro Capital Management Ltd.
Advisory Research, Inc. (Piper Jaffray)	Jacobs Levy Equity Management, Inc.
AEW Capital Management	Janus Henderson Investors
AJO, LP	Jennison Associates LLC
Alliance Bernstein	JPMorgan Asset & Wealth Management
Allianz Global Investors	Kayne Anderson Rudnick Investment Mgmt, LLC
American Century Investments	Lazard Asset Management LLC
Amherst Capital Management LLC	Lombard Odier Asset Management
AMP Capital Investors Limited	Loomis, Sayles & Company, L.P.
Amundi Pioneer Asset Management USA, Inc.	Lord, Abbett & Co., LLC
Annaly Capital Management	Luther King Capital Management
Ariel Investments LLC	MacKay Shields LLC
Arrowstreet Capital, L.P.	Mackenzie Financial Corporation
Artisan Partners Limited Partnership	Madison Investment Advisors, Inc.
Ashmore Group plc	Mairs & Power Investment Counsel
Aviva Investors	Manning & Napier Advisors, Inc.
AXA Investment Managers	Matthews International Capital Management LLC
Barings LLC	Mercer Global Investments
Bessemer Trust Company	MFS Investment Management
BlackRock, Inc.	Miller/Howard Investments Inc.
BlueBay Asset Management	Morgan Stanley Investment Management
BNP Paribas Asset Management	Motley Fool Asset Management, The
BNY Mellon Asset Management	Neuberger Berman Group
Brandes Investment Partners, LP	Newfleet Asset Management, LLC
Brandywine Global Investment Management, LLC	Nikko Asset Management Americas, Inc.
Bridgewater Associates, Inc.	Nomura Corporate Research & Asset Mgmt, Inc.
Bridgeway Capital Management, Inc.	Numeric Investors LLC
Brown Advisory	Nuveen
Brown Brothers Harriman & Co.	NWQ Investment Management Company, LLC
Calamos Investments	O'Shaughnessy Asset Management, LLC
Capital Group	Oaktree Capital Management, LLC
Causeway Capital Management LLC	OppenheimerFunds
Ceredex Value Advisors LLC	Orbis Investment Management Limited
Charles Schwab Investment Management, Inc.	Pacific Investment Management Company LLC
Clark Capital Management Group, Inc.	PanAgora Asset Management, Inc.
ClearBridge Investments	PineBridge Investments

2020 Proxy Statement C-3

Cohen & Steers, Inc.	Polar Capital
Coho Partners Ltd.	Principal Global Investors
Columbia Threadneedle Investments	ProShare Advisors LLC
Commonfund	Prudential Global Investment Management
Conning Holdings Limited	PSP Investments
D.E. Shaw Group	Putnam Investments
Delaware Investments/Macquarie Investment Mgmt	Pzena Investment Management, LLC
Diamond Hill Capital Management, Inc.	Rafferty Asset Management LLC (Direxion)
Dimensional Fund Advisors Inc.	Raymond James Financial
DoubleLine Group LP	Resolute Investment Mgrs (formerly American Beacon)
Driehaus Capital Management LLC	Robeco Group
Duff & Phelps Investment Management Co.	Rockefeller Capital Management L.P.
DuPont Capital Management	Rothschild & Co. Asset Management US Inc.
DWS	Russell Investments
Eaton Vance Management	Sands Capital Management, LLC
Epoch Investment Partners, Inc.	Santa Barbara Asset Management, LLC
Exane	Schroder Investment Management
Federated Investors, Inc.	SEI Investments
Fidelity Investments	Seix Investment Advisors LLC
First Eagle Investment Management, LLC	Shenkman Capital Management
Franklin Templeton Investments	Silvant Capital Management LLC
Fred Alger Management, Inc.	Southeastern Asset Management, Inc.
Fund Evaluation Group, LLC	State Street Global Investors
GAM Investments	Symphony Asset Management LLC
Geode Capital Management, LLC	T. Rowe Price Associates, Inc.
Glenmede Trust Company	TCW LLC
Goldman Sachs Asset Management	Thompson, Siegel & Walmsley LLC
Grantham, Mayo, Van Otterloo & Co. LLC	Thornburg Investment Management, Inc.
Gresham Investment Management LLC	Tortoise Investments, LLC
Guidestone Financial Resources	UBS Asset Management
Harding Loevner LP	Van Eck Associates Corporation
Hardman Johnston Global Advisors LLC	Vanguard Group, Inc., The
Harris Associates	Vaughan Nelson Investment Management, L.P.
Heartland Advisors, Inc.	Virtus Investment Partners, Inc.
Heitman	Waddell & Reed, Inc.
Hennessy Advisors, Inc.	Weitz Investment Management, Inc.
IFM Investors	Wellington Management Company, LLP
Impax Asset Management	Western Asset Management Company
Insight Investment LLC	Westwood Holdings Group, Inc.
Intact Investment Management	William Blair & Company, L.L.C.
INTECH	Wisdom Tree Investments, Inc.
Intermediate Capital Group	York Capital Management

C-4 2020 Proxy Statement

APPENDIX D

Non-GAAP financial measure reconciliations

Principal Financial Group, Inc.

	For the year ended Dec.31

(in millions, except as indicated)	2019	2018	2017	2016	2015

Net income available to common shareholders
Net income available to common shareholders	$1,394.2	$1,546.5	$2,310.4	$1,316.5	$1,209.3
Net realized capital (gains) losses, as adjusted(1)	174.9	51.0	(307.3)	(37.4)	133.8
Other after-tax adjustments	—	—	(524.5)	52.0	(72.6)

Non-GAAP operating earnings	$1,569.1	$1,597.5	$1,478.6	$1,331.1	$1,270.5

(1)
This is a non-GAAP financial measure. See reconciliation below.

Net realized capital gains (loses)
GAAP net realized capital gains (losses)	$(52.8)	$(75.4)	$524.2	$171.1	$(51.1)
Recognition of front-end fee revenues	8.5	0.4	(0.2)	0.2	(0.1)
Market value adjustments to fee revenues	—	0.1	(0.1)	(2.5)	(1.1)
Net realized capital gains (losses) related to equity method investments	2.6	(5.4)	1.4	0.1	—
Derivative and hedging-related adjustments	(80.4)	(64.9)	(59.4)	(94.1)	(111.7)
Sponsored investment fund adjustments	23.6	12.9	6.3	6.1	1.3
Amortization of deferred acquisition costs	(15.7)	(25.6)	47.4	(66.2)	(12.2)
Capital gains distributed—operating expenses	(31.6)	15.7	(38.9)	3.7	15.4
Amortization of other actuarial balances	(25.1)	(1.4)	7.6	(11.2)	(1.8)
Market value adjustments of embedded derivatives	66.6	18.5	48.1	50.0	(0.2)
Capital gains distributed—cost of interest credited	(36.6)	(1.3)	(16.1)	(10.9)	(9.2)
Net realized capital gains (losses) tax adjustments	(1.3)	71.4	(209.1)	6.6	45.6
Net realized capital gains (losses) attributable to noncontrolling interest, after-tax	(32.7)	4.0	(3.9)	(15.5)	(8.8)
Net realized capital gains (losses) associated with exited group medical insurance business, after-tax	—	—	—	—	0.1

Total net realized capital gains (losses) after-tax adjustments	(122.1)	24.4	(216.9)	(133.7)	(82.7)
Net realized capital gains (losses), as adjusted	$(174.9)	$(51.0)	$307.3	$37.4	$(133.8)

Diluted earnings per common share
Net income	$4.96	$5.36	$7.88	$4.50	$4.06
Net realized capital (gains) losses, as adjusted	0.62	0.17	(1.05)	(0.13)	0.44
Other after-tax adjustments	—	—	(1.79)	0.18	(0.24)
Adjustment for redeemable noncontrolling interest	—	—	—	—	—

Non-GAAP operating earnings	$5.58	$5.53	$5.04	$4.55	$4.26

Shareholders' equity
Shareholders' equity	$14,685.8	$11,456.0	$12,921.9	$10,293.8	$9,377.4
Noncontrolling interest	(67.8)	(66.0)	(72.6)	(66.5)	(65.8)

Shareholders' equity attributable to Principal Financial Group, Inc.	14,618.0	11,390.0	12,849.3	10,227.3	9,311.6
Net unrealized capital (gains) losses	(2,815.3)	(207.3)	(1,455.1)	(827.0)	(715.9)
Net unrecognized postretirement benefit obligation	435.6	512.9	371.1	408.4	450.2

Shareholders' equity, excluding AOCI other than foreign currency translation adjustment, available to common shareholders	$12,238.3	$11,695.6	$11,765.3	$9,808.7	$9,045.9

Net income ROE available to common shareholders (including AOCI)
Net income ROE available to common shareholders (including AOCI)	10.7%	12.8%	20.0%	13.5%	12.8%
Net unrealized capital (gains) losses	1.4%	0.9%	2.1%	1.1%	1.3%
Net unrecognized postretirement benefit obligation	–0.4%	–0.5%	–0.7%	–0.6%	–0.6%

Net income ROE available to common shareholders (x-AOCI other than FCTA)	11.7%	13.2%	21.4%	14.0%	13.5%
Net realized capital (gains) losses	1.4%	0.4%	–2.8%	–0.5%	1.5%
Other after-tax adjustments	0.0%	0.0%	–4.9%	0.6%	–0.8%

Non-GAAP operating earnings ROE (x-AOCI other than FCTA)	13.1%	13.6%	13.7%	14.1%	14.2%

2020 Proxy Statement D-1

For the year ended, 31-Dec-19

Operating revenues
Net realized capital (gains) losses, net of related revenue adjustments	98.5
Adjustments related to equity method investments	72.5

Operating revenues	$16,393.1

Net revenue
Net revenue	$6,363.3
Operating expenses	(4,456.6)
Non-GAAP pre-tax operating earnings (losses) attributable to noncontrolling interest	(17.4)
Pre-tax net realized capital gains (losses)	(140.9)
Pre-tax other adjustments	—
Certain adjustments related to equity method investments and noncontrolling interest	(55.1)

Income (loss) before income taxes	$1,693.3

Principal Global Investors operating revenues less pass- through commissions
Principal Global Investors operating revenues	$1,505.8
Principal Global Investors commission expense	(161.2)

Principal Global Investors operating revenues less pass- through commissions *	$1,344.6

D-2 2020 Proxy Statement

EE-9039-18

MMMMMMMMMMMM + MMMMMMM C 1234567890 The Sample Company 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Online Go to www.investorvote.com or scan the QR code — login details are located in the shaded bar below. Shareholder Meeting Notice 1234 5678 9012 345 Important Notice Regarding the Availability of Proxy Materials for the Principal Financial Group, Inc. Annual Meeting to be Held Virtually via Live Webcast on Tuesday, May 19, 2020 When you go online, you can also consent to receive electronic delivery of future materials. Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy statement and annual report to shareholders are available at: www.investorvote.com Easy Online Access — View your proxy materials and vote. Step 1: Step 2: Step 3: Step 4: Step 5: Go to www.investorvote.com. Click on the icon on the right to view meeting materials. Return to the investorvote.com window and follow the instructions on the screen to log in. Make your selections as instructed on each screen for your delivery preferences. Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 9, 2020 to facilitate timely delivery. + 2 N O T C O Y 001CSP00CE 0389BF MMMMMMMMM

Shareholder Meeting Notice Principal Financial Group, Inc.’s Annual Meeting will be held on May 19, 2020 virtually via live webcast at www.meetingcenter.io/210150695 at 9:00 a.m Central Daylight Time. To access the virtual meeting, you must have the 15-digit control number that is printed in the circle in the shaded bar located on the reverse side of this form. The password for this meeting is - PFG2020 You do not need to participate in the Annual Meeting to vote. The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4, and 5: 1. 2. 3. 4. 5. Election of Directors Approval of the Amended and Restated Principal Financial Group, Inc. Directors Stock Plan Approval of the Amended and Restated Principal Financial Group, Inc. Employee Stock Purchase Plan Advisory Vote to Approve Executive Compensation Ratification of Appointment of Independent Registered Public Accountants PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners and shareholders, the Annual Meeting will be held in virtual format only via live webcast. You will not be able to attend the Annual Meeting in-person to vote or to ask questions, but you may do so virtually via live webcast by following the instructions available in our proxy statement and at www.principal.com/annualmeeting. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — — — Internet – Go to www.investorvote.com. Phone – Call us free of charge at 1-866-641-4276. Email – Send an email to investorvote@computershare.com with “Proxy Materials PFG” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, requests for a paper copy of proxy materials must be received by May 9, 2020.

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Online GIof ntoo welwewct.rinovneicstvoortviontge,.com delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2020 Annual Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Against Abstain 01 - Jonathan S. Auerbach 02 - Jocelyn Carter-Miller 03 - Scott M. Mills For Against Abstain For Against Abstain 2. Approval of the Amended and Restated Principal Financial Group, Inc. Directors Stock Plan 3. Approval of the Amended and Restated Principal Financial Group, Inc. Employee Stock Purchase Plan 4. Advisory Vote to Approve Executive Compensation 5. Ratification of Appointment of Independent Registered Public Accountants Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 5 7 9 3 6 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 001CSP00CF 03899F MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, 4, and 5.

Principal Financial Group, Inc.’s Annual Meeting will be held on May 19, 2020 virtually via live webcast at www.meetingcenter.io/210150695 at 9:00 a.m Central Daylight Time. To access the virtual meeting, you must have the 15-digit control number that is printed in the circle in the shaded bar located on the reverse side of this form. The password for this meeting is - PFG2020 Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners and shareholders, the Annual Meeting will be held in virtual format only via live webcast. You will not be able to attend the Annual Meeting in-person to vote or to ask questions, but you may do so virtually via live webcast by following the instructions available in our proxy statement and at www.principal.com/annualmeeting. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + This proxy is solicited on behalf of the Board of Directors of Principal Financial Group, Inc. for the annual meeting of shareholders to be held virtually via live webcast at 9:00 a.m. Central Daylight Time, May 19, 2020. The shareholder signator(s) on this form hereby appoints Timothy M. Dunbar, Karen E. Shaff and Deanna D. Strable-Soethout, and each of them, proxies with full power of substitution, to vote all shares of Principal Financial Group, Inc. common stock held in the name of the shareholder(s) at the 2020 annual meeting of shareholders and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement, subject to any directions indicated on the reverse side. If no directions are given, the proxies will vote for the election of all listed nominees and in accordance with the Board of Directors recommendations on the other matters listed on the reverse side, and at their discretion, on any other matter that may properly come before the meeting. This proxy will be voted as directed, or if no direction is indicated, will be voted in accordance with the Board of Directors recommendations. If you hold your shares in the Employee Stock Purchase Plan, your voting instructions must be received by 1 a.m. Central Daylight Time on May 15, 2020 to be included in the tabulation. Change of Address — Please print new address below. + C Non-Voting Items Principal Financial Group, Inc.

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Online GIof ntoo welwewct.rinovneicstvoortviontge,.com delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2020 Annual Meeting Voting Instruction Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Against Abstain 01 - Jonathan S. Auerbach 02 - Jocelyn Carter-Miller 03 - Scott M. Mills For Against Abstain For Against Abstain 2. Approval of the Amended and Restated Principal Financial Group, Inc. Directors Stock Plan 3. Approval of the Amended and Restated Principal Financial Group, Inc. Employee Stock Purchase Plan 4. Advisory Vote to Approve Executive Compensation 5. Ratification of Appointment of Independent Registered Public Accountants Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 5 7 9 3 6 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 001CSP00CF 038FSC MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, 4, and 5.

Principal Financial Group, Inc.’s Annual Meeting will be held on May 19, 2020 virtually via live webcast at www.meetingcenter.io/210150695 at 9:00 a.m Central Daylight Time. To access the virtual meeting, you must have the 15-digit control number that is printed in the circle in the shaded bar located on the reverse side of this form. The password for this meeting is - PFG2020 Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners and shareholders, the Annual Meeting will be held in virtual format only via live webcast. You will not be able to attend the Annual Meeting in-person to vote or to ask questions, but you may do so virtually via live webcast by following the instructions available in our proxy statement and at www.principal.com/annualmeeting. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q By signing this voting instruction card, you hereby authorize Northern Trust Investments, Inc., Portfolio Manager of The Principal Financial Group, Inc. Stock Separate Account, to vote as agent for Principal Life Insurance Company, virtually or by proxy, all shares attributable to units credited to your plan account as of March 25, 2020, the record date, at the 2020 annual meeting of shareholders to be held on May 19, 2020 or at any adjournment or postponement thereof. Indicate how your interests are to be voted by the Portfolio Manager by marking the boxes on the reverse side. If you sign the voting instruction card but give no directions, Northern Trust will vote your interests in accordance with the Board of Directors recommendations. If you do not complete the voting instruction card, Northern Trust will vote your interests in the same proportion as the shares held in the Separate Account as to which Northern Trust has received voting instructions. Instructions must be received by 1 a.m. Central Daylight Time on May 15, 2020 to be included in the tabulation. (Items to be voted appear on reverse side) Principal Financial Group, Inc.

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Online GIof ntoo welwewct.rinovneicstvoortviontge,.com delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2020 Annual Meeting Voting Instruction Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Against Abstain 01 - Jonathan S. Auerbach 02 - Jocelyn Carter-Miller 03 - Scott M. Mills For Against Abstain For Against Abstain 2. Approval of the Amended and Restated Principal Financial Group, Inc. Directors Stock Plan 3. Approval of the Amended and Restated Principal Financial Group, Inc. Employee Stock Purchase Plan 4. Advisory Vote to Approve Executive Compensation 5. Ratification of Appointment of Independent Registered Public Accountants Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 5 7 9 3 6 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 001CSP00CF 038FQC MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, 4, and 5.

Principal Financial Group, Inc.’s Annual Meeting will be held on May 19, 2020 virtually via live webcast at www.meetingcenter.io/210150695 at 9:00 a.m Central Daylight Time. To access the virtual meeting, you must have the 15-digit control number that is printed in the circle in the shaded bar located on the reverse side of this form. The password for this meeting is - PFG2020 Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners and shareholders, the Annual Meeting will be held in virtual format only via live webcast. You will not be able to attend the Annual Meeting in-person to vote or to ask questions, but you may do so virtually via live webcast by following the instructions available in our proxy statement and at www.principal.com/annualmeeting. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q By signing this voting instruction card, you hereby authorize Bankers Trust Company, NA of Des Moines, Iowa, the Trustee for The Principal Select Savings Plan for Employees and The Principal Select Savings Plan for Individual Field (“401(k)”), as holder of plan assets invested in Principal Financial Group, Inc. common stock, to vote virtually or by proxy all shares credited to your account as of March 25, 2020, the record date, at the 2020 annual meeting of shareholders to be held on May 19, 2020 or at any adjournment or postponement thereof. Indicate how the underlying Principal Financial Group, Inc. shares allocated to your plan account are to be voted by the trustee by marking the boxes on the reverse side. If you sign the voting instruction card but give no directions, the trustee will vote your shares for the election of all listed nominees and in accordance with the Board of Directors recommendations on the other matters listed on the reverse side. If you do not complete the voting instruction card, the trustee will vote your shares as the trustee determines in its discretion. Instructions must be received by 1 a.m. Central Daylight Time on May 15, 2020 to be included in the tabulation. (Items to be voted appear on reverse side) Principal Financial Group, Inc.

MMMMMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2020 Annual Meeting Proxy Card q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Against Abstain 01 - Jonathan S. Auerbach 02 - Jocelyn Carter-Miller 03 - Scott M. Mills For Against Abstain For Against Abstain 2. Approval of the Amended and Restated Principal Financial Group, Inc. Directors Stock Plan 3. Approval of the Amended and Restated Principal Financial Group, Inc. Employee Stock Purchase Plan 4. Advisory Vote to Approve Executive Compensation 5. Ratification of Appointment of Independent Registered Public Accountants Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 4 5 7 9 3 6 001CSP00CF 0389AF MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, 4, and 5.

Principal Financial Group, Inc.’s Annual Meeting will be held on May 19, 2020 virtually via live webcast at www.meetingcenter.io/210150695 at 9:00 a.m Central Daylight Time. To access the virtual meeting, you must have the 15-digit control number that is printed in the circle in the shaded bar located on the reverse side of this form. The password for this meeting is - PFG2020 Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners and shareholders, the Annual Meeting will be held in virtual format only via live webcast. You will not be able to attend the Annual Meeting in-person to vote or to ask questions, but you may do so virtually via live webcast by following the instructions available in our proxy statement and at www.principal.com/annualmeeting. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q This proxy is solicited on behalf of the Board of Directors of Principal Financial Group, Inc. for the annual meeting of shareholders to be held virtually via live webcast at 9:00 a.m. Central Daylight Time, May 19, 2020. The shareholder signator(s) on this form hereby appoints Timothy M. Dunbar, Karen E. Shaff and Deanna D. Strable-Soethout, and each of them, proxies with full power of substitution, to vote all shares of Principal Financial Group, Inc. common stock held in the name of the shareholder(s) at the 2020 annual meeting of shareholders and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement, subject to any directions indicated on the reverse side. If no directions are given, the proxies will vote for the election of all listed nominees and in accordance with the Board of Directors recommendations on the other matters listed on the reverse side, and at their discretion, on any other matter that may properly come before the meeting. This proxy will be voted as directed, or if no direction is indicated, will be voted in accordance with the Board of Directors recommendations. Principal Financial Group, Inc.

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 19, 2020 PRINCIPAL FINANCIAL GROUP, INC. Date: May 19, 2020 Time: 9:00 AM CDT You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Envelope # # of # Sequence # 1 OF 2 12 15 0000455481_1 R1.0.1.18 Broadridge Internal Use Only Job # Sequence # See the reverse side of this notice to obtain proxy materials and voting instructions. LOGO Return Address Line 1 Return Address Line 2 Return Address Line 3 51 MERCEDES WAY EDGEWOOD NY 11717 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1234567 1234567 1234567 1234567 1234567 1234567 BROKER HERE Meeting Information Meeting Type: Annual Meeting For holders as of: March 25, 2020 Location: Meeting virtually via live webcast - please visit www.meetingcenter.io/210150695 The password for this meeting is PFG2020 B A R C O D E

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: Have the information that is printed in the box marked by the arrow (located on the by the arrow (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods Only Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form. 0000455481_2 R1.0.1.18 Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Internal Use 1. Notice & Proxy Statement2. Annual Report How to View Online: following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE:1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 05, 2020 to facilitate timely delivery.

The Board of Directors recommends you vote FOR the following proposal(s): 1. Election of Directors Nominees 1.1 Jonathan S. Auerbach 1.2 Jocelyn Carter-Miller 1.3 Scott M. Mills The Board of Directors recommends you vote FOR the following proposal(s): 2. Approval of the Amended and Restated Principal Financial Group, Inc. Directors Stock Plan 3. Approval of the Amended and Restated Principal Financial Group, Inc. Employee Stock Purchase Plan 4. Advisory Vote to Approve Executive Compensation 5. Ratification of Appointment of Independent Registered Public Accountants xxxxxxxxxx Cusip Envelope # # of # Sequence # 0000455481_3 R1.0.1.18 Broadridge Internal Use Only xxxxxxxxxx Job # Sequence # B A R C O D E 23456789012 2 2 2 2 12345678901 12345678901 12345678901 12345678901 12345678901 12345678901 12345678901 12345678901 12345678901 12345678901 Voting items

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. You may attend and vote via the Internet during the Annual Meeting. In order to participate in the virtual Annual Meeting, please contact your bank, broker or other nominee to request a legal proxy no later than 5:00 p.m., Eastern Time, on May 14, 2020. We encourage you to vote your shares in advance. Enve1lo2pe # # 0000455481_4 R1.0.1.18 Broadridge Internal Use Only THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE P99999Jo-0b1#0 Sequ1e5nce # of # S#eqOueFnce ## THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO BANKS AND BROKERS AS REQUIRED BY THE NEW YORK STOCK EXCHANGE Voting Instructions Voting items Continued Reserved for Broadridge Internal Control Information